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                              AMENDED AND RESTATED

                                CREDIT AGREEMENT

                          DATED AS OF October 15, 1996

                                  by and among

                           NU-KOTE INTERNATIONAL, INC.
                                  as Borrower,

                              NU-KOTE HOLDING, INC.
                                  as Guarantor,

                THE LENDERS LISTED ON THE SIGNATURE PAGES HEREOF,
                                   as Lenders,

                               BARCLAYS BANK PLC,
                             as Documentation Agent

                                       and

                           NATIONSBANK OF TEXAS, N.A.
                  as Administrative Agent and Collateral Agent



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

                           NU-KOTE INTERNATIONAL, INC.
                              NU-KOTE HOLDING, INC.

                                CREDIT AGREEMENT
                          Dated as of October 15, 1996

                               TABLE OF CONTENTS
                                                                            PAGE
                                                                            ----
SECTION 1.     DEFINITIONS
     1.1  Certain Defined Terms. . . . . . . . . . . . . . . . . . . . . . .   2
     1.2  Accounting Terms; Utilization of GAAP for Purposes of
          Calculations Under Agreement; Calculations; Computations . . . . .  27
     1.3  Other Definitional Provisions. . . . . . . . . . . . . . . . . . .  27

SECTION 2.     AMOUNTS AND TERMS OF REVOLVING CREDIT COMMITMENTS AND
               REVOLVING CREDIT LOANS
     2.1 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
     2.2  Interest on the Revolving Credit Loans . . . . . . . . . . . . . .  31
     2.3  Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
     2.4  Prepayments and Payments of Revolving Credit Loans; Reductions in
          Revolving Credit Loan Commitments. . . . . . . . . . . . . . . . .  35
     2.5  Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . .  37
     2.6  Special Provisions Governing Eurodollar Rate Loans; Increased
          Costs. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
     2.7  Capital Adequacy Adjustment. . . . . . . . . . . . . . . . . . . .  42
     2.8  Letters of Credit. . . . . . . . . . . . . . . . . . . . . . . . .  43
     2.9  Tax Certificates . . . . . . . . . . . . . . . . . . . . . . . . .  50

SECTION 3.     CONDITIONS TO REVOLVING CREDIT LOANS AND LETTERS OF CREDIT
     3.1  Conditions to Initial Revolving Credit Loans and Letters of
          Credit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
     3.2  Conditions to All Revolving Credit Loans . . . . . . . . . . . . .  55
     3.3  Conditions to Letters of Credit. . . . . . . . . . . . . . . . . .  57

SECTION 4.     REPRESENTATIONS AND WARRANTIES
     4.1  Organization, Powers, Good Standing, Business and Subsidiaries . .  57
     4.2  Authorization of Borrowing, etc. . . . . . . . . . . . . . . . . .  58
     4.3  Financial Condition. . . . . . . . . . . . . . . . . . . . . . . .  59
     4.4  No Material Adverse Change; No Stock Payments. . . . . . . . . . .  59
     4.5  Title to Properties; Liens . . . . . . . . . . . . . . . . . . . .  59
     4.6  Litigation; Adverse Facts. . . . . . . . . . . . . . . . . . . . .  60
     4.7  Payment of Taxes . . . . . . . . . . . . . . . . . . . . . . . . .  60
     4.8  Materially Adverse Agreements; Performance of Agreements . . . . .  61
     4.9  Governmental Regulation. . . . . . . . . . . . . . . . . . . . . .  61

     4.10 Securities Activities. . . . . . . . . . . . . . . . . . . . . . .  61
     4.11 Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . .  61
     4.12 Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
     4.13 Licenses, Permits and Authorizations . . . . . . . . . . . . . . .  63
     4.14 Intangible Property. . . . . . . . . . . . . . . . . . . . . . . .  63
     4.15 Environmental Matters. . . . . . . . . . . . . . . . . . . . . . .  63

SECTION 5.     AFFIRMATIVE COVENANTS
     5.1  Financial Statements and Other Reports . . . . . . . . . . . . . .  65
     5.2  Corporate Existence, etc.. . . . . . . . . . . . . . . . . . . . .  69
     5.3  Payment of Taxes and Claims; Tax Consolidation . . . . . . . . . .  69
     5.4  Maintenance of Properties; Insurance . . . . . . . . . . . . . . .  70
     5.5  Inspection; Lender Meeting . . . . . . . . . . . . . . . . . . . .  70
     5.6  Equal Security for Obligations; No Further Negative Pledges. . . .  70
     5.7  Compliance with Laws, etc. . . . . . . . . . . . . . . . . . . . .  71
     5.8  Environmental Disclosure and Inspection. . . . . . . . . . . . . .  71
     5.9  Hazardous Materials; Remedial Action . . . . . . . . . . . . . . .  72
     5.10 Further Assurances; New Subsidiaries; Intellectual Property. . . .  73
     5.11 Notice of Asset Transfers. . . . . . . . . . . . . . . . . . . . .  75

SECTION 6.     NEGATIVE COVENANTS
     6.1  Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
     6.2  Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
     6.3  Investments. . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
     6.4  Contingent Obligations . . . . . . . . . . . . . . . . . . . . . .  82
     6.5  Restricted Junior Payments . . . . . . . . . . . . . . . . . . . .  83
     6.6  Financial Covenants. . . . . . . . . . . . . . . . . . . . . . . .  85
     6.7  Restriction on Fundamental Changes . . . . . . . . . . . . . . . .  86
     6.8  Sales and Leasebacks . . . . . . . . . . . . . . . . . . . . . . .  90
     6.9  Sale or Discount of Receivables. . . . . . . . . . . . . . . . . .  90
     6.10 Transactions with Shareholders, Affiliates and Subsidiaries. . . .  90
     6.11 Disposal of Subsidiary Stock . . . . . . . . . . . . . . . . . . .  91
     6.12 Conduct of Business. . . . . . . . . . . . . . . . . . . . . . . .  91
     6.13 Restructuring and Affiliate Reorganizations. . . . . . . . . . . .  92

SECTION 7.      GUARANTY OF HOLDING
     7.1  Guaranty by Holding. . . . . . . . . . . . . . . . . . . . . . . .  92
     7.2  Terms of Guaranty. . . . . . . . . . . . . . . . . . . . . . . . .  92

SECTION 8.     EVENTS OF DEFAULT
     8.1  Failure to Make Payments when Due. . . . . . . . . . . . . . . . .  95
     8.2  Default in Other Agreements. . . . . . . . . . . . . . . . . . . .  96
     8.3  Breach of Certain Covenants. . . . . . . . . . . . . . . . . . . .  96
     8.4  Breach of Warranty . . . . . . . . . . . . . . . . . . . . . . . .  96

     8.5    Other Defaults Under Agreement or Loan Documents . . . . . . . .  96
     8.6    Involuntary Bankruptcy; Appointment of Receiver, etc.. . . . . .  97
     8.7    Voluntary Bankruptcy; Appointment of Receiver, etc.. . . . . . .  97
     8.8    Judgments and Attachments. . . . . . . . . . . . . . . . . . . .  98
     8.9    Dissolution. . . . . . . . . . . . . . . . . . . . . . . . . . .  98
     8.10   ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  98
     8.11   Withdrawal Liability Under Multiemployer Plan. . . . . . . . . .  99
     8.12   Invalidity of Guaranties . . . . . . . . . . . . . . . . . . . .  99
     8.13   Change of Control. . . . . . . . . . . . . . . . . . . . . . . .  99
     8.14   Impairment of Collateral . . . . . . . . . . . . . . . . . . . . 100
     8.15   Eurocurrency Credit Agreement. . . . . . . . . . . . . . . . . . 100
     8.16   ERISA Lien . . . . . . . . . . . . . . . . . . . . . . . . . . . 100
     8.17   Breach of Certain Original Credit Agreement Covenants. . . . . . 101

SECTION 9.     AGENT
     9.1    Appointment. . . . . . . . . . . . . . . . . . . . . . . . . . . 102
     9.2    Powers; General Immunity . . . . . . . . . . . . . . . . . . . . 102
     9.3    Representations and Warranties; No Responsibility For Appraisal
            of Creditworthiness. . . . . . . . . . . . . . . . . . . . . . . 104
     9.4    Right to Indemnity . . . . . . . . . . . . . . . . . . . . . . . 104
     9.5    Registered Persons Treated as Owner. . . . . . . . . . . . . . . 104
     9.6    Collateral Documents; Appointment of Collateral Agent; Successor
            Collateral Agent . . . . . . . . . . . . . . . . . . . . . . . . 105
     9.7    Successor Agents . . . . . . . . . . . . . . . . . . . . . . . . 105

SECTION 10.    MISCELLANEOUS
     10.1   Representation of Lenders. . . . . . . . . . . . . . . . . . . . 106
     10.2   Assignments and Participations in Revolving Credit Loans; Letters
            of Credit. . . . . . . . . . . . . . . . . . . . . . . . . . . . 106
     10.3   Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . 108
     10.4   Indemnity. . . . . . . . . . . . . . . . . . . . . . . . . . . . 109
     10.5   Set Off. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 109
     10.6   Ratable Sharing. . . . . . . . . . . . . . . . . . . . . . . . . 110
     10.7   Amendments and Waivers . . . . . . . . . . . . . . . . . . . . . 110
     10.8   Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 111
     10.9   Survival of Warranties and Certain Agreements. . . . . . . . . . 111
     10.10  Failure or Indulgence Not Waiver; Remedies Cumulative. . . . . . 112
     10.11  Severability . . . . . . . . . . . . . . . . . . . . . . . . . . 112
     10.12  Obligations Several; Independent Nature of Lenders' Rights . . . 112
     10.13  Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . 112
     10.14  Applicable Law . . . . . . . . . . . . . . . . . . . . . . . . . 113
     10.15  Successors and Assigns . . . . . . . . . . . . . . . . . . . . . 113
     10.16  Consent to Jurisdiction and Service of Process; Waiver of
            Jury Trial . . . . . . . . . . . . . . . . . . . . . . . . . . . 113
     10.17  Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . . 114

     10.18     Interest and Charges. . . . . . . . . . . . . . . . . . . . . 114
     10.20     Counterparts; Effectiveness . . . . . . . . . . . . . . . . . 115

                                     EXHIBITS


IA   FORM OF NOTICE OF BORROWING
IB   FORM OF NOTICE OF ISSUANCE OF LETTER OF CREDIT
II   FORM OF NOTICE OF CONVERSION/CONTINUATION
III  FORM OF OPINIONS OF COMPANY'S COUNSEL
IV   FORM OF OPINION OF DONOHOE, JAMESON & CARROLL, P.C.
V    FORM OF CONFIDENTIALITY AGREEMENT
VI   FORM OF COMPLIANCE CERTIFICATE
VII  FORM OF ASSIGNMENT AGREEMENT
VIII FORM OF REVOLVING CREDIT NOTE
IX   FORM OF ACKNOWLEDGEMENT

                                    SCHEDULES


1.1    LENDER'S ORIGINAL REVOLVING CREDIT COMMITMENTS AND PRO RATA SHARES

4.1-D  SUBSIDIARIES

4.5    LEASED LOCATIONS

4.6    EXISTING LITIGATION

4.14   TRADEMARKS AND TRADE NAMES

                           NU-KOTE INTERNATIONAL, INC.
                              NU-KOTE HOLDING, INC.

                      AMENDED AND RESTATED CREDIT AGREEMENT


     This AMENDED AND RESTATED CREDIT AGREEMENT is dated as of October 15, 1996, and entered into by and among NU-KOTE HOLDING, INC., a Delaware corporation ("Holding"), NU-KOTE INTERNATIONAL, INC., a Delaware corporation ("Company"), THE LENDERS LISTED ON THE SIGNATURE PAGES HEREOF (together with each financial institution that may become a party to this Credit Agreement as a Lender as herein provided, referred to herein individually as a "Lender" and collectively as "Lenders"), BARCLAYS BANK PLC, in its capacity as documentation agent ("Documentation Agent"), and NATIONSBANK OF TEXAS, N.A., as administrative agent for Lenders (hereinafter, in such capacity, together with any successors thereto in such capacity, referred to as "Agent"), and as collateral agent for Lenders.


                                 R E C I T A L S

     WHEREAS, Holding, Company, Lenders, Documentation Agent and Agent are parties to that certain Credit Agreement, dated as of February 24, 1995, as amended by that certain First Amendment to Credit Agreement, dated as of June 21, 1995, and Second Amendment to Credit Agreement, dated as of February 5, 1996 (said Credit Agreement, as so amended or modified to the date hereof, the "Original Credit Agreement");

     WHEREAS, Holding, Company, Lenders, Collateral Agent, Documentation Agent and Agent have agreed to restructure, increase, extend, and renew the indebtedness under the Original Credit Agreement to provide for one revolving line of credit in the aggregate amount of $150,000,000;


                                A G R E E M E N T

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Holding, Company, Lenders, Agent, Documentation Agent and Collateral Agent agree that (i) all obligations under the Original Credit Agreement, as modified herein, shall, after the Closing Date, be evidenced by the Notes (as defined herein), this Agreement and the other Domestic Loan Documents, and shall be secured by, among other things, the Collateral as granted pursuant to the Collateral Documents (as defined herein) and (ii) the Original Credit Agreement shall be amended and restated in its entirety as follows:

SECTION 1.     DEFINITIONS

     1.1  Certain Defined Terms

     The following terms used in this Agreement shall have the following meanings:

     "ACKNOWLEDGEMENT" to be executed and delivered by Holding, Company and each Material Domestic Subsidiary on the Closing Date, substantially in the form annexed hereto as EXHIBIT IX, as such may be amended, amended and restated, supplemented or otherwise modified from time to time.

     "ACQUISITION DEBT" means (i) Indebtedness assumed in connection with any Permitted Acquisition, provided such Indebtedness was not created in anticipation of any such Permitted Acquisition, and (ii) Indebtedness retained as consideration by the applicable selling Person or Persons of any assets or stock pursuant to a Permitted Acquisition.

     "ACQUISITION VALUE" means, with respect to an acquisition of stock or assets pursuant to subsection 6.7B(ii), the aggregate amount of (i) the purchase price paid for such stock or assets (excluding (x) the amount, if any, of any liabilities of any Person being acquired or any liabilities assumed by Holding, Company or any Subsidiary thereof in connection with such acquisition and
(y) the amount or value of any stock of Holding, Company or any Subsidiary thereof, or the cash proceeds from the issuance of any such stock, paid as consideration for such acquisition), PLUS (ii) all legal and accounting fees and expenses payable by Company or such Subsidiary in connection with such acquisition as estimated in good faith by Company at the time Company or such Subsidiary enters into a binding contractual commitment in respect of such acquisition. Such good faith estimates shall be conclusive, and no Potential Event of Default or Event of Default shall occur as a result of exceeding such estimates; PROVIDED, however, that for other purposes of calculating the amounts in subsection 6.7B, the actual amounts of such fees and expenses shall be used.

     "ADJUSTED EURODOLLAR RATE" means, for any Interest Rate Determination Date, the rate (rounded upward to the next highest one-hundredth of one percent) obtained by dividing (i) the Eurodollar Rate for that date by (ii) a percentage equal to 100% minus the stated maximum rate of all reserves required to be maintained against "Eurocurrency liabilities" as specified in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Loans is determined or any category of extensions of credit or other assets that includes loans by a non-United States office of a Lender to United States residents).

     "AFFECTED LENDER" means any Lender affected by any of the events described in subsections 2.6B or 2.6C.

     "AFFILIATE", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

     "AFTER TAX CASH FLOW" means, for any period, an amount equal to the sum (without duplication) of (a) Consolidated Net Income, (b) to the extent Consolidated Net Income has been reduced thereby, amortization expense, depreciation expense, deferred taxes and other non-cash expenses, (c) losses on Asset Sales, (d) extraordinary losses (excluding extraordinary items relating to environmental and ERISA matters) and (e) other non-cash items reducing Consolidated Net Income (excluding write-offs of Inventory and accounts receivable) less the sum (without duplication) of (x) gains on Asset Sales,
(y) extraordinary gains (excluding extraordinary items relating to environmental and ERISA matters) and (z) other non-cash items increasing Consolidated Net Income, all as determined on a consolidated basis for Holding and its Subsidiaries in conformity with GAAP (PROVIDED, HOWEVER, the effect on such component amounts of Discontinued Operations shall be excluded from such calculation).

     "AGENT" has the meaning assigned to that term in the introductory paragraph to this Agreement.

     "AGGREGATE AMOUNTS DUE" has the meaning assigned to that term in subsection 10.6.

     "AGREEMENT" means this Credit Agreement as it may be amended, amended and restated, supplemented or otherwise modified from time to time.

     "APPLICABLE LAW" means (a) in respect of any Person, all provisions of constitutions, statutes, rules, regulations and orders of governmental bodies or regulatory agencies applicable to such Person and its properties, including, without limiting the foregoing, all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party, and (b) in respect of contracts relating to interest or finance charges that are made or performed in the State of Texas, "Applicable Law" shall mean the laws of the United States of America, including without limitation 12 USC Sections 85 and 86, as amended from time to time, and any other statute of the United States of America now or at any time hereafter prescribing the maximum rates of interest on loans and extensions of credit, and the laws of the State of Texas, including, without limitation, Article 5069-1.04, Title 79, Revised Civil Statutes of Texas, 1925, as amended ("Art. 1.04"), and any other statute of the State of Texas now or at any time hereafter prescribing maximum rates of interest on loans and extensions of credit; provided that the parties hereto agree that the provisions of Chapter 15, Title 79, Revised Civil Statutes of Texas, 1925, as amended, shall not apply to Revolving Credit Loans, this Agreement, or any other Loan Documents.

     "APPLICABLE MARGIN" means 0.625% per annum; PROVIDED, HOWEVER, the Applicable Margin shall be adjusted to be the margin set out below opposite the applicable ratio on each Adjustment Date, in each case based upon the Interest Coverage Ratio (as of the last day of the most recent preceding fiscal quarter for which financial statements have been delivered as provided below (calculated for the period comprised of four fiscal quarters ending on such date)):

        Interest Coverage Ratio                  Applicable Margin
        -----------------------                  -----------------
Greater than or equal to 6.5 to 1                      0.625%
Greater than or equal to 5.0 to 1, but
  less than 6.5 to 1                                   0.875%
Greater than or equal to 4.0 to 1, but
     less than 5.0 to 1                                1.000%
Less than 4.0 to 1                                     1.125%

For purposes of determining the Applicable Margin, "ADJUSTMENT DATE" means the date of receipt by Agent of the financial statements and certificate described in subsections 5.1(i) or 5.1(ii) and 5.1(iii) with respect to such fiscal quarter (commencing with the date of receipt of Company's financial statements as at and for the period ending on September 27, 1996, pursuant to subsection 5.1(i) and the related certificate pursuant to subsection 5.1(iii)). Notwithstanding the foregoing, at any time Company has failed to deliver such financial statements or certificate in accordance with such provisions, the Applicable Margin shall be 1.125% per annum until such time as Company shall deliver such financial statements or certificate.

     "ASSET SALE" means the sale, lease, assignment, exchange, disposition or other transfer for value by Holding, Company or any Subsidiary (including, without limitation, any sale/leaseback) to any Person other than Holding, Company or any Subsidiary thereof of (i) any of the stock of any of Holding's Subsidiaries which are not Material Subsidiaries, (ii) all or substantially all of the assets of any division or line of business of Holding, Company or any Subsidiary, or (iii) any other assets or rights, or related group of assets or rights, of Holding, Company or any Subsidiary.

     "ASSET TRANSFER" means (i) the transfer of property or assets of Company or any of its Subsidiaries from one state, jurisdiction or country to another state, jurisdiction or country or (ii) the sale, lease, assignment, exchange, disposition or other transfer for value or otherwise (including by way of dividend or distribution on its capital stock) by Holding, Company or any Subsidiary (including, without limitation, any sale/leaseback) to Holding, Company or any Subsidiary of (a) all or substantially all of the assets of any division or line of business of Holding, Company or any Subsidiary or (b) any other assets or rights, or related group of assets or rights, of Holding, Company or any Subsidiary.

     "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy" from time to time in effect, or any successor statute.

     "BARCLAYS" has the meaning assigned to that term in the Recitals to this Agreement.

     "BASE RATE" means the greater of: (i) the rate that NationsBank announces from time to time as its prime lending rate (which rate may not necessarily be the lowest or best rate actually charged to any customer), as in effect from time to time, or (ii) the rate publicly announced from time to time as the Federal Funds Rate, as in effect from time to time, PLUS .50% per annum.

     "BASE RATE LOANS" means Revolving Credit Loans made by Lenders bearing interest at rates determined by reference to the Base Rate as provided in subsection 2.2A.

     "BUSINESS DAY" means (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which either is a legal holiday under the laws of either the State of Texas or the State of New York or is a day on which banking institutions located in either state are authorized or required by law or other governmental action to close, and
(ii) with respect to all notices, determinations, fundings and payments in connection with the Eurodollar Rate, any day that is a Business Day described in clause (i) and that is also a day for trading by and between banks in Dollar deposits in the applicable interbank Eurodollar market.

     "CAPITAL LEASE", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

     "CASH EQUIVALENTS" means (i) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (ii) certificates of deposit, eurodollar time deposits, overnight bank deposits and bankers acceptances, each with maturities of one year or less from the date of the acquisition thereof, of any Lender identified on SCHEDULE 1.1 or any other commercial bank having capital and surplus in excess of $500,000,000 ("QUALIFYING BANKS"),
(iii) commercial paper of the Qualifying Banks or any of their Affiliates or of a domestic issuer rated at least A-1 by Standard & Poor's Ratings Group, a Division of Mc-Graw Hill, Inc., a New York corporation, or any successor thereto ("S&P"), or at least P-1 by Moody's Investors Service, Inc., or any successor thereto ("MOODY'S"); PROVIDED, that if such commercial paper is rated by both S&P and Moody's, such ratings shall be at least A-1 and P-1, respectively and
(iv) with respect to investments by a Eurocurrency Borrower, (a) securities issued or fully guaranteed or insured by the government of the United Kingdom, Switzerland, Scotland or Germany or any agency thereof or any of those exempted persons referred to in paragraphs 2, 5, 6, 8, 12 and 13 of Schedule 2 to the Banking Act 1987, (b) certificates of deposit, sterling time deposits, overnight bank deposits and bankers acceptances, each with maturities of one year or less from the date of the acquisition thereof, of any Lender identified on
SCHEDULE 1.1 or any Qualifying Bank (but using the equivalent of $500,000,000 in the case of a bank whose capital is not denominated in Dollars), (c) commercial paper of the Qualifying Banks or any of their Affiliates or of a United Kingdom, Switzerland, Scotland or Germany issuer rated at least A-1 by S&P or at least P-1 by Moody's, subject to the proviso referred to in (iii) above or a comparable rating of a foreign rating agency and (d) investments of the type described in clauses (i) through (iii) above.

     "CERTIFICATE OF EXEMPTION" has the meaning assigned to that term in subsection 2.9.

     "CLOSING DATE" means the date on or before October 15, 1996 on which the initial Revolving Credit Loans are made and the conditions to initial Revolving Credit Loans are satisfied.

     "COLLATERAL" means all property made subject to a Lien pursuant to the Collateral Documents and/or the Eurocurrency Security Documents.

     "COLLATERAL AGENT" means NationsBank, in its capacity as collateral agent under subsection 9.6 and the Collateral Documents, or any successor thereto appointed in accordance with Section 9.6 hereof.

     "COLLATERAL DOCUMENTS" means the Company Security Documents, the Holding Security Documents, the Subsidiary Security Documents, the Acknowledgement and all other instruments or documents heretofore, now or hereafter granting Liens on property of Holding, Company or any Material Domestic Subsidiary to Collateral Agent, for the benefit of Agent and Lenders and for the benefit of the Eurocurrency Administrative Agent and the Eurocurrency Lenders.

     "COMMITMENT FEE" has the meaning assigned to that term in subsection 2.3A.

     "COMMITMENT FEE PERCENTAGE" means initially 0.250% per annum, and, thereafter, on any date, the applicable percentage set forth below based upon the Interest Coverage Ratio (as of the last day of the most recent preceding fiscal quarter for which financial statements have been delivered as provided below (calculated for the period comprised of four consecutive fiscal quarters ending on such date)):

     Interest Coverage Ratio                Commitment Fee Percentage
     -----------------------                -------------------------

Greater than or equal to 5 to 1                       0.250%
Less than 5 to 1                                      0.375%

Each change in the Commitment Fee Percentage resulting from a change in the Interest Coverage Ratio as of the end of any fiscal quarter shall be effective as of the date of receipt by Agent of the financial statements and certificate described in subsections 5.1(i) or 5.1(ii) and 5.1(iii) with respect to such fiscal quarter (commencing with the date of receipt of Company's financial statements as at and for the period ending on September 27, 1996, pursuant to subsection 5.1(i) and the related certificate pursuant to subsection 5.1(iii)). Notwithstanding the foregoing, at any time Company has failed to deliver such financial statements or such certificate in accordance with such provisions, the Interest Coverage Ratio shall be deemed to be less than 5 to 1 until such time as Company shall deliver such financial statements or certificate.

     "COMPANY" has the meaning assigned to that term in the introductory paragraph to this Agreement.

     "COMPANY PATENT SECURITY AGREEMENT" means the Patent Security Agreement executed and delivered by Company as of February 24, 1995, substantially in the form annexed to the Original Credit Agreement as EXHIBIT XI thereto, as such agreement may be amended, amended and restated, supplemented or otherwise modified from time to time.

     "COMPANY PLEDGE AGREEMENT" means, collectively, the Pledge Agreement executed and delivered by Company as of February 24, 1995, substantially in the form annexed to the Original Credit Agreement as EXHIBIT IXB thereto, as such agreement may be amended, amended and restated, supplemented or otherwise modified from time to time, and such other pledge agreements executed and delivered by Company as of February 24, 1995 with respect to the capital stock of any Foreign Subsidiary, as such agreements may be amended, amended and restated, supplemented or otherwise modified from time to time.

     "COMPANY SECURITY AGREEMENT" means the Security Agreement executed and delivered by Company as of February 24, 1995, substantially in the form annexed to the Original Credit Agreement as EXHIBIT VII thereto, as such agreement may be amended, amended and restated, supplemented or otherwise modified from time to time.

     "COMPANY SECURITY DOCUMENTS" means all of the Company Security Agreement, the Company Pledge Agreement, the Company Trademark Pledge and the Company Patent Security Agreement.

     "COMPANY TRADEMARK PLEDGE" means the Trademark Security Agreement executed and delivered by Company as of February 24, 1995, substantially in the form annexed to the Original Credit Agreement as EXHIBIT VIII thereto, as such agreement may be amended, amended and restated, supplemented or otherwise modified from time to time.

     "COMPLIANCE CERTIFICATE" means a certificate substantially in the form annexed hereto as EXHIBIT VI delivered to Lenders by Holding and Company pursuant to subsection 5.1(iii).

     "CONSOLIDATED EBITDA" means, for any period, the sum (without duplication) of (i) Consolidated Net Income, (ii) provisions for taxes based on income,
(iii) Consolidated Interest Expense, (iv) to the extent Consolidated Net Income has been reduced thereby, amortization expense, depreciation expense and other non-cash expenses, (v) losses on Asset Sales, (vi) extraordinary losses (excluding extraordinary items relating to environmental matters and ERISA matters), and (vii) other non-cash items reducing Consolidated Net Income (excluding write-offs of Inventory and accounts receivable) LESS the sum (without duplication) of (w) gains on Asset Sales, (x) Consolidated Interest Income, (y) extraordinary gains (excluding extraordinary items relating to environmental and ERISA matters) and (z) other non-cash items increasing Consolidated Net Income, all as determined on a consolidated basis for Holding and its Subsidiaries in conformity with GAAP; PROVIDED, HOWEVER, the effect on such component amounts of Discontinued Operations shall be excluded from such calculation.

     "CONSOLIDATED GAAP CAPITAL EXPENDITURES" means, for any period, the sum of all expenditures (whether paid in cash or accrued as liabilities) by Holding, Company and its Material Subsidiaries during that period that are for items that would be classified as "property, plant and equipment" or comparable items on the consolidated balance sheet of Holding and its Subsidiaries in conformity with GAAP.

     "CONSOLIDATED INTEREST EXPENSE" means, for any period, total interest expense, whether paid or accrued as liabilities (including the interest component of Capital Leases), with respect to all outstanding Indebtedness of Holding and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including, without limitation, all commissions, discounts and other fees and charges owed with respect to any financing or letters of credit and net costs under interest rate agreements and foreign currency protection agreements to the extent that such costs are included within interest expense under GAAP.

     "CONSOLIDATED INTEREST INCOME" means, for any period, total interest income earned by Holding and its Subsidiaries on cash or Cash Equivalents for such period.

     "CONSOLIDATED NET INCOME" means, for any period, the net income (or loss) of Holding and its Subsidiaries, after provisions for taxes and extraordinary items, on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; PROVIDED that there shall be excluded therefrom, the income (or loss) of any Person that becomes a Subsidiary of Holding or is merged into or consolidated with Holding or any of its Subsidiaries the assets of which are acquired by Holding or any of its Subsidiaries, to the extent such income (or loss) accrued prior to the date of such merger, consolidation or acquisition.

     "CONSOLIDATED NET WORTH" means, as at any date of determination, the excess of Consolidated Total Assets over Consolidated Total Liabilities, PLUS or MINUS any foreign currency translation adjustments, of Holding and its Subsidiaries on a consolidated basis in conformity with GAAP.

     "CONSOLIDATED TOTAL ASSETS" means, as of any date of determination, all property, whether real, personal, tangible, intangible or otherwise, which in accordance with GAAP would be included in determining total assets as shown on the assets portion of a consolidated balance sheet of Holding and its Subsidiaries.

     "CONSOLIDATED TOTAL DEBT" means, as of any date of determination, the sum, without duplication, of (i) total long-term debt PLUS (ii) long-term Capital Leases PLUS (iii) current portion of long-term debt and current portion of Capital Leases PLUS (iv) notes payable, of Holding and its Subsidiaries on a consolidated basis whether or not included on its consolidated balance sheet; PROVIDED, HOWEVER, that the effect on such component amounts of Discontinued Operations shall be excluded from such calculation.

     "CONSOLIDATED TOTAL LIABILITIES" means, as of any date of determination, the total liabilities which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a consolidated balance sheet of Holding and its Subsidiaries.

     "CONTINGENT OBLIGATION", as applied to any Person, means, without duplication, any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof or (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings. Contingent Obligations shall include, without limitation, (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) any interest rate or currency agreement and (c) any liability of such Person for the obligations of another through any agreement (contingent or otherwise) (x) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), (y) to maintain the solvency or any balance sheet item, level of income or financial condition of another, or (z) to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, if in the case of any agreement described under subclauses (x) or (y) of this sentence the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation to the extent so guaranteed or otherwise supported.

     "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any material security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any material amount of its properties is bound or to which it or any material amount of its properties is subject.

     "DISCONTINUED OPERATIONS" means the discontinued operations consisting of Interfas Holding S.A., a corporation organized under the laws of France and a Subsidiary of Holding, Interfas S.A., a corporation organized under the laws of France and a Subsidiary of Holding, Nu-kote Canada, Inc., a corporation organized under the laws of Canada and a Subsidiary of Holding, Nu-kote Canada Holding, Inc., a corporation organized under the laws of Canada and a Subsidiary of Holding, N-K Interface Limited, a corporation organized under the laws of England and a Subsidiary of Holding, Nu-kote Quality Imaging GmbH, a corporation organized under the laws of Germany and a Subsidiary of Holding, and Nu-Kote Italia s.r.l., a corporation organized under the laws of Italy and a Subsidiary of Holding.

     "DOCUMENTARY LETTERS OF CREDIT" means a commercial documentary Letter of Credit under which Issuing Lender agrees to make payments for the account of Company, on behalf of the Company or any Material Domestic Subsidiary, in respect of the obligation of Company or any Material Domestic Subsidiary in connection with the purchase of goods or services in the ordinary course of business.

     "DOCUMENTATION AGENT" has the meaning assigned to that term in the introductory paragraph to this Agreement.

     "DOLLAR EQUIVALENT" shall mean, with respect to an amount of any foreign currency on any date, the amount of Dollars that may be purchased with such amount of such foreign currency at the spot exchange rate with respect to such foreign currency on such date.

     "DOLLARS" and the sign "$" means the lawful money of the United States of America.

     "DOMESTIC LOAN DOCUMENTS" means this Agreement (including the Holding Guaranty set forth herein), the Notes, the Letters of Credit, any Interest Hedge Agreements entered into with any Lender, the Fee Letter, and the Collateral Documents.

     "DOMESTIC SUBSIDIARY" means a Subsidiary of Holding organized under the laws of any state within the United States of America or the District of Columbia.

     "EMPLOYEE BENEFIT PLAN" means any Pension Plan, any employee welfare benefit plan or any other employee benefit plan which is described in
Section 3(3) of ERISA and which is maintained, or contributed to, by Company or any ERISA Affiliate of Company for employees of Company and any ERISA Affiliate of Company.

     "ENVIRONMENTAL CLAIM" means any written accusation, allegation, notice of violation, claim, demand, abatement, compliance or other order or direction (conditional or otherwise) by any governmental authority or any Person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions, resulting from or based upon (i) the existence, or the continuation of the existence, of a Release (whether sudden or non-sudden or accidental or non-accidental), of, or exposure to, any Hazardous Material, in, into or onto the environment at, in, by, from or related to any Facility,
(ii) the transportation, storage, treatment or disposal of Hazardous Materials in connection with the operation of any Facility, or (iii) the violation, or alleged violation, of any statutes, ordinances, orders, rules, regulations, permits or licenses of or from any governmental authority, agency or court relating to Hazardous Materials with respect to the Facilities.

     "ENVIRONMENTAL LAWS" means all domestic and foreign laws relating to fines, orders, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the Release or threatened Release of Hazardous Materials and to the generation, storage, transportation, or disposal of Hazardous Materials, in any manner applicable to Holding or any of its Subsidiaries or any of their respective Facilities, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 ET SEQ.), the Hazardous Material Transportation Act (49 U.S.C. Section 1801 ET SEQ.), the Resource
Conservation and Recovery Act (42 U.S.C. Section 6901 ET SEQ.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 ET SEQ.), the Clean Air
Act (42 U.S.C. Section 7401 ET SEQ.), the Toxic Substances Control Act (15 U.S.C. Section 2601 ET SEQ.), the Occupational Safety and Health Act (29
U.S.C. Section 651 ET SEQ.) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. Section 11001 ET SEQ.), each as amended or supplemented, and any analogous future or present local, state and federal statutes and regulations promulgated pursuant thereto, each as in effect as of the date of determination.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute.

     "ERISA AFFILIATE", as applied to any Person, means any trade or business (whether or not incorporated) that is a member of a group of which that Person is a member and that is under common control with that Person within the meaning of the regulations promulgated under Sections 414(b) and (c) of the Internal Revenue Code.

     "EUROCURRENCY ADMINISTRATIVE AGENT" means Barclays Bank PLC in its capacity as agent under the Eurocurrency Credit Agreements; PROVIDED that "Eurocurrency Administrative Agent" shall also include any successor of Eurocurrency Administrative Agent pursuant to the Eurocurrency Credit Agreements.

     "EUROCURRENCY BORROWER" means each of Produktions, Pelikan Scotland, Pelikan Hardcopy, and any other Foreign Subsidiary that is a borrower under any Eurocurrency Credit Agreement.

     "EUROCURRENCY COLLATERAL AGENT" means NationsBank of Texas, N.A. in its capacity as collateral agent under the Eurocurrency Credit Agreements, and any successor thereto.

     "EUROCURRENCY CREDIT AGREEMENTS" means, collectively, the Swiss Facility Agreement and the U.K. Facility Agreement, as each may have been or may be amended, amended and restated, supplemented or otherwise modified from time to time.

     "EUROCURRENCY DOCUMENTATION AGENT" means NationsBank of Texas, N.A., in its capacity as documentation agent under the Eurocurrency Credit Agreements, and any successor thereto.

     "EUROCURRENCY GUARANTIES" means the "Nu-Kote Guarantees" as defined in the Eurocurrency Credit Agreements.

     "EUROCURRENCY GUARANTY OBLIGATIONS" means all obligations of Holding, Company and the Material Domestic Subsidiaries under the Eurocurrency Guaranties.

     "EUROCURRENCY LENDER" means any lender under any Eurocurrency Credit Agreement.

     "EUROCURRENCY LOAN" means one or more of the Advances (as defined below) made under any Eurocurrency Credit Agreement. For purposes of this definition, the term "Advance" shall have the meaning ascribed thereto in each such Eurocurrency Credit Agreement.

     "EUROCURRENCY LOAN DOCUMENTS" means the Eurocurrency Credit Agreements, the Eurocurrency Security Documents, any Interest Hedge Agreements entered into with any Eurocurrency Lender, and the Eurocurrency Guaranties.

     "EUROCURRENCY SECURITY DOCUMENTS" means the "Security Documents" as defined in the Eurocurrency Credit Agreements.

     "EURODOLLAR RATE" means, for any Interest Rate Determination Date, the offered quotation, if any, to first class banks in the Eurodollar market by NationsBank for Dollar deposits of amounts in immediately available funds comparable to the principal amount of the Eurodollar Rate Loans for which the Eurodollar Rate is being determined with maturities comparable to the Interest Period for which such Eurodollar Rate will apply as of approximately 9:00 A.M. (Dallas time) two Business Days prior to the commencement of such Interest Period.

     "EURODOLLAR RATE LOANS" means Revolving Credit Loans bearing interest at rates determined by reference to the Eurodollar Rate as provided in subsection 2.2A.

     "EVENT OF DEFAULT" means each of the events set forth in Section 8.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

     "EXCLUDED TAXES" means all taxes imposed on or by reference to the net income or profit of any Lender or its applicable lending offices and all franchise taxes, taxes on doing business or taxes measured by capital or net worth imposed on any Lender or its applicable lending office, in each case, imposed:

          (i) by the jurisdiction in which the applicable lending office or other branch of such Lender is located or in which such Lender is organized or has its principal or registered office;

          (ii) by reason of any connection between the jurisdiction imposing such tax and such Lender other than a connection arising solely from this Agreement or any transaction contemplated hereby;

          (iii) by the United States of America or any political subdivision thereof or therein including without limitation, branch profits taxes imposed by the United States or similar taxes imposed by any subdivision thereof; or

          (iv) by reason of the failure of any Lender to provide accurate documentation required to be provided by such Lender pursuant to subsection 2.9 hereof.

     "EXECUTIVE OFFICER" of any Person means any Chairman of the Board, President, Chief Financial Officer, Executive Vice President, Senior Vice President-Finance, Corporate Controller, Treasurer or General Counsel of such Person.

     "EXISTING LETTERS OF CREDIT" means any Letter of Credit existing on the Closing Date which was an outstanding Letter of Credit under the Original Credit Agreement.

     "EXISTING SELLER NOTES" means (i) the 10% Subordinated Promissory Note due February 24, 1997 in the original principal amount of $665,000, dated
February 24, 1992, issued by Company in favor of Robert W. Blair and (ii) the 10% Subordinated Promissory Note due February 24, 1997 in the original principal amount of $285,000, dated February 24, 1992, issued by Company in favor of John W. Ridenour.

     "FACILITIES" means any and all real property (including all buildings, fixtures or other improvements located thereon) owned, leased or operated by Holding, Company or any Material Subsidiary.

     "FEDERAL FUNDS RATE" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of Dallas, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

     "FEE LETTER" means that certain Structure and Arrangement Fee Letter dated as of October 11, 1996, among the Company, NationsBank and NationsBanc Capital Markets, Inc.

     "FISCAL YEAR" means the fiscal year of Holding and its Subsidiaries.

     "FIXED CHARGES" means, for any period, an amount equal to the sum of
(i) total scheduled principal payments (including principal component of Capital Leases but excluding that certain $2,500,000 Term Loan (as defined in the Original Credit Agreement) principal payment made on August 24, 1996) with respect to all outstanding Indebtedness of Holding and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP,
(ii) Consolidated GAAP Capital Expenditures incurred for such period and
(iii) all Restricted Junior Payments paid during such period.

     "FOREIGN LENDER" shall have the meaning assigned that term in subsection 2.9.

     "FOREIGN SUBSIDIARY" means a Subsidiary of Holding that is not organized under the laws of any state within the United States of America or the District of Columbia.

     "FUNDING DATE" means the date of the funding of a Revolving Credit Loan.

     "FUTURE GRAPHICS" means Future Graphics, Inc., a California corporation and a wholly-owned Subsidiary of Company.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncement of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination. For purposes of certain calculations, GAAP shall be modified by the requirements set forth in subsection 1.2.

     "GERMAN ASSET TRANSFER" means any Asset Transfer involving fixtures, machinery and equipment in which such assets are located in Germany immediately before the Asset Transfer and are located in Switzerland or in the United Kingdom immediately after the Asset Transfer.

     "GOVERNMENT ACTS" has the meaning assigned thereto in subsection 2.8H.

     "GREIF" means Greif-Werke GmbH, a German limited liability company and wholly-owned Subsidiary of Company.

     "HARDCOPY DEUTSCHLAND" means Pelikan Hardcopy Deutschland GmbH, a German limited liability company and wholly-owned Subsidiary of Greif.

     "HAZARDOUS MATERIALS" means (i) any oil, petroleum or petroleum derived substance, any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, any flammable substances or explosives, any radioactive materials, any hazardous wastes or substances, any toxic wastes or substances or any other pollutants, which cause any Facility to be in violation of any Environmental Laws, (ii) asbestos in any form which is or could become friable, urea formaldehyde foam insulation, or any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million; and (iii) any chemical, material or substance defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "restricted hazardous waste", or "toxic substances" or words of similar import under any applicable local, state or federal law or under the regulations adopted or publications promulgated pursuant thereto, including, without limitation, the statutes referenced in the definition of "Environmental Laws."

     "HIGHEST LAWFUL RATE" means at the particular time in question the maximum rate of interest which, under Applicable Law, the Lenders are then permitted to charge on the Obligations. If the maximum rate of interest which, under Applicable Law, Lenders are permitted to charge on the Obligations shall change after the date hereof, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each change in the Highest Lawful Rate without notice to Company. For purposes of determining the Highest Lawful Rate under the Applicable Law of the State of Texas, the applicable rate ceiling shall be
(a) the indicated rate ceiling described in and computed in accordance with the provisions of Section (a)(1) of Art. 1.04, or (b) if the parties subsequently contract as allowed by Applicable Law, the quarterly ceiling or the annualized ceiling computed pursuant to Section (d) of Art. 1.04;
provided, however, that at any time the indicated rate ceiling, the quarterly ceiling or the annualized ceiling shall be less than 18% per annum or more than 24% per annum, the provisions of Sections (b)(1) and (2) of said Art.
1.04 shall control for purposes of such determination, as applicable.

     "HOLDING" has the meaning assigned to that term in the introductory paragraph to this Agreement.

     "HOLDING COMMON STOCK" means the common stock and non-voting common stock of Holding, par value $.01 per share.

     "HOLDING GUARANTY" means the guaranty of Holding set forth in Section 7.

     "HOLDING PATENT SECURITY AGREEMENT" means the Patent Security Agreement executed and delivered by Holding as of February 24, 1995, substantially in the form annexed to the Original Credit Agreement as EXHIBIT XI thereto, as such agreement may be amended, amended and restated, supplemented or otherwise modified from time to time.

     "HOLDING PLEDGE AGREEMENT" means the Pledge Agreement executed and delivered by Holding as of February 24, 1995, substantially in the form annexed as EXHIBIT IXA thereto, as such agreement may be amended, amended and restated, supplemented or otherwise modified from time to time.

     "HOLDING SECURITY AGREEMENT" means the Security Agreement executed and delivered by Holding as of February 24, 1995, substantially in the form annexed as EXHIBIT XVII thereto, as such agreement may be amended, amended and restated, supplemented or otherwise modified from time to time.

     "HOLDING SECURITY DOCUMENTS" means all of the Holding Guaranty, the Holding Patent Security Agreement, the Holding Pledge Agreement, the Holding Security Agreement and the Holding Trademark Pledge.

     "HOLDING TRADEMARK PLEDGE" means the Trademark Security Agreement executed and delivered by Holding as of February 24, 1995, substantially in the form annexed as EXHIBIT VIII thereto, as such agreement may be amended, amended and restated, supplemented or otherwise modified from time to time.

     "ICMI" means International Communication Materials, Inc., a Pennsylvania corporation and a wholly-owned Subsidiary of Company.

     "INDEBTEDNESS", as applied to any Person, means, without duplication,
(i) all indebtedness for borrowed money whether or not evidenced by a promissory note, draft or similar instrument, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit, (iv) any obligation owed for all or any part of the deferred purchase price of property or services, which purchase price is due more than six months from the date of incurrence of the obligation in respect thereof, and (v) all indebtedness to the extent secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person.

     "INTEREST COVERAGE RATIO" means, for any period, the ratio of Consolidated EBITDA to Consolidated Interest Expense.

     "INTEREST HEDGE AGREEMENTS" means any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap, swap or collar protection agreements, and forward rate currency or interest rate options, as the same may be amended or modified and in effect from time to time, and any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

     "INTEREST PAYMENT DATE" means with respect to any Eurodollar Rate Loan the last day of each Interest Period applicable to such Eurodollar Rate Loan; PROVIDED that in the case of each Interest Period of six months, "Interest Payment Date" shall also mean each Interest Period Anniversary Date for such Interest Period.

     "INTEREST PERIOD" means any interest period applicable to a Eurodollar Rate Loan as determined pursuant to subsection 2.2B.

     "INTEREST PERIOD ANNIVERSARY DATE" means for each Interest Period which is six months, each three-month anniversary of the commencement of that Interest Period.

     "INTEREST RATE DETERMINATION DATE" means each date for calculating the Eurodollar Rate for purposes of determining the interest rate in respect of an Interest Period. The Interest Rate Determination Date shall be the second Business Day prior to the first day of the related Interest Period for a Eurodollar Rate Loan.

     "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

     "INVENTORY" means, on a consolidated basis, all goods, merchandise and other personal property which are held for sale or lease by Holding and its Subsidiaries, including those held for display or demonstration or out on lease or consignment or to be furnished under a contract of service, or those which are raw materials, components, work in process or materials used or consumed, or to be used or consumed, in the business of Holding or any of its Subsidiaries.

     "INVESTMENT", as applied to any Person, means any direct or indirect purchase or other acquisition by that Person of, or of a beneficial interest in, capital stock or other Securities of any other Person, or any direct or indirect loan (including intercompany loans), advance (other than loans or advances to employees for moving, travel and entertainment expenses, drawing accounts and similar expenditures made in the ordinary course of business) or capital contribution by that Person to any other Person, including all indebtedness and accounts receivable from that other Person other than indebtedness and accounts receivable that are current assets or arose from sales of goods or services to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto and minus the amount of any portion of such Investment repaid to such Person in cash (including as a return of capital), but without any other adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

     "ISSUING LENDER" means, with respect to any Letter of Credit, the Lender that issues or causes its Affiliate to issue such Letter of Credit, determined as provided in subsection 2.8; PROVIDED, however, that Company shall first request that NationsBank issue each Letter of Credit.

     "LATIN AMERICAN SUBSIDIARIES" means Nu-kote de Colombia S.A., a corporation organized under the laws of Colombia and a Subsidiary of Company, Mercantiles S.A., a corporation organized under the laws of Colombia and a Subsidiary of Nu-Kote de Colombia S.A., Compania Manufactura Onix S.A., a corporation organized under the laws of Colombia and a Subsidiary of Nu-kote de Colombia S.A., Nu-kote Internacional de Mexico, S.A. de C.V., a corporation organized under the laws of Mexico and a Subsidiary of Company and Nu-kote Latin America.

     "LENDER" and "LENDERS" have the meanings assigned to such terms in the introduction to this Agreement; PROVIDED that "Lender" and "Lenders" shall also include the successors and permitted assignees of Lenders pursuant to subsection 10.2.

     "LETTER OF CREDIT" means any of the letters of credit issued, deemed to be issued, or to be issued by Issuing Lender for the account of Company, on behalf of Company or any Material Domestic Subsidiary, pursuant to subsection 2.8 and for the purposes described in subsection 2.5B (and shall include the Existing Letters of Credit); PROVIDED that, notwithstanding anything to the contrary contained herein, any such Letter of Credit may be issued by an Affiliate of a Lender; PROVIDED, FURTHER, that to the extent that a Letter of Credit is issued by an Affiliate of a Lender, such Lender shall, for all purposes under this Agreement, the Loan Documents and all other instruments and documents referred to herein and therein be deemed to be the "Issuing Lender" with respect to such Letter of Credit.

     "LETTER OF CREDIT USAGE" means, with respect to any Letter of Credit, as at any date of determination, the sum of (i) the maximum aggregate amount which is or at any time thereafter may become available for drawings under such Letter of Credit then outstanding PLUS (ii) the aggregate amount of all drawings under such Letter of Credit honored by Issuing Lender and not theretofore reimbursed by Company.

     "LETTER OF DOMESTIC ORGANIZATION" has the meaning assigned to that term in subsection 2.9.

     "LETTER OF NON-EXEMPTION" has the meaning assigned to that term in subsection 2.9.

     "LIEN" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

     "LOAN DOCUMENTS" means the Domestic Loan Documents and the Eurocurrency Loan Documents.

     "MARGIN STOCK" has the meaning assigned to that term in Regulations G and U of the Board of Governors of the Federal Reserve System as in effect from time to time.

     "MATERIAL DOMESTIC SUBSIDIARIES" means ICMI, Future Graphics, Nu-kote Imaging and each other Domestic Subsidiary of Holding other than Company (a) the gross revenues of which for the then most recently completed four fiscal quarters constituted (or, with respect to any Domestic Subsidiary acquired during such four fiscal quarters, would have constituted had the gross revenues of such Subsidiary been included for such period) 5% or more of the consolidated gross revenues of Holding and its Subsidiaries for such period, or (b) the assets of which as of the end of any fiscal quarter constituted 5% or more of the consolidated assets of Holding and its Subsidiaries as of the end of such fiscal quarter. Material Domestic Subsidiaries shall also include (i) any Domestic Subsidiary of Holding other than Company which is not a direct or indirect Subsidiary of Company whether or not any of the requirements set forth in clauses (a) or (b) above are satisfied with respect to such Subsidiary and
(ii) any other Domestic Subsidiary designated as such in written notice from Holding to Agent.

     "MATERIAL FOREIGN SUBSIDIARIES" means Produktions, Pelikan Scotland, Greif and each other Foreign Subsidiary of Holding (a) the gross revenues of which for the then most recently completed four fiscal quarters constituted (or, with respect to any Foreign Subsidiary acquired during such four fiscal quarters, would have constituted had the gross revenues of such Subsidiary been included for such period) 5% or more of the consolidated gross revenues of Holding and its Subsidiaries for such period, or (b) the assets of which as of the end of any fiscal quarter constituted 5% or more of the consolidated assets of Holding and its Subsidiaries as of the end of such fiscal quarter; provided, however, that no Person classified as a Discontinued Operation shall be a Material Foreign Subsidiary. Material Foreign Subsidiaries shall also include any direct Foreign Subsidiary of Holding whether or not any of the requirements set forth in clause (a) or (b) are satisfied with respect to such Subsidiary. For purposes of the calculations under clause (a) or (b) above, revenues and assets of Foreign Subsidiaries shall be converted into Dollars at the rates used for purposes of preparing the consolidated financial statements of Holding and its Subsidiaries for each fiscal quarter.

     "MATERIAL SUBSIDIARIES" means the Material Domestic Subsidiaries and the Material Foreign Subsidiaries.

     "MAXIMUM AMOUNT" means the maximum amount of interest which, under Applicable Law, Lenders are permitted to charge on the Obligations.

     "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA which is maintained for employees of Company or any ERISA Affiliate of Company or to which Company or any ERISA Affiliate of Company has, at any time within the preceding five years, made, or been obligated to make, contributions.

     "N-K INTERNATIONAL LIMITED" means N-K International Limited, a corporation organized under the laws of England.

     "NATIONSBANK" means NationsBank of Texas, N.A., a national banking association.

     "NET CASH PROCEEDS" means, with respect to any Asset Sale by any Person, the cash and readily marketable cash equivalents received by such Person in connection with such transaction (including cash proceeds of any property received in consideration of any such Asset Sale) after deducting therefrom reasonable costs and expenses (including without limitation brokerage commissions, legal fees, accounting fees, investment banking and underwriting fees and other similar commissions and fees) and, without duplication, (i) taxes paid or payable by such Person as a result of such Asset Sale and
(ii) liabilities of such Person secured by any assets subject to such Asset Sale other than Liens to secure the Obligations or the Eurocurrency Loans.

     "NON-COMPETITION AGREEMENTS" mean the (i) Non-Competition Agreement, dated February 26, 1993, between Laurie Goldstein and Future Graphics, (ii) Non-Competition Agreement, dated as of February 26, 1993, between Eugene Fontana and Future Graphics and (iii) Non-Competition Agreement, dated as of February 26, 1993, between Lionel Brown and Future Graphics.

     "NOTICE OF BORROWING" means a notice substantially in the form annexed hereto as EXHIBIT IA with respect to a proposed borrowing of Revolving Credit Loans.

     "NOTICE OF CONVERSION/CONTINUATION" means a notice substantially in the form annexed hereto as EXHIBIT II with respect to a proposed conversion or continuation of Revolving Credit Loans.

     "NOTICE OF ISSUANCE OF LETTER OF CREDIT" means a notice substantially in the form annexed hereto as EXHIBIT IB with respect to a proposed issuance of a Letter of Credit.

     "NU-KOTE IMPERIAL" means Nu-kote Imperial, Ltd., a Delaware corporation and wholly-owned Subsidiary of Holding.

     "NU-KOTE IMAGING" means Nu-kote Imaging International, Inc., a Delaware corporation and wholly-owned Subsidiary of Company.

     "NU-KOTE LATIN AMERICA" means Nu-kote Latin America, Inc., a Delaware corporation and a wholly-owed Subsidiary of Company.

     "OBLIGATIONS" means all obligations and liabilities of every nature of Holding, and/or Company, and the Material Domestic Subsidiaries from time to time owed to Agent or Lenders or any of them under this Agreement, or any of the other Domestic Loan Documents or reimbursement obligations with respect to the Letters of Credit, including, without limitation, all liability of Company for principal and interest on the Revolving Credit Loans or reimbursement obligations owed to Agent or Lenders with respect to the Letters of Credit and all interest thereon or for fees or expenses, reimbursements and indemnifications and other amounts due or to become due hereunder or thereunder.

     "OFFICERS' CERTIFICATE" means, as applied to any corporation, a certificate executed on behalf of such corporation by its Chief Executive Officer, its President, its Chief Financial Officer, its Corporate Controller or its Treasurer; PROVIDED, that every Officers' Certificate with respect to the compliance with a condition precedent to the making of any Revolving Credit Loans hereunder shall include (i) a statement that the officer or officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Agreement and the other Loan Documents relating thereto, (ii) a statement that, in the opinion of the signers, they have made or have caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such condition has been complied with, and (iii) a statement as to whether, in the opinion of the signers, such condition has been complied with.

     "OPERATING LEASE" means, as applied to any Person, any lease (including, without limitation, leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that Person is the lessor.

     "ORIGINAL CREDIT AGREEMENT" has the meaning assigned to that term in the Recitals to this Agreement.

     "PBGC" means the Pension Benefit Guaranty Corporation (or any successor thereto).

     "PELIKAN" means Pelikan Holding AG, a Swiss corporation.

     "PELIKAN ACQUISITION" means the acquisition on or about February 24, 1995 by Holding or one or more of its designated subsidiaries of the worldwide hardcopy supply business of Pelikan through the acquisition of (i) substantially all of the assets relating to the hardcopy division of Pelikan, Inc., a Tennessee corporation, (ii) all of the issued and outstanding shares of Produktions, (iii) all of the issued and outstanding shares of Pelikan Scotland,
(iv) all of the registered share capital of Greif, and (v) certain other assets of Pelikan's sales and distribution companies located throughout Europe.

     "PELIKAN HARDCOPY" means Pelikan Hardcopy (International) AG, a Swiss stock company and wholly-owned Subsidiary of Produktions (other than for directors' qualifying shares).

     "PELIKAN PURCHASE AGREEMENT" means that certain Asset and Stock Purchase Agreement, dated as of November 15, 1994, between Holding and Pelikan, as modified and supplemented.

     "PELIKAN RESTRUCTURING" means the restructuring of Holding and its Subsidiaries contemplated by or in connection with the Pelikan Acquisition as disclosed in writing specifically addressed to Lenders prior to February 24, 1995.

     "PELIKAN SCOTLAND" means Pelikan Scotland Ltd., a limited liability company organized under the laws of England and Wales and a wholly-owned Subsidiary of Company.

     "PENSION PLAN" means any employee pension benefit plan described in
Section 3(2) of ERISA which is subject to Section 412 of the Internal Revenue Code and which is maintained by Company or any ERISA Affiliate of Company for employees of Company or any ERISA Affiliate of Company, other than a Multiemployer Plan.

     "PERMITTED ACQUISITIONS" means acquisitions permitted pursuant to subsection 6.7B(ii).

     "PERMITTED ENCUMBRANCES" means the following types of Liens:

          (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not at the time required by subsection 5.3A;

          (ii) Statutory Liens of landlords, Liens of carriers, warehousemen, mechanics, materialmen, repairmen and suppliers, and other Liens incurred in the ordinary course of business for sums not yet delinquent for a period of more than 60 days, or being contested in good faith if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

          (iii) Liens (other than any Lien imposed by ERISA) incurred or deposits made in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds, trade contracts (other than for borrowed money), self-retention, reimbursement or indemnity agreements as to insurance policies and other similar obligations incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

          (iv) Any attachment, judgment or similar Lien unless the writ, judgment or other process it secures shall, within 60 days after the entry thereof, not have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay, and shall not be a matter that is adequately covered by insurance and with respect to which the insurer has acknowledged coverage in writing and any lis pendens provided the litigation related thereto is being contested in good faith;

          (v) Easements, rights-of-way, restrictions, covenants, conditions, licenses, zoning requirements, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of Holding and its Subsidiaries or materially adversely affecting the value of the relevant property;

          (vi) Any interest or title of a lessor or lessee under any lease permitted by this Agreement (including any Lien granted by such lessor or lessee);

          (vii) unperfected purchase-money Liens on Inventory incurred in the ordinary course of business and Liens on goods for sale on consignment or a similar basis;

          (viii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

          (ix) Liens on Inventory of Foreign Subsidiaries arising out of retention of title arrangements for the supply of Inventory in the ordinary course; and

          (x) Licenses, shop rights and covenants not to sue and options therefor entered into in the ordinary course with respect to patents, trademarks and other intellectual property (including all registrations thereof and applications to register therefor).

     "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, vehicle trusts, business trusts, or other organizations, whether or not legal entities, agencies, governments and political subdivisions thereof.

     "POTENTIAL EVENT OF DEFAULT" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

     "PRO RATA SHARE" means in relation to any Lender as of any date of determination, as applicable, the percentage obtained by dividing the aggregate amount of such Lender's Revolving Credit Commitment by the aggregate amount of the Revolving Credit Commitments of all Lenders.

     "PRODUKTIONS" means Pelikan Produktions AG, a Swiss stock company and wholly-owned Subsidiary of Company.

     "PROPOSED CLOSED FACILITIES" means those Facilities and related assets owned by Company and/or its Subsidiaries on February 24, 1995 and which were proposed to be closed after February 24, 1995, as described in writing specifically addressed to Lenders prior to February 24, 1995.

     "PROXY STATEMENT" means that certain Proxy Statement, dated February 10, 1995 relating to the Special Meeting of Stockholders of Nu-Kote Holding, Inc. to be held February 23, 1995 for the purpose, among others, of approving the Pelikan Acquisition.

     "QUALIFYING BANKS" has the meaning assigned to that term in the definition of Cash Equivalents set forth above in this subsection 1.1.

     "RECALCULATION DATE" has the meaning assigned to that term in subsection 5.11A.

     "REGISTER" has the meaning assigned to that term in subsection 2.1D.

     "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time.

     "RELEASE" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration of any Hazardous Material in, by, from or related to any Facility into the indoor or outdoor environment, including through the air, soil, surface water or groundwater.

     "REQUISITE LENDERS" means, at any time, Lenders and Eurocurrency Lenders having 66-2/3% or more of the combined aggregate amount at such time of (i) the aggregate amount of the Revolving Credit Commitments or, in case the Revolving Credit Commitments have been terminated, the outstanding principal amount of the Revolving Credit Loans, if any, made thereunder and (ii) the aggregate of the sum of the Commitments (as defined in the relevant Eurocurrency Credit Agreement). For purposes of determining the Requisite Lenders, any amounts denominated in (a) Pounds Sterling shall be translated into Dollars utilizing the same exchange rate pursuant to which the aggregate amount as of the Closing Date of the Commitments in such currency under the U.K. Credit Agreement was determined and (b) Swiss Francs shall be translated into Dollars utilizing the same exchange rate pursuant to which the aggregate amount as of the Closing Date of the Commitments in such currency under the Swiss Credit Agreement was determined.

     "RESTRICTED JUNIOR PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Holding now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Holding now or hereafter outstanding, (iii) any payment or prepayment of principal of, premium, if any, or interest on, redemption, purchase, repurchase, retirement, defeasance, sinking fund or similar payment or deposit for payment with respect to, any Subordinated Debt, and (iv) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Holding, Company or any of their Subsidiaries now or hereafter outstanding (other than any such rights held by Holding or a Subsidiary thereof).

     "REVOLVING CREDIT COMMITMENT" or "REVOLVING CREDIT COMMITMENTS" has the meaning set forth in subsection 2.1A.

     "REVOLVING CREDIT COMMITMENT TERMINATION DATE" means October 15, 2001 or such earlier date, if any, upon which the Commitments are terminated and all Obligations are paid in full or become immediately due and payable.

     "REVOLVING CREDIT LOANS" means the Revolving Credit Loans made by Lenders to Company pursuant to subsection 2.1A.

     "REVOLVING CREDIT NOTE" means each promissory note of Company evidencing the obligation to repay Revolving Credit Loans hereunder, substantially in the form annexed hereto as EXHIBIT VIII, as amended, amended and restated, supplemented, extended, renewed or otherwise modified from time to time, and any substitution therefor.

     "SALE/LEASEBACK" has the meaning assigned to that term in subsection 6.8.

     "SECURITIES" means any capital stock or shares thereof, voting trust certificates, bonds, debentures, options, warrants, notes, or other evidences of indebtedness (other than accounts receivable), secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities".

     "SOLVENT" means, with respect to any Person, that as of the date of determination (i) the then fair value of the property of such Person is greater than the total amount of liabilities (including Contingent Obligations) of such Person and the then fair saleable value of the assets of such Person is greater than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured, considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe or reasonably should believe that it will incur, debts beyond its ability to pay such debts as they become due.

     "STANDBY LETTERS OF CREDIT" means a letter of credit under which Issuing Lender agrees to make payments for the account of Company, on behalf of Company or any Material Domestic Subsidiary, in respect of obligations of Company or any Material Domestic Subsidiary incurred pursuant to contracts made or performances undertaken or to be undertaken or like matters relating to contracts to which Company or any Material Domestic Subsidiary is or proposes to become a party in the ordinary course of its business, including, without limiting the foregoing, for insurance purposes or in respect of advance payments or as bid or performance bonds or for any other purpose for which a standby letter of credit might customarily be issued.

     "SUBORDINATED DEBT" means any Indebtedness of Holding or its Subsidiaries subordinated in right of payment to the Obligations pursuant to documentation containing maturities, amortization schedules, covenants, defaults, remedies, subordination provisions and other material terms in form and substance reasonably satisfactory to Agent and Requisite Lenders.

     "SUBSIDIARY" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of stock generally entitled (other than only by reason of the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

     "SUBSIDIARY GUARANTY" means each Subsidiary Guaranty executed and delivered by each Material Domestic Subsidiary as of February 24, 1995, substantially in the form annexed to the Original Credit Agreement as EXHIBIT XIII thereto, as such agreements may be amended, amended and restated, supplemented or otherwise modified from time to time.

     "SUBSIDIARY PATENT SECURITY AGREEMENT" means each Patent Security Agreement executed and delivered by ICMI, Future Graphics, Nu-kote Imaging and Nu-kote Imperial as of February 24, 1995, substantially in the form annexed to the Original Credit Agreement as EXHIBIT XI thereto, as such agreement may be amended, amended and restated, supplemented or otherwise modified from time to time.

     "SUBSIDIARY SECURITY AGREEMENT" means each Security Agreement executed and delivered by ICMI, Future Graphics, Nu-kote Imaging and Nu-kote Imperial as of February 24, 1995, substantially in the form annexed to the Original Credit Agreement as EXHIBIT XII thereto, as such agreement may be amended, amended and restated, supplemented or otherwise modified from time to time.

     "SUBSIDIARY SECURITY DOCUMENTS" means any or all of the Subsidiary Security Agreements, the Subsidiary Guaranties, the Subsidiary Trademark Pledges and the Subsidiary Patent Security Agreements.

     "SUBSIDIARY TRADEMARK PLEDGE" means each Trademark Security Agreement executed and delivered by ICMI, Future Graphics, Nu-kote Imaging and Nu-kote Imperial as of February 24, 1995, substantially in the form annexed to the Original Credit Agreement as EXHIBIT VIII thereto, as such agreement may be amended, amended and restated, supplemented or otherwise modified from time to time.

     "SWISS FACILITY AGREEMENT" means that certain Amended and Restated Revolving Credit Facility Agreement, dated as of October 11, 1996, among Eurocurrency Administrative Agent, Eurocurrency Documentation Agent, the Eurocurrency Collateral Agent, BZW and NationsBanc Capital Markets, Inc., as arrangers, the lenders party thereto and Produktions and Pelikan Hardcopy, as amended, amended and restated, supplemented or otherwise modified from time to time.

     "SWISS/U.K. TRANSFER" means any Asset Transfer involving fixtures, machinery and equipment in which such assets are located in Switzerland immediately before the Asset Transfer and are located in the United Kingdom immediately after the Asset Transfer.

     "TERMINATION EVENT" means (i) a "Reportable Event' described in
Section 4043 of ERISA and the regulations issued thereunder other than any such Event with respect to which the 30-day notice requirement has been waived by regulations of the PBGC and other than an event described in Section 4043(c)(9) of ERISA, or (ii) the withdrawal of Company or any of its ERISA Affiliates from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) or 4062(e) of ERISA, or (iii) the provision to affected parties of a notice or intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Pension Plan by the PBGC, or (v) any other event or condition that would reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or (vi) the imposition of a lien pursuant to Section 412(n) of the Internal Revenue Code.

     "TOTAL UTILIZATION OF REVOLVING CREDIT COMMITMENTS" means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Credit Loans, (ii) the aggregate Letter of Credit Usage.

     "U.K. FACILITY AGREEMENT" means that certain Amended and Restated Revolving Credit Facility Agreement, dated as of October 11, 1996, among Eurocurrency Administrative Agent, the Eurocurrency Collateral Agent, Eurocurrency Documentation Agent, BZW and NationsBanc Capital Markets, Inc., as arrangers, the lenders party thereto and Pelikan Scotland, as amended, amended and restated, supplemented or otherwise modified from time to time.

     "U.K. HOLDING" means N-K International Holding Limited, a corporation organized under the laws of England.

     "U.K. SUBSIDIARIES" means U.K. Holding and N-K International.

     "U.K./SWISS TRANSFER" means any Asset Transfer involving fixtures, machinery and equipment in which such assets are located in the United Kingdom immediately before the Asset Transfer and are located in Switzerland immediately after the Asset Transfer.

     "UNISYS ACQUISITION AGREEMENT" means the Acquisition Agreement between Unisys Corporation and Company, dated as of November 20, 1987, as amended by the letter agreement, dated January 14, 1987, and the Release Agreement, dated as of January 25, 1990.

     "U.S. ASSET SALE" means any Asset Sale transaction involving assets located in the United States described in Section 6.7B(iii)(E), and shall not include any Asset Sale transactions described in Section 6.7B(iii)(B), (C), (D) or (F) or in the second PROVISO to Section 6.7(B)(iii).

     "U.S./FOREIGN TRANSFER" means any Asset Transfer involving fixtures, machinery and equipment in which such assets are located in the United States immediately before the Asset Transfer and are located outside the United States immediately after the Asset Transfer.

     "U.S./U.S. TRANSFER" means any Asset Transfer involving fixtures, machinery and equipment in which such assets, both immediately before and after the Asset Transfer, are and remain in the United States.

     1.2 Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement; Calculations; Computations

     For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Company to Lenders pursuant to clauses (i) and (ii) of subsection 5.1 shall be prepared in accordance with GAAP as in effect on the date of such financial statements; amounts used for determining compliance with the financial covenants set forth in subsection 6.6 shall be computed in accordance with GAAP as in effect on March 31, 1994. To the extent that the determination of compliance with any covenant contained in subsections 6.1, 6.2, 6.3, 6.4 and 6.7B hereof requires the conversion to Dollars of foreign currency amounts, such Dollar amount shall be the Dollar Equivalent of the amount of such foreign currency at the time such item is to be or originally was incurred, created or suffered or permitted to exist or assumed or transferred or sold for purposes of this Agreement (except if such item was incurred, created or assumed, or suffered or permitted to exist or transferred or sold prior to the date hereof, such conversion shall be made based on the Dollar Equivalent of the amounts of such foreign currency at the date hereof).

     1.3  Other Definitional Provisions

     References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in subsection 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.

SECTION 2. AMOUNTS AND TERMS OF REVOLVING CREDIT COMMITMENTS AND REVOLVING CREDIT LOANS

     2.1

     A.   REVOLVING CREDIT COMMITMENTS.

     Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, each Lender hereby severally agrees to lend to Company from time to time on or after the Closing Date to but excluding the Revolving Credit Commitment Termination Date such additional amounts which would not cause the outstanding principal amount of its Revolving Credit Loans to at any time exceed its Pro Rata Share of the aggregate Revolving Credit Commitments (as defined below) to be used for the purposes identified in subsection 2.5A. Each Lender's commitment to make Revolving Credit Loans to Company pursuant to this subsection 2.1A is herein called its "REVOLVING CREDIT COMMITMENT" and such commitments of all Lenders in the aggregate are herein called the "REVOLVING CREDIT COMMITMENTS". The original amount of each Lender's Revolving Credit Commitment is set forth on
SCHEDULE 1.1 annexed hereto and the aggregate initial amount of the Revolving Credit Commitments is $150,000,000. Each Lender's Revolving Credit Commitment shall expire on the Revolving Credit Commitment Termination Date and all Revolving Credit Loans and all other amounts owed hereunder with respect to the Revolving Credit Loans shall be paid in full no later than that date. The amount of the Revolving Credit Commitments shall be reduced by the amount of all reductions thereof made pursuant to subsection 2.4E through the date of determination. In no event shall the aggregate outstanding principal amount of the Revolving Credit Loans from any Lender at any time exceed its Revolving Credit Commitment then in effect.

     Subject to subsection 2.6D, all Revolving Credit Loans under this Agreement shall be made by Lenders simultaneously and proportionately to their Pro Rata Shares of the Revolving Credit Commitments, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make Revolving Credit Loans hereunder nor shall the Revolving Credit Commitment of any Lender be increased or decreased as a result of the default by any other Lender in that other Lender's obligation to make Revolving Credit Loans hereunder. Amounts borrowed by Company under this subsection 2.1A may be repaid and, to but excluding the Revolving Credit Commitment Termination Date, reborrowed.

     Notwithstanding the foregoing provisions of this subsection 2.1A and the provisions of subsection 2.1B, the extensions of credit under the Revolving Credit Commitments shall be subject to the following limitations in the amounts and during the periods indicated:

          (1) The amount otherwise available for borrowing under the Revolving Credit Commitment as of any time of determination (other than to reimburse Issuing Lender for the amount of any drawings under any Letters of Credit honored by Issuing Lender and not theretofore reimbursed by Company) shall be reduced by the aggregate Letter of Credit Usage as of such time of determination;

          (2) At no time shall the Total Utilization of Revolving Credit Commitments exceed $150,000,000; and

          (3) In no event shall any Lender's Pro Rata Share of the Total Utilization of Revolving Credit Commitments as of any date of determination exceed its Revolving Credit Commitment then in effect.

     B. NOTICE OF BORROWING. Subject to subsection 2.1A, whenever Company desires to borrow Revolving Credit Loans under this subsection 2.1 it shall deliver to Agent a Notice of Borrowing no later than 12:00 noon (Dallas time)
(i) on the date of the proposed Funding Date, in the case of a requested Base Rate Loan, and (ii) two Business Days in advance of the proposed Funding Date, in the case of a requested Eurodollar Rate Loan. The Notice of Borrowing shall specify (a) the proposed Funding Date (which shall be a Business Day), (b) the amount of the proposed Revolving Credit Loan, (c) whether such Revolving Credit Loans are initially to consist of Base Rate Loans or Eurodollar Rate Loans or a combination thereof, (d) if such Revolving Credit Loans, or any portion thereof, are initially to be Eurodollar Rate Loans, the amounts thereof and the initial Interest Periods therefor, and (e) that the Total Utilization of Revolving Credit Commitments (after giving effect to the Revolving Credit Loans then requested) will not exceed the Revolving Credit Commitments then in effect.
Base Rate Loans shall be made in an aggregate minimum amount of $500,000 and integral multiples of $500,000 in excess of that amount. Eurodollar Loans shall be made in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount. Revolving Credit Loans may be continued as or converted into Base Rate Loans and Eurodollar Rate Loans in the manner provided in subsection 2.2D after the Closing Date. In lieu of delivering the above-described Notice of Borrowing, Company may give Agent telephonic notice by the required time of any proposed borrowing of Revolving Credit Loans under this subsection 2.1; PROVIDED that such notice shall be promptly confirmed in writing by delivery of a Notice of Borrowing to Agent on or prior to the Funding Date of the requested Revolving Credit Loans.

     Neither Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Company or for otherwise acting in good faith under this subsection 2.1B and upon funding of Revolving Credit Loans by Lenders in accordance with this Agreement pursuant to any such telephonic notice, Company shall have effected Revolving Credit Loans hereunder.

     Except as provided in subsection 2.6D and except in any instance in which Company makes a payment as contemplated by subsection 2.6E, a Notice of Borrowing for a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on the related Interest Rate Determination Date, and Company shall be bound to make a borrowing in accordance therewith.

     C. DISBURSEMENT OF FUNDS. Promptly after receipt of a Notice of Borrowing relating to a Revolving Credit Loan pursuant to subsection 2.1B (or telephonic notice thereof), Agent shall notify each Lender of the proposed borrowing. Each Lender shall make the amount of its Revolving Credit Loan available to Agent, in same day funds, at the office of Agent located at NationsBank Plaza, 901 Main Street, 67th Floor, Dallas, Texas 75202 not later than 1:00 P.M. (Dallas time) on the Funding Date. Upon satisfaction or waiver of the conditions precedent specified in subsection 3.1 and 3.2, Agent shall make the proceeds of such Revolving Credit Loans available to Company on such Funding Date by causing an amount of same day funds equal to the proceeds of all such Revolving Credit Loans received by Agent to be credited to the account of Company at such office of Agent, Account Number 1291369149, ABA #111000025.

     Unless Agent shall have been notified by any Lender prior to any Funding Date in respect of any Revolving Credit Loans that such Lender does not intend to make available to Agent the amount of such Lender's Revolving Credit Loan to be funded on such Funding Date (which such notice, if so received by Agent, shall promptly be communicated to Company), Agent may assume that such Lender has made such amount available to Agent on such Funding Date and Agent in its sole discretion may, but shall not be obligated to, make available to Company a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to Agent by such Lender, Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to Agent, at the Federal Funds Rate in effect from time to time for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Agent's demand therefor, (i) Agent shall promptly notify Company, and Company shall immediately pay such corresponding amount to Agent and (ii) notwithstanding subsection 6.1, Company may borrow a like amount on an unsecured basis from any Person for a period ending on the date upon which such Lender does in fact make such amount of such Lender's Revolving Credit Loan available. Nothing in this subsection 2.1C (and no such borrowing by Company) shall be deemed to relieve any Lender from its obligation to fulfill its Revolving Credit Commitment hereunder or to prejudice any rights that Company may have against any Lender as a result of any default by such Lender hereunder, and such unsecured borrowing shall not be deemed to increase the amount of Lenders' Revolving Credit Commitments hereunder.

     D.   REGISTER.

          (i) Agent shall maintain a register (the "REGISTER") on which it will record the Commitments from time to time of each of the Lenders, the Revolving Credit Loans maintained or made by each of the Lenders and each repayment in respect of the principal amount of the Revolving Credit Loans of each Lender. Any such recordation shall be conclusive and binding, absent manifest error.

          (ii) Each Lender will record on its internal records the amount of each Revolving Credit Loan maintained or made by it and each payment in respect thereof. Failure to make any such recordation, or any error in such recordation, shall not affect the Obligations of Company in respect of such Revolving Credit Loans. Any such recordation shall be conclusive and binding, absent manifest error.

     2.2  Interest on the Revolving Credit Loans

     A. RATE OF INTEREST. Subject to the provisions of subsections 2.2E and 2.9, each Revolving Credit Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate or the Adjusted Eurodollar Rate. The applicable basis for determining the rate of interest shall be selected by Company initially at the time a Notice of Borrowing is given pursuant to subsection 2.1B. The basis for determining the interest rate with respect to any Revolving Credit Loan may be changed from time to time pursuant to subsection 2.2D. If on any day a Revolving Credit Loan is outstanding with respect to which notice has not been delivered to Agent in accordance with the terms of this Agreement specifying the basis for determining the rate of interest, then for that day that Revolving Credit Loan shall bear interest determined by reference to the Base Rate.

     The Revolving Credit Loans shall bear interest through maturity as follows:

          (i)  if a Base Rate Loan, then at the lesser of (i) the Base Rate and
     (ii) the Highest Lawful Rate; and

          (ii) if a Eurodollar Rate Loan, then at the sum of the Adjusted Eurodollar Rate PLUS the Applicable Margin, which at no time shall exceed the Highest Lawful Rate.

     If the amount of interest payable in respect of any interest computation pursuant to clause (i) above is reduced to Highest Lawful Rate and the amount of interest payable in respect of any subsequent interest computation period would be less than the Maximum Amount, then the amount of interest payable in respect of such subsequent interest computation period shall be automatically increased to the Maximum Amount; PROVIDED that at no time shall the aggregate amount by which interest paid has been increased pursuant to this sentence exceed the aggregate amount by which interest has been reduced pursuant to clause (i) above of this subsection 2.2A.

     B. INTEREST PERIODS. In connection with each Eurodollar Rate Loan, Company shall elect an interest period (each an "INTEREST PERIOD") to be applicable to such Eurodollar Rate Loan, which Interest Period shall be either a one, two, three or six-month period; PROVIDED that:

          (i) the initial Interest Period for any Eurodollar Rate Loan shall commence on the Funding Date of such Eurodollar Rate Loan or, in the case of any Revolving Credit Loan that is borrowed as a Base Rate Loan and thereafter converted into a Eurodollar Rate Loan pursuant to subsection 2.2D, on the date such Revolving Credit Loan is so converted;

          (ii) in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

          (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; PROVIDED that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

          (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) below, end on the last Business Day of a calendar month;

          (v) no Interest Period with respect to any Eurodollar Rate Loan shall extend beyond the Commitment Termination Date;

          (vi) the Interest Period for a Revolving Credit Loan that is converted pursuant to subsection 2.6D shall commence on the date of such conversion and shall expire on the date on which the Interest Period for the Revolving Credit Loans of the other Lenders that were not converted expires; and

          (vii) there shall be no more than five (5) Interest Periods relating to Eurodollar Rate Loans outstanding at any time.

     C. INTEREST PAYMENTS. Subject to subsection 2.2E, interest shall be payable on the Revolving Credit Loans as follows:

          (i) interest on each Base Rate Loan shall be payable in arrears on and to (but not including) the last Business Day of each fiscal quarter of each year, commencing on the first such date to occur after the Closing Date, and at maturity; and

          (ii) interest on each Eurodollar Rate Loan shall be payable in arrears on and to (but not including) each Interest Payment Date applicable to that Eurodollar Rate Loan, upon any prepayment of that Eurodollar Rate Loan (to the extent accrued on the amount being prepaid) and at maturity.

     D. CONVERSION OR CONTINUATION. Subject to the provisions of subsection 2.6, Company shall have the option (i) to convert at any time all or any part of the outstanding Revolving Credit Loans from Revolving Credit Loans bearing interest at a rate determined by reference to one basis to Revolving Credit Loans bearing interest at a rate determined by reference to an alternative basis, or (ii) upon the expiration of any Interest Period applicable to a Eurodollar Rate Loan, to continue all or any portion of such Revolving Credit Loan equal to

$5,000,000 and integral multiples of $1,000,000 in excess of that amount as a Eurodollar Rate Loan and the succeeding Interest Period(s) of such continued Revolving Credit Loan shall commence on the last day of the Interest Period of the Revolving Credit Loan to be continued; PROVIDED, HOWEVER, Eurodollar Rate Loans may only be converted into Revolving Credit Loans bearing interest determined by reference to an alternative basis on the expiration date of an Interest Period applicable thereto; PROVIDED, FURTHER, that no outstanding Revolving Credit Loan may be continued as, or be converted into, a Eurodollar Rate Loan when any Event of Default or Potential Event of Default has occurred and is continuing; and PROVIDED, FURTHER, that, subject to the provisions of subsection 2.6 and the preceding proviso, no outstanding Revolving Credit Loan may be converted into a Base Rate Loan during the period from December 15 of any year to, and including, January 15 of the immediately succeeding year.

     Company shall deliver a Notice of Conversion/Continuation to Agent no later than 12:00 noon (Dallas time) at least three Business Days in advance of the proposed conversion/continuation date. A Notice of Conversion/Continuation shall certify (i) the proposed conversion/continuation date (which shall be a Business Day), (ii) the amount of the Revolving Credit Loan to be converted/continued, (iii) the nature of the proposed conversion/continuation,
(iv) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, the requested Interest Period, and (v) in the case of conversion of a Base Rate Loan to a Eurodollar Rate Loan or continuation of a Eurodollar Rate Loan, that no Potential Event of Default or Event of Default has occurred and is continuing. In lieu of delivering the above-described Notice of Conversion/Continuation, Company may give Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2D; PROVIDED that such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/Continuation to Agent on or before the proposed conversion/continuation date; PROVIDED, FURTHER, that if Company shall not have complied with such notice provisions, Company shall be deemed irrevocably to have requested that such Eurodollar Rate Loan be converted to a Base Rate Loan in the same principal amount.

     Neither Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of Company or for otherwise acting in good faith under this subsection 2.2D and upon conversion/continuation by Agent in accordance with this Agreement, pursuant to any telephonic notice, Company shall have effected such conversion or continuation, as the case may be, hereunder.

     Except as provided in subsection 2.6D and except in any instance in which Company makes a payment as contemplated by subsection 2.6E, a Notice of Conversion/Continuation for conversion to, or continuation of, a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable after the related Interest Rate Determination Date, and Company shall be bound to convert or continue in accordance therewith.

     E. DEFAULT RATE; POST MATURITY INTEREST. Any principal payments on the Revolving Credit Loans not paid when due and, to the extent permitted by Applicable Law, any interest payments on the Revolving Credit Loans, Commitment Fees and compensation payable in respect of Letters of Credit pursuant to subsection 2.8E not paid when due and any other fees and other amounts payable hereunder not paid within 10 days of the date when due (the "DUE DATE"), in each case whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall upon delivery of written notice to Company from Agent bear interest from and after the Due Date payable upon demand at a rate that is two percent (2%) per annum in excess of the rate of interest otherwise payable under this Agreement (or, in the case of fees and other amounts due hereunder, at the Base Rate PLUS 2%), but in any case not in excess of the Highest Lawful Rate; PROVIDED that, in the case of Eurodollar Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective, such Eurodollar Rate Loans shall thereupon become Base Rate Loans and thereafter bear interest payable upon demand at a rate which is two percent (2%) per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans but not in excess of the Highest Lawful Rate. The payment or acceptance of the increased rate provided by this subsection 2.2E shall not constitute a waiver of any Event of Default or an amendment to this Agreement or otherwise prejudice or limit any rights or remedies of Agent or any Lender.

     F. COMPUTATION OF INTEREST. Subject to subsection 10.18, interest on the Revolving Credit Loans shall be computed on the basis of a 360-day year and the actual number of days elapsed in the period during which it accrues. In computing interest on any Revolving Credit Loan, the date of the making of such Revolving Credit Loan or the first day of an Interest Period applicable to such Revolving Credit Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, shall be included; and the date of payment of such Eurodollar Rate Loan or the expiration date of an Interest Period applicable to such Eurodollar Rate Loan, or with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, shall be excluded; PROVIDED that if a Revolving Credit Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Revolving Credit Loan.

     2.3  Fees

     A. COMMITMENT FEE. Company agrees to pay to Agent for distribution to each Lender in proportion to that Lender's Pro Rata Share of the Revolving Credit Commitments commitment fees ("COMMITMENT FEES") for the period from and including the Closing Date to but excluding the Revolving Credit Commitment Termination Date equal to the average of the daily unused portion of the Revolving Credit Commitments MULTIPLIED by the applicable Commitment Fee Percentage, such Commitment Fees to be calculated, subject to subsection 10.18, on the basis of a 360-day year and the actual number of days elapsed and to be payable in arrears on and to (but not including) the last Business Day of each fiscal quarter of each year, commencing on the first such date to occur after the Closing Date, and upon the Revolving Credit Commitment Termination Date. Anything contained in this Agreement to the contrary notwithstanding, for purposes of calculating the Commitment Fees payable by Company pursuant to this subsection 2.3A the "unused portion of the Revolving Credit Commitments",


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

as of any date of determination, shall be an amount equal to the aggregate amount of Revolving Credit Commitments (as the same may have been reduced pursuant to subsection 2.4E) as of such date MINUS the aggregate principal amount of all outstanding Revolving Credit Loans on such date, and the unused portion of the Revolving Credit Commitments shall not be reduced by reason of the issuance of Letters of Credit or by any limitation of the amount available for borrowing thereunder set forth in the numbered paragraphs of subsection 2.1A.

     B. FACILITY FEE. Subject to Section 10.18, Company agrees to pay to Agent, for the account of each Lender (other than NationsBank), a one-time facility fee equal to the product of (i) 0.10% times (ii) the sum of (x) such Lender's Revolving Credit Commitment plus (y) such Lender's Commitments under the Eurocurrency Credit Agreements. Such fees shall be payable on the Closing Date, shall be fully-earned when due, subject to Section 10.18, non-refundable when paid, and shall be payable in Dollars. For the purposes of calculating such fees, any amounts denominated in (a) Pounds Sterling shall be translated into Dollars utilizing the same exchange rate pursuant to which the aggregate amount as of the Closing Date of Commitments in such currency under the U.K. Credit Agreement was determined and (b) Swiss Francs shall be translated into Dollars utilizing the same exchange rate pursuant to which the aggregate amount as of the Closing Date of Commitments in such currency under the Swiss Credit Agreement was determined.

     C. OTHER FEES. Company agrees to pay to Agent, for its own account, the fees provided for in the Fee Letter in the amounts and on the dates as provided therein.

     2.4 Prepayments and Payments of Revolving Credit Loans; Reductions in Revolving Credit Loan Commitments

     A.   PREPAYMENTS.

          (i) VOLUNTARY REPAYMENTS OF REVOLVING CREDIT LOANS. Company may, upon prior written or telephonic notice by no later than 12:00 noon (Dallas time) on the date of repayment (in the case of Base Rate Loans) or on the date which is not less than three Business Days prior to the date of repayment (in the case of Eurodollar Rate Loans) confirmed in writing to Agent (which notice Agent will promptly transmit by telegram, telex or telephone to each Lender, any such telephonic notice to be promptly confirmed by Agent in writing) specifying the Revolving Credit Loan or Revolving Credit Loans to which such repayment is to be applied, at any time and from time to time repay Revolving Credit Loans. Prepayment of Eurodollar Rate Loans shall be in an aggregate minimum amount of $2,500,000 and integral multiples of $500,000 in excess of that amount or, if such Eurodollar Rate Loans are less than $2,500,000, in the then remaining amount of such Revolving Credit Loans. Repayment of Base Rate Loans shall be in an aggregate minimum amount of $500,000 and multiples of $100,000 in excess of that amount. If the notice of repayment does not specify how such repayment shall be applied, it shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, as determined by Agent. Notice of repayment having been given as aforesaid, the principal amount of the Revolving Credit Loans specified in such notice shall become due and payable on the repayment date.

          (ii) MANDATORY PREPAYMENT OF REVOLVING CREDIT LOANS. At such time, if any, that the net book value of assets (including stock of any Subsidiary which is not a Material Subsidiary) of Holding, Company or any Subsidiary disposed of in a U.S. Asset Sale since February 24, 1995 exceeds $5,000,000 in the aggregate, Company shall, within 2 Business Days of the date of receipt of any Net Cash Proceeds from any such U.S. Asset Sale thereafter (or within 2 Business Days of the date of receipt of any portion of Net Cash Proceeds from one such U.S. Asset Sale that results in the aggregate net book value of all assets disposed of in such U.S. Asset Sales to exceed $5,000,000), prepay an aggregate principal amount of the Revolving Credit Loans in an amount equal to 50% of the amount of such Net Cash Proceeds.

          (iii) APPLICATION OF REPAYMENTS. All repayments of Eurodollar Rate Loans shall include payment of accrued interest on the principal amount thereof so repaid and shall be applied to the payment of such interest before application to such principal. With respect to different Revolving Credit Loans being repaid separately, any repayment shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in the order determined by Agent unless, with respect to voluntary repayments, Company indicates otherwise in its notice of repayment pursuant to subsection 2.4A(i).

     B. MANNER AND TIME OF PAYMENT. All payments of principal, interest and fees hereunder by Company shall be made without defense, set-off or counterclaim and in same day funds and delivered to Agent not later than 12:00 noon (Dallas time) on the date due at its office located at 901 Main Street, 67th Floor, Dallas, Texas 75202 for the account of Lenders; funds received by Agent after that time shall be deemed to have been paid by Company on the next succeeding Business Day.

     C. APPORTIONMENT OF PAYMENTS. Aggregate principal and interest payments shall be apportioned among all outstanding Revolving Credit Loans to which such payments relate, and such payments shall be apportioned ratably to Lenders, proportionately to Lenders' respective Pro Rata Shares. Agent shall promptly distribute to each Lender at its primary address set forth below its name on the appropriate signature page hereof or such other address as any Lender may request its share of all such payments received by Agent and the commitment fees of such Lender when received by Agent pursuant to subsection 2.3A. Notwithstanding the foregoing provisions of this subsection 2.4C if, pursuant to the provisions of subsection 2.6D, any Notice of Borrowing or Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of the Revolving Credit Commitments of Eurodollar Rate Loans, Agent shall give effect thereto in apportioning payments received thereafter.

     D. PAYMENTS ON NON-BUSINESS DAYS. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment and other fees hereunder, as the case may be; PROVIDED, HOWEVER, that if the day on which payment relating to a Eurodollar Rate Loan is due is not a Business Day but is a day of the month after which no further Business Day occurs in that month, then the due date thereof shall be the next preceding Business Day.

     E. REDUCTIONS OF REVOLVING CREDIT COMMITMENTS. Company shall have the right, at any time and from time to time, to terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Credit Commitments in an amount up to the amount by which the Revolving Credit Commitments exceed the Total Utilization of Revolving Credit Commitments. Company shall give not less than three Business Days' prior written notice to Agent designating the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction. Promptly after receipt of a notice of such termination or partial reduction, Agent shall notify each Lender of the proposed termination or reduction. Such termination or partial reduction of the Revolving Credit Commitments shall be effective on the date specified in Company's notice and shall reduce the Revolving Credit Commitment of each Lender proportionately to its Pro Rata Share of the Revolving Credit Commitments. Any such partial reduction of the Revolving Credit Commitments shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $500,000 in excess of that amount unless the remaining amount of such Commitments is less than $5,000,000 in which case such reduction shall be in the amount of the then remaining Revolving Credit Commitments. The Revolving Credit Commitments shall be permanently reduced by the amount of any mandatory prepayment of the Revolving Credit Loans that shall be required to be made pursuant to subsection 2.4A(ii).

     2.5  Use of Proceeds

     A. REVOLVING CREDIT LOANS. The proceeds of the Revolving Credit Loans shall be applied by Company for its general corporate purposes, which may include, without limitation, (i) working capital, (ii) the refinancing of the term loan outstanding under the Original Credit Agreement and certain other debt, (iii) capital expenditures and certain other expenditures permitted hereby, (iv) Permitted Acquisitions, and (v) reimbursement to any Issuing Lender of any amounts drawn under any Letter of Credit as provided in subsection 2.8C.

     B. LETTERS OF CREDIT. The Letters of Credit shall be issued for general corporate purposes, which may include, without limitation, supporting
(i) workers' compensation liabilities, (ii) obligations to third party insurers,
(iii) performance, payment, deposit or surety obligations under law or governmental rule or regulation or in accordance with industry custom and practice, or (iv) obligations incurred in connection with the purchase of goods and services in the ordinary course of business.

     C. MARGIN REGULATIONS. No portion of the proceeds of any borrowing under this Agreement shall be used by Company to purchase or carry any Margin Stock in any manner that might cause the borrowing or the application of such proceeds to violate Regulation G, Regulation U, Regulation T, or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of the Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

     2.6  Special Provisions Governing Eurodollar Rate Loans; Increased Costs

     Notwithstanding any other provision of this Agreement to the contrary, the following provisions, to the extent they relate to Eurodollar Rate Loans, shall govern as to the matters covered:

     A. DETERMINATION OF INTEREST RATE. As soon as practicable after 10:00 A.M. (Dallas time) on each Interest Rate Determination Date, Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof on such date (in writing or by telephone confirmed in writing) to Company and each Lender.

     B. SUBSTITUTED RATE OF BORROWING. If on any Interest Rate Determination Date, Agent shall have determined (which determination shall be final and conclusive and binding upon all parties but shall be made only after consultation with Company) that, by reason of any changes arising after the date of this Agreement affecting the Eurodollar market or by reasons of any change arising after the date of this Agreement affecting the position of a Lender in such market (each such Lender an "AFFECTED LENDER"), the Eurodollar Rate shall not represent the effective pricing to such Affected Lender for Dollar deposits of comparable amount for the relevant period and the higher cost of such deposits is deemed by such Lender and Agent (in their sole discretion) to be material, then, and in any such event, Agent shall promptly (and in any event not later than such Interest Rate Determination Date) give notice (by telephone confirmed in writing) to Company (which notice Agent shall promptly transmit to each other Lender) of such determination. Thereafter, Company shall pay to each Affected Lender, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Affected Lender in its sole discretion shall reasonably determine) as shall be required to cause such Affected Lender to be paid interest with respect to its Eurodollar Rate Loans for the Interest Period following that Interest Rate Determination Date at a rate per annum equal to the Applicable Margin then in effect plus the effective pricing to such Affected Lender for Dollar deposits to make or maintain its Eurodollar Rate Loans; PROVIDED that Company may replace such Affected Lender with one or more other banks reasonably acceptable to Agent so long as (i) the aggregate amount of the Revolving Credit Commitments of the Affected Lender to be replaced shall equal the aggregate amount of Revolving Credit Commitments of such other bank or banks and (ii) such Affected Lender is replaced in the Eurocurrency Credit Agreements to which it is a party by the same bank or banks. Upon the execution of an assignment agreement substantially in the form of EXHIBIT VII annexed hereto, each such other bank shall be deemed to be a "Lender" for all purposes of this Agreement as set forth in subsection 10.2. A certificate as to additional amounts owed an

Affected Lender, showing in reasonable detail the basis for the calculation thereof, submitted in good faith to Company and Agent by such Affected Lender shall, absent manifest error, be final and conclusive and binding upon all of the parties hereto.

     C. REQUIRED TERMINATION AND PREPAYMENT. If on any date any Lender shall have reasonably determined (which determination shall be final and conclusive and binding upon all parties) that the making or continuation of its Eurodollar Rate Loans has become unlawful or impossible by compliance by that Lender in good faith with any law, governmental rule, regulation or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, and in any such event, that Lender shall be an Affected Lender and it shall promptly give notice (by telephone confirmed in writing) to Company and Agent (which notice Agent shall promptly transmit to each Lender) of that determination. Subject to the prior withdrawal of a Notice of Borrowing or a Notice of Conversion/Continuation or prepayment of the Eurodollar Rate Loans of the Affected Lender as contemplated by the following subsection 2.6D, the obligation of the Affected Lender to make or maintain its Eurodollar Rate Loans during any such period shall be terminated at the earlier of the termination of the Interest Period then in effect or when required by law and Company shall no later than the termination of the Interest Period in effect at the time any such determination pursuant to this subsection 2.6C is made or, earlier, when required by law, repay or prepay the Eurodollar Rate Loans of the Affected Lender, together with all interest accrued thereon.

     D. OPTIONS OF COMPANY. In lieu of paying an Affected Lender such additional moneys as are required by subsection 2.6B or the prepayment of an Affected Lender required by subsection 2.6C, Company may exercise any one of the following options:

          (i) If the determination by an Affected Lender relates only to Eurodollar Rate Loans then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, Company may by giving notice (by telephone confirmed in writing) to Agent (who shall promptly give similar notice to each Lender) no later than the date immediately prior to the date on which such Eurodollar Rate Loans are to be made, withdraw that Notice of Borrowing or Notice of Conversion/Continuation and the Eurodollar Rate Loans then being requested shall be made by Lenders as Base Rate Loans; or

          (ii) Upon written notice to Agent and each Lender, Company may terminate the obligations of Lenders to make or maintain Revolving Credit Loans as, and to convert Revolving Credit Loans into, Eurodollar Rate Loans and in such event, Company shall, prior to the time any payment pursuant to subsection 2.6C is required to be made or, if the provisions of subsection 2.6B are applicable, at the end of the then current Interest Period, convert all of the Eurodollar Rate Loans into Base Rate Loans in the manner contemplated by subsection 2.2D but without satisfying the advance notice requirements therein; or

          (iii) Company may give notice (by telephone confirmed in writing) to the Affected Lender and Agent (who shall promptly give similar notice to each Lender) and require the Affected Lender to make the Eurodollar Rate Loan then being requested as a Base Rate Loan or to continue to maintain its outstanding Base Rate Loan then the subject of a Notice of Conversion/Continuation as a Base Rate Loan or to convert its Eurodollar Rate Loans then outstanding that are so affected into Base Rate Loans at the end of the then current Interest Period (or at such earlier time as prepayment is otherwise required to be made pursuant to subsection 2.6C) in the manner contemplated by subsection 2.2D but without satisfying the advance notice requirements therein, that notice to pertain only to the Revolving Credit Loans of the Affected Lender and to have no effect on the obligations of the other Lenders to make or maintain Eurodollar Rate Loans or to convert Base Rate Loans into Eurodollar Rate Loans.

     E. COMPENSATION. Company shall compensate each Lender, upon written request by that Lender (which request shall set forth in reasonable detail the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including, without limitation, any loss (including interest paid) sustained by that Lender in connection with the re-employment of such funds), that Lender may sustain (other than through a default by that Lender): (i) if for any reason a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Borrowing, a Notice of Conversion/Continuation or a telephonic request for borrowing or conversion/continuation or a successive Interest Period does not commence after notice therefor is given pursuant to subsection 2.2D, (ii) if for any reason any prepayment of any of its Eurodollar Rate Loans occurs on a date that is not the last day of an Interest Period applicable to that Eurodollar Rate Loan, (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by Company, or (iv) as a consequence of any other default by Company to repay its Eurodollar Rate Loans when required by the terms of this Agreement.

     F. QUOTATION OF EURODOLLAR RATE. Anything herein to the contrary notwithstanding, if on any Interest Rate Determination Date NationsBank is as a matter of general practice not quoting rates to first class banks in the Eurodollar market for the offering of Dollars for deposit with maturities comparable to the Interest Period and in amounts comparable to the Eurodollar Rate Loans requested, Agent shall give Company and each Lender prompt notice thereof and the Revolving Credit Loans requested shall be made as Base Rate Loans. Until such notice has been withdrawn by Agent, no further Eurodollar Rate Loan shall be made nor shall Company have the right to convert a Base Rate Loan to a Eurodollar Rate Loan. Such notice shall be withdrawn by Agent when Agent resumes the quotation of such rates.

     G. BOOKING OF EURODOLLAR RATE LOANS. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of, any of its branch offices or the office of an Affiliate of that Lender, subject to subsection 2.6K.

     H. INCREASED COSTS. If, after the date hereof by reason of, (x) the introduction of or any change (including, without limitation, any change by way of imposition or increase of tax or reserve requirements) in or in the official interpretation of any law or regulation by the authority charged with the administration or interpretation thereof, or (y) the compliance with any guideline or request from any central bank or other governmental authority or quasi- governmental authority exercising control over banks or financial institutions generally (whether or not having the force of law):

          (i) any Lender (or its applicable lending office) shall be subject to any increase in the net amount of any tax, duty or other charge with respect to its Eurodollar Rate Loans or its obligation to make Eurodollar Rate Loans, or shall be subject to any change in the basis of taxation of payments to any Lender of the principal of or interest on its Eurodollar Rate Loans or its obligation to make Eurodollar Rate Loans (except for any increase or other change in or with respect to Excluded Taxes); or

          (ii) any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender's applicable lending office shall be imposed or deemed applicable or any other condition affecting its Eurodollar Rate Loans or its obligation to make Eurodollar Rate Loans shall be imposed on any Lender or its applicable lending office or the interbank Eurodollar market;

and as a result thereof there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans, or there shall be a reduction in the amount received or receivable with respect to Eurodollar Rate Loans by that Lender or its applicable lending office under this Agreement, then Company shall from time to time, upon written notice from and demand by that Lender (with a copy of such notice and demand to Agent), pay to Agent for the account of that Lender, within five Business Days after receipt of such notice and demand, additional amounts sufficient to indemnify that Lender against such increased cost or reduced amount. A certificate in reasonable detail as to the amount of such increased cost or reduced amount, submitted to Company and Agent by that Lender, shall, except for manifest error, be final, conclusive and binding for all purposes. Any payments to be made by Company under subsections 2.6B, 2.6H, 2.7 or 2.9 are to be without duplication.

     Company shall not be required to pay any amounts pursuant to this subsection 2.6H to or on behalf of any Foreign Lender unless such Foreign Lender has provided to Company, either a Certificate of Exemption or a Letter of Non-Exemption.

     I. ASSUMPTIONS CONCERNING FUNDING OF EURODOLLAR RATE LOANS. Calculation of all amounts payable to a Lender under subsections 2.6B, 2.6E and 2.6H shall be made as though that Lender had actually funded its relevant Eurodollar Rate Loan through the purchase of a Eurodollar deposit bearing interest at the Eurodollar Rate in an amount equal to the amount of that Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Lender to a domestic office of that Lender in the United States of America; PROVIDED, HOWEVER, that each

Lender may fund each of its Eurodollar Rate Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection 2.6.

     J. EURODOLLAR RATE LOANS AFTER DEFAULT. Unless Agent and Requisite Lenders shall otherwise agree, after the occurrence of and during the continuance of a Potential Event of Default or Event of Default, Company may not elect to have a Revolving Credit Loan be made or maintained as, or converted to, a Eurodollar Rate Loan after the expiration of any Interest Period then in effect for that Eurodollar Rate Loan.

     K. AFFECTED LENDERS' OBLIGATION TO MITIGATE. Each Lender agrees that, as promptly as practicable after it becomes aware of the occurrence of an event or the existence of a condition that would cause it to be an Affected Lender under subsection 2.6B or 2.6C or that would entitle such Lender to receive payments under subsection 2.6H, 2.7 or 2.9, it will, to the extent not inconsistent with such Lender's internal policies, use reasonable efforts to make, fund or maintain the affected Revolving Credit Loans of such Lender through another lending office of such Lender if as a result thereof the additional moneys which would otherwise be required to be paid to such Lender pursuant to subsection 2.6B, 2.6H, 2.7 or 2.9 would be materially reduced or the illegality or other adverse circumstances which would otherwise require prepayment of such Revolving Credit Loans pursuant to subsection 2.6C would cease to exist, and if, as determined by such Lender in its sole discretion, the making, funding or maintaining of such Revolving Credit Loans through such other lending office would not otherwise materially adversely affect such Revolving Credit Loans or such Lender. Company hereby agrees to pay all reasonable expenses incurred by any Lender in utilizing another lending office of such Lender pursuant to this subsection 2.6K, to the extent such expenses exceed the expenses that such Lender would otherwise incur in utilizing the original lending office of such Lender.

     2.7  Capital Adequacy Adjustment

     In the event that any Lender shall have reasonably determined that the adoption or implementation after the date hereof of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, including, without limitation, any change in the regulations set forth at 12 C.F.R. Part 208 (Appendix A) and 12 C.F.R. Part 225 (Appendix A), or any change therein or in the interpretation or application thereof, or compliance by any Lender with any request or directive regarding capital adequacy (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from any central bank or governmental agency or body having jurisdiction, does or shall have the effect of increasing the amount of capital required to be maintained by such Lender and thereby reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender would have achieved but for the occurrence of such circumstances, then Company shall from time to time, within ten (10) Business Days of written notice and demand from such Lender (with a copy to the Agent) claiming compensation pursuant to this subsection 2.7, including a certificate (x) stating that one of the events described in this subsection 2.7 has occurred and describing in reasonable detail the nature of such event,

(y) stating the amount of the reduction in the rate of return on such Lender's capital reasonably determined by such Lender to be allocable to the existence of such Lender's commitment to lend hereunder and (z) setting forth in reasonable detail the manner of calculation of the reduction in the rate of return on such Lender's capital and such allocated amount thereof, pay to Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such allocated reduction. Such certificate as to the amount of such compensation, submitted to Company and Agent by such Lender, shall, absent manifest error, be final, conclusive and binding for all purposes. In determining such amount, a Lender may use any averaging and attribution method; PROVIDED, HOWEVER, that such method shall be reasonable. Notwithstanding the foregoing, nothing in this subsection 2.7 is intended to provide and this subsection 2.7 shall not provide to Holding, Company or any Material Domestic Subsidiary entering into a Domestic Loan Document the right to inspect the records, files or books of any Lender. For the avoidance of doubt, no amount shall be required to be paid to any Lender or Agent under this subsection 2.7 in respect of any increased cost or reduced return arising from the implementation of, or compliance by any Lender with, any rule, regulation, guideline, order or other request or directive regarding capital adequacy which is in existence at the date hereof.

     2.8  Letters of Credit

     A. LETTERS OF CREDIT. In addition to Company requesting that Lenders make Revolving Credit Loans pursuant to subsection 2.1, Company may request, in accordance with the provisions of this subsection 2.8A, on and after the date on which all of the conditions set forth in subsection 3.1 are satisfied to and excluding the Revolving Credit Commitment Termination Date, that NationsBank (or, if NationsBank is unwilling to provide such Letters of Credit, one or more Lenders; PROVIDED that, if no other Lender is willing to provide any Letter of Credit, NationsBank shall, if each of the conditions to issuance of such Letter of Credit in this Agreement is met, issue such Letter of Credit) issue Letters of Credit for the account of Company, on behalf of Company or any Material Domestic Subsidiary; PROVIDED that (i) Company shall not request that any Lender issue (and no Lender shall issue) any Letter of Credit if, after giving effect to such issuance, the Total Utilization of Revolving Credit Commitments would exceed the aggregate of all Revolving Credit Commitments, and (ii) Company shall not request that any Lender issue any Letter of Credit if, after giving effect to such issuance, the aggregate Letter of Credit Usage would exceed $20,000,000. In no event shall any Lender issue any Letter of Credit having an expiration date later than the earlier of (y) the Revolving Credit Commitment Termination Date, as in effect on the date of issuance of such Letter of Credit, or (z) the date which is eighteen months from the date of issuance of such Letter of Credit; PROVIDED, that this clause (z) shall not prevent any Issuing Lender from agreeing that a Letter of Credit will automatically be extended annually for a period not to exceed one year unless such Issuing Lender elects not to extend for such additional period. The issuance or extension of any Letter of Credit in accordance with the provisions of this subsection 2.8 shall require the satisfaction of each condition set forth in subsection 3.3; PROVIDED, HOWEVER, the obligation of each Issuing Lender to issue or extend any Letter of Credit is subject to the condition that (i) such Issuing Lender believed in good faith that all conditions under subsections 2.8A and 3.3 to the issuance or extension of such Letter of Credit were satisfied at the time such Letter of Credit was issued or extended or (ii) the satisfaction of any such condition not satisfied had been waived by Requisite Lenders prior to or at the time such Letter of Credit was issued or extended; PROVIDED FURTHER that Issuing Lender shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, including, without limitation, an Officer's Certificate from Company as to the satisfaction of the conditions under subsection 3.3, in determining the satisfaction of any conditions to the issuance or extension of any Letter of Credit or the Total Utilization of Revolving Credit Commitments or aggregate Letter of Credit Usage then in effect.

     Immediately upon the issuance of each Letter of Credit (or with respect to the Existing Letters of Credit, upon the Closing Date and satisfaction of the conditions set forth in subsections 3.1 and 3.3), each Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Lender a participation in such Letter of Credit and drawings thereunder in an amount equal to such Lender's Pro Rata Share of the Revolving Credit Commitments of the maximum amount which is or at any time may become available to be drawn thereunder.

     Each Letter of Credit supporting the payment of Indebtedness may provide that, upon the occurrence of an Event of Default and the acceleration of the maturity of the Revolving Credit Loans, the Issuing Lender shall pay the beneficiary thereof if (and only if) payment is then due by the terms of such Letter of Credit to such beneficiary, or if such payment is not then due to such beneficiary, may provide (as and to the extent contemplated by the "THEN" clause of Section 8) for the deposit of funds in an account of Issuing Lender to secure payment to such beneficiary and that any funds so deposited shall be paid to such beneficiary if all conditions to such payment under such Letter of Credit are satisfied or returned to the Issuing Lender for distribution to Lenders (or, if all Obligations shall have been indefeasibly paid in full, to Company) if no payment to such beneficiary has been made and the final date available for drawings under such Letter of Credit has passed. Each payment or deposit of funds by the Issuing Lender as provided in this paragraph shall be treated for all purposes of this Agreement as a drawing duly honored by the Issuing Lender under the related Letter of Credit.

     B. NOTICE OF ISSUANCE. Whenever Company desires to cause a Lender to issue a Letter of Credit, it shall deliver to that Lender and Agent a Notice of Issuance of Letter of Credit in the form annexed hereto as EXHIBIT IB no later than 12:00 noon (Dallas time) at least four Business Days in advance of the proposed date of issuance or such shorter time as may be acceptable to the Issuing Lender. The Notice of Issuance of Letter of Credit shall specify
(i) the proposed Issuing Lender (which shall be NationsBank unless NationsBank declines to issue such Letter of Credit), (ii) the proposed date of issuance (which shall be a Business Day), (iii) the face amount of the Letter of Credit,
(iv) the expiration date of the Letter of Credit, (v) the name and address of the beneficiary, and (vi) such other documents or materials as such Issuing Lender may reasonably request; PROVIDED that the Issuing Lender, in its sole judgment, may require changes in any such documents and materials; PROVIDED further that the Issuing Lender shall not be required to issue any Letter of Credit that on its terms requires payment thereunder prior to the third Business Day following receipt by the Issuing Lender of such documents and materials. In determining whether to pay any Letter of Credit, the Issuing Lender shall be responsible only to use reasonable care to determine that the documents and materials required to be delivered under that Letter of Credit have been delivered and that they comply on their face with the requirements of that Letter of Credit. Promptly upon the issuance of a Letter of Credit, the Issuing Lender shall notify each Lender of the issuance and the amount of each such other Lender's respective participation therein determined in accordance with subsection 2.8D.

     C. PAYMENT OF AMOUNTS DRAWN UNDER LETTERS OF CREDIT. In the event of any request for drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall immediately notify Company and Agent, and Company shall reimburse the Issuing Lender on the day on which such drawing is honored in an amount in same day funds equal to the amount of such drawing, plus accrued interest, if any, on such amount at the rate set forth in subsection 2.8E(4).

     D. PAYMENT BY LENDERS. If Company shall fail to reimburse the Issuing Lender, for any reason, as provided in subsection 2.8C in an amount equal to the amount of any drawing honored by the Issuing Lender under a Letter of Credit issued by it, the Issuing Lender shall promptly notify each Lender of the unreimbursed amount of such drawing and of such Lender's respective participation therein based on such Lender's Pro Rata Share of the Revolving Credit Commitments. Each Lender shall make available to the Issuing Lender an amount equal to its respective participation, in same day funds, at the office of the Issuing Lender specified in such notice, not later than 12:00 noon (Dallas time) on the Business Day after the date notified by the Issuing Lender. If any Lender fails to make available to the Issuing Lender the amount of such Lender's participation in such Letter of Credit as provided in this subsection 2.8D, the Issuing Lender shall be entitled to recover such amount on demand from such Lender together with interest at the customary rate set by the Issuing Lender for the correction of errors among banks for one Business Day and thereafter at the Base Rate. Nothing in this subsection 2.8 shall be deemed to prejudice the right of any Lender to recover from the Issuing Lender any amounts made available by such Lender to the Issuing Lender pursuant to this subsection 2.8D, or any rights of Company, if it is determined in a final judgment by a court of competent jurisdiction that the payment with respect to a Letter of Credit by the Issuing Lender in respect of which payment was made by such Lender constituted gross negligence or willful misconduct on the part of the Issuing Lender. The Issuing Lender shall distribute to each other Lender which has paid all amounts payable by it under this subsection 2.8D with respect to any Letter of Credit issued by the Issuing Lender such other Lender's Pro Rata Share of the Revolving Credit Commitments of all payments received by the Issuing Lender from Company or pursuant to the last paragraph of subsection 2.8A in reimbursement of drawings honored by the Issuing Lender under such Letter of Credit when such payments are received.

     E. COMPENSATION. Company agrees to pay the following amounts to the Issuing Lender with respect to each Letter of Credit issued by it:

          (1) an administrative fee equal to .125% per annum of the maximum amount available from time to time to be drawn under such Letter of Credit payable in arrears on and to (but not including) the last Business Day of each fiscal quarter of each year, commencing on the first such date to occur after the Closing Date;

          (2) a commission on each Documentary Letter of Credit with an initial expiration date of less than one year equal to 0.625% per annum of the weighted average maximum amount available from time to time to be drawn under such Letter of Credit, payable in arrears on and to (but not including) the last Business Day of each fiscal quarter of each year, commencing on the first such date to occur after the Closing Date.

          (3)  a commission on each (A) Standby Letter of Credit and
     (B) Documentary Letter of Credit with an initial expiration date of one year or more at a per annum rate equal to the product of (y) the weighted average Applicable Margin applicable to Eurodollar Rate Loans during the period of calculation times (z) the weighted average maximum amount available from time to time to be drawn during such period under such Letter of Credit, payable in arrears on and to (but not including) the last Business Day of each fiscal quarter of each fiscal year, commencing on the first such date to occur after the Closing Date;

          (4) with respect to drawings made under any Letter of Credit, interest, payable on demand, on the amount paid by the Issuing Lender in respect of each such drawing from the date of the drawing through the date such amount is reimbursed by Company at a rate which is equal to the Base Rate; PROVIDED that if such amount is not paid within three Business Days, such amount shall bear interest thereafter at a rate which is equal to 2.00% per annum in excess of the Base Rate which such rate shall not thereafter be increased pursuant to subsection 2.2E; and

          (5) with respect to the issuance, amendment or transfer of each Letter of Credit and each drawing made thereunder, reasonable documentary and processing charges in accordance with the Issuing Lender's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or drawing, as the case may be, or as otherwise agreed to by the Issuing Lender.

     Promptly upon receipt by Issuing Lender of any amount described in clauses (2), (3) or (4) of this subsection 2.8E with respect to a Letter of Credit, the Issuing Lender shall distribute to each Lender its Pro Rata Share of the Revolving Credit Commitments of such amount.

     F. OBLIGATIONS ABSOLUTE. The obligation of Company to reimburse the Issuing Lender for drawings made under the Letters of Credit issued by it and the obligations by Lenders under subsection 2.8D shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including, without limitation, the following circumstances:

          (i)  any lack of validity or enforceability of any Letter of Credit;

          (ii) the existence of any claim, set-off, defense or other right which Company may have at any time against a beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such transferee may be acting), Agent, any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Company and the beneficiary for which the Letter of Credit was procured);

          (iii) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; PROVIDED that the Issuing Lender shall use reasonable care to determine that the documents and certificates required to be delivered under any Letter of Credit have been delivered and that they comply on their face with the requirements of that Letter of Credit;

          (iv) payment by the Issuing Lender under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit; PROVIDED that the Issuing Lender shall use reasonable care to determine that the documents and certificates required to be delivered under any Letter of Credit have been delivered and that they comply on their face with the requirements of that Letter of Credit;

          (v) any adverse change in the condition (financial or otherwise) of Holding or any of its Subsidiaries;

          (vi) any breach of this Agreement or any other Loan Document by Holding or any of its Subsidiaries, Agent, or any Lender (other than the Issuing Lender);

          (vii) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or

          (viii) the fact that an Event of Default or a Potential Event of Default shall have occurred and be continuing;

PROVIDED that Company shall not be required to pay any such amounts to the extent they arise from the gross negligence or willful misconduct of the Issuing Lender (as determined by a court of competent jurisdiction).

     G. ADDITIONAL PAYMENTS. If, after the date hereof, by reason of (a) the introduction of or change in the official interpretation of any applicable law or regulation by the authority charged with the administration or interpretation thereof or (b) compliance by the Issuing Lender or any Lender with any guideline or request of any central bank or other governmental authority or quasi-governmental authority exercising control over banks or financial institutions generally (whether or not having the force of law):

          (i) the Issuing Lender or any Lender shall be subject to any increase in the net amount of any tax, duty or other charge with respect to the maintenance or fulfillment of its obligations under this subsection 2.8 (except for any increase or other change in or with respect to Excluded Taxes);

          (ii) any reserve, special deposit, premium, FDIC assessment, capital adequacy or similar requirement is or shall be applicable, imposed or modified in respect of any Letters of Credit issued by the Issuing Lender or participations therein purchased by any Lender; or

          (iii) there shall be imposed on the Issuing Lender or any Lender any other condition regarding this subsection 2.8, any Letter of Credit or any participation therein;

and the result of the foregoing is to directly or indirectly increase the cost to the Issuing Lender or any Lender of , making or maintaining any Letter of Credit or of purchasing or maintaining any participation therein, or to reduce the amount receivable in respect thereof by the Issuing Lender or any Lender, then and in any such case the Issuing Lender or such Lender may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Company and Agent, and Company shall pay within five Business Days of the date of such notice such amounts as the Issuing Lender or such Lender may specify to be necessary to compensate the Issuing Lender or such Lender for such additional cost or reduced receipt, together with interest on such amount from the date demanded until payment in full thereof at a rate equal at all times to the Base Rate PLUS 0.50% per annum. The determination by the Issuing Lender or any Lender, as the case may be, of any amount due pursuant to this subsection 2.8G as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest error, be final and conclusive and binding on all of the parties hereto.

     Company shall not be required to pay any amounts pursuant to this subsection 2.8G to or on behalf of any Foreign Lender unless such Foreign Lender has provided to Company either a Certificate of Exemption or a Letter of Non-Exemption.

     H. INDEMNIFICATION; NATURE OF ISSUING LENDER'S DUTIES. In addition to amounts payable as elsewhere provided in this subsection 2.8, Company hereby agrees to protect, indemnify, pay and save harmless the Issuing Lender from and against any and all claims, demands, damages and losses of, and liabilities to, third parties to which the Issuing Lender may be subject, and all reasonable out-of-pocket costs, charges and expenses (including reasonable attorneys' fees) relating thereto which the Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit, other than as a result of fraud, gross negligence or willful misconduct of the Issuing Lender or the Issuing Lender failing to use reasonable care to determine that the documents and certificates required to be delivered under such Letter of Credit had been delivered and that they complied on their face with the requirements of that Letter of Credit (as determined by a court of competent jurisdiction) or (ii) the failure of the Issuing Lender to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "GOVERNMENT ACTS"). Each Lender, proportionately to its Pro Rata Share of the Revolving Credit Commitments, severally agrees to indemnify Issuing Lender to the extent Issuing Lender shall not have been reimbursed by Holding or its Subsidiaries, for and against any of the foregoing claims, demands, liabilities, damages, losses, costs, charges and expenses to which Issuing Lender is entitled to reimbursement from Holding or its Subsidiaries.

     As between Company and the Issuing Lender, Company assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by the Issuing Lender by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Issuing Lender shall not be responsible (absent fraud, gross negligence or willful misconduct (as determined by a court of competent jurisdiction) and PROVIDED that the Issuing Lender shall use reasonable care to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of that Letter of Credit): (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of such Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of any such Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms;
(vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; and
(viii) for any consequences arising from causes beyond the control of the Issuing Lender, including, without limitation, any Government Acts.

     In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Lender under or in connection with the Letters of Credit issued by it or the related certificates, if taken or omitted in good faith and absent fraud, gross negligence or willful misconduct of the Issuing Lender (as determined by a court of competent jurisdiction), shall not put the Issuing Lender under any resulting liability to Company; PROVIDED that, notwithstanding the foregoing, the Issuing Lender shall use reasonable care to determine that the documents and certificates required to be delivered under any such Letter of Credit have been delivered and that they comply on their face with the requirements of that Letter of Credit.

     Notwithstanding anything to the contrary contained in this subsection 2.8H, Company shall have no obligation to indemnify the Issuing Lender in respect of any claims, demands, liabilities, damages, losses, costs, charges or expenses to which the Issuing Lender may incur or be subject, to the extent they arise out of the fraud, gross negligence or willful misconduct of the Issuing Lender as determined by a court of competent jurisdiction, or out of the wrongful dishonor by the Issuing Lender of a proper demand for payment made under the Letters of Credit, or out of the failure of the Issuing Lender to use reasonable care to determine that the documents and certificates required to be delivered under any Letter of Credit have been delivered and that they comply on their face with the requirements of that Letter of Credit.

     For purposes of this subsection 2.8H, the term "Issuing Lender" means the Issuing Lender and any Lender purchasing a participation in any Letter of Credit pursuant to subsection 2.8D.

     I. COMPUTATION OF INTEREST AND FEES. Subject to subsection 10.18, interest and fees payable pursuant to this subsection 2.8 shall be computed on the basis of a 360-day year and the actual number of days elapsed in the period during which it accrues.

     2.9  Tax Certificates.

     Each Lender that becomes a Lender pursuant to the proviso in the definition of Lender shall deliver to each of Company and Agent either (1) a letter or other written certification stating that it is organized under the laws of the United States of America or a state thereof (referred to in this subsection 2.9 as a "LETTER OF DOMESTIC ORGANIZATION") or (2) if it is not a "United States person" within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (referred to in this subsection 2.9 and subsection 2.6H as a "FOREIGN LENDER") (x) two properly completed and executed copies of United States Internal Revenue Service Form 4224 or Form 1001 or other successor applicable form, certificate or document prescribed by the Internal Revenue Service of the United States certifying as to such Foreign Lender's entitlement to an exemption from or reduced rate of United States withholding under an applicable statute or tax treaty with respect to payments to be made to such Foreign Lender hereunder (referred to in this subsection 2.9 as a "CERTIFICATE OF EXEMPTION") or (y) a letter from such Foreign Lender stating that it is not entitled to any such exemption or reduced rate (referred to in this subsection 2.9 as a "LETTER OF NON-EXEMPTION") on the date such Lender becomes a Lender and each Lender shall provide additional Letters of Domestic Organization, Certificates of Exemption or Letters of Non-Exemption from time to time thereafter if requested by Company or Agent or required because, as a result of a change in law, or a change in circumstances, the expiration of a previously delivered letter or certificate, or otherwise, a previously delivered letter or certificate becomes incomplete, incorrect or ineffective in any material respect; PROVIDED, HOWEVER, that each initial Lender executing this Agreement certifies that it (1) is organized under the laws of the United States of America or a state thereof and such certification constitutes such Lender's Letter of Domestic Organization for purposes of this subsection 2.9 or (2) has delivered a Certificate of Exemption in connection with the Original Credit Agreement. Unless Company and Agent have received from each Lender that becomes a Lender pursuant to the proviso in the definition of Lender a Certificate of Exemption or Letter of Domestic Organization when and as required pursuant to the preceding sentence, the accuracy of which shall be reasonably satisfactory to Company and Agent, Company and Agent shall be entitled to withhold taxes from all payments to such Lender at the statutory rate applicable to amounts to be paid hereunder to such Lender. If Company and Agent have received from any Foreign Lender a Certificate of Exemption pursuant to the Original Credit Agreement or when and as required by this subsection 2.9, the accuracy of which shall be reasonably satisfactory to Company and Agent, certifying as to such Foreign Lender's entitlement to a reduced rate of withholding tax, Company and Agent shall withhold taxes from all payments to such Foreign Lender at the rate specified in such certificate. For the avoidance of doubt, any reference to any Lender in this subsection 2.9 shall be deemed to refer to and include any Issuing Lender.

SECTION 3.     CONDITIONS TO REVOLVING CREDIT LOANS AND LETTERS OF CREDIT

     3.1  Conditions to Initial Revolving Credit Loans and Letters of Credit

     The obligations of Lenders to make the initial Revolving Credit Loans, and of any Issuing Lender to issue Letters of Credit on the Closing Date are, in addition to the conditions precedent specified in subsections 3.2 and 3.3, as applicable, subject to prior or concurrent satisfaction of the following conditions:

     A. HOLDING DOCUMENTS. On or before the Closing Date, Holding shall deliver to Lenders (or to Agent for Lenders with sufficient originally executed copies for each Lender):

          1. Certified copies of any amendment to its Certificate of Incorporation since February 24, 1995, together with good standing certificates from the Secretary of State of the States of Delaware and each of its principal places of business, each to be dated a recent date prior to the Closing Date;

          2. Copies of any amendments to its Bylaws since February 24, 1995, certified as of the Closing Date by its corporate secretary or an assistant Secretary;

          3. Resolutions of its Board of Directors approving and authorizing the execution, delivery and performance of this Agreement and the other Domestic Loan Documents to be executed in connection with this Agreement to which it is a party, and approving and authorizing any documents, instruments or certificates to be executed by it in connection with this Agreement and the other Domestic Loan Documents to be executed in connection with this Agreement to which it is a party, all in form and substance reasonably satisfactory to Agent and its counsel, each certified as of the Closing Date by its corporate secretary or an assistant secretary as being in full force and effect;

          4. Signature and incumbency certificates, dated the Closing Date, of its officers executing this Agreement, the Domestic Loan Documents to be executed in connection with this Agreement to which it is a party and any documents, instruments or certificates to be executed by it in connection therewith;

          5. Copies of this Agreement and the other Domestic Loan Documents to be executed in connection with this Agreement to which it is a party, executed by it;

          6. A certificate in form and substance reasonably satisfactory to Agent stating that as of the Closing Date, Holding, Company and the Material Subsidiaries are Solvent;

          7. Copies of any other instruments, documents and certificates required to be executed by it in connection with the execution of this Agreement and the other Domestic Loan Documents to be executed in connection with this Agreement, so executed; and

          8.   Such other documents as Agent may reasonably request.

     B.   COMPANY DOCUMENTS.   On or before the Closing Date, Company shall
deliver to Lenders (or to Agent for Lenders with sufficiently originally executed copies for each Lender):

          1. Certified copies of any amendments to its Certificate of Incorporation since February 24, 1995, together with good standing certificates from the Secretary of State of the States of Delaware and each of its principal places of business, each to be dated as of a recent date prior to the Closing Date;

          2. Copies of any amendments to its Bylaws since February 24, 1995, certified as of the Closing Date by its corporate Secretary or an assistant Secretary;

          3. Resolutions of its Board of Directors approving and authorizing the execution, delivery and performance of this Agreement and the other Domestic Loan Documents to be executed in connection with this Agreement to which it is a party and approving and authorizing any documents, instruments or certificates required to be executed by it in connection with this Agreement and the other Domestic Loan Documents to be executed in connection with this Agreement to which it is a party, all in form and substance reasonably satisfactory to Agent and its counsel, all certified as of the Closing Date by its corporate secretary or an assistant secretary as being in full force and effect;

          4. Signature and incumbency certificates, dated the Closing Date, of its officers executing this Agreement and the other Domestic Loan Documents to be executed in connection with this Agreement to which it is a party and any documents, instruments or certificates to be delivered in connection therewith;

          5. Copies of this Agreement and the other Domestic Loan Documents to be executed in connection with this Agreement to which it is a party, executed by it;

          6. Copies of any other instruments, documents and certificates required to be executed by it in connection with the execution of this Agreement and the other Domestic Loan Documents to be executed in connection with this Agreement, so executed; and

          7.   Such other documents as Agent may reasonably request.

     C. MATERIAL DOMESTIC SUBSIDIARY DOCUMENTS. On or before the Closing Date, each Material Domestic Subsidiary shall deliver to Lenders (or to Agent for Lenders with sufficiently originally executed copies for each Lender):

          1. Certified copies of any amendments to its Certificate of Incorporation or Articles of Incorporation, as applicable, since
     February 24, 1995, together with good standing certificates from the Secretary of State of the States of its incorporation and each of its principal places of business, each to be dated as of a recent date prior to the Closing Date;

          2. Copies of any amendments to its Bylaws since February 24, 1995, certified as of the Closing Date by its corporate secretary or an assistant secretary;

          3. Resolutions of its Board of Directors approving and authorizing the execution, delivery and performance of the Domestic Loan Documents to be executed in connection with this Agreement to which it is a party and approving and authorizing any documents, instruments or certificates required to be executed by it in connection with this Agreement and the other Domestic Loan Documents to be executed in connection with this Agreement to which it is a party, all in form and substance satisfactory to Agent and its counsel, all certified as of the Closing Date by its corporate secretary or an assistant secretary as being in full force and effect;

          4. Signature and incumbency certificates, dated the Closing Date, of its officers executing the Domestic Loan Documents to be executed in connection with this Agreement to which it is a party and any documents, instruments or certificates to be delivered in connection therewith;

          5. Copies of the Domestic Loan Documents to be executed in connection with this Agreement to which it is a party, executed by it;

          6. Copies of any other instruments, documents and certificates required to be executed by it in connection with the execution of the Domestic Loan Documents to be executed in connection with this Agreement, so executed; and

          7.   Such other documents as Agent may reasonably request.

     D. EUROCURRENCY CREDIT AGREEMENTS. On or before the Closing Date, all amendments and/or supplements to the Eurocurrency Credit Agreements and to the Eurocurrency Loan Documents, if any, shall have been executed.

     E. PERFECTION OF SECURITY INTERESTS AND STOCK CERTIFICATES. Collateral Agent shall have a valid and perfected first priority security interest in the entire Collateral to the extent granted by the Collateral Documents (other than deposit accounts), subject to the Liens permitted under subsection 6.2.

     F. NECESSARY CONSENTS. On or before the Closing Date, each of Holding, Company and each Material Domestic Subsidiary executing a Domestic Loan Document shall have obtained all consents to the transactions contemplated under this Agreement and the other Domestic Loan Documents of any Person required under any Contractual Obligation of Holding, Company or such Material Domestic Subsidiary, as the case may be, all of the foregoing in form and substance reasonably satisfactory to Agent, except for any such consents the failure of which to be obtained, individually and in the aggregate, would not reasonably be expected to have a material adverse effect on the business or financial condition of Holding and its Subsidiaries, taken as a whole, or on the ability of Holding, Company or any such Material Domestic Subsidiary to perform its obligations under this Agreement and the other Domestic Loan Documents.

     G. REPRESENTATIONS OF HOLDING AND COMPANY. Each of Holding and Company shall have delivered to Agent an Officers' Certificate in form and substance reasonably satisfactory to Agent to the effect that (i) the representations and warranties in Section 4 hereof pertaining to such Person are true and correct in all material respects on and as of the Closing Date to the same extent as though made on and as of that date, (ii) since March 31, 1996 through the Closing Date, there has been no change in the business, operations, properties, assets, business prospects or condition (financial or otherwise) of Holding and its Subsidiaries, which has been or could reasonably be expected to be materially adverse to Holding and its Subsidiaries, taken as a whole, (iii) no Event of Default or Potential Event of Default shall have occurred and be continuing or will result from the transactions contemplated to occur hereunder on the Closing Date and (iv) Holding and Company shall have performed in all material respects all agreements which this Agreement provides shall be performed on or before the Closing Date.

     H. SATISFACTION OF CONDITIONS TO FUNDING. All conditions precedent to Revolving Credit Loans described in subsection 3.2B shall be satisfied on and as of the Closing Date with respect to the Revolving Credit Loans to be made on such date.

     I. PERFORMANCE OF AGREEMENTS. Each of Holding, Company and each Material Domestic Subsidiary entering into a Domestic Loan Document to be executed in connection with this Agreement shall have performed in all material respects all agreements which this Agreement provides shall be performed on or before the Closing Date except as otherwise disclosed to and agreed to in writing by Agent.

     J. PAYMENT OF FEES. On or before the Closing Date, Company shall have paid or cause to have been paid to Agent for distribution (as appropriate) to Lenders and Agent, the fees payable on the Closing Date referred to in subsection 2.3 and the other fees agreed to by paid by Company pursuant to the Fee Letter.

     K. OPINIONS FROM COUNSEL. Lenders and their respective counsel shall have received originally executed copies of one or more favorable written opinions of counsel for Holding, Company and the Material Domestic Subsidiaries, in form and substance reasonably satisfactory to Agent and its counsel, dated as of the Closing Date, and setting forth substantially the matters in the opinions designated in EXHIBIT III annexed hereto and as to such other matters as Agent may reasonably request.

     L. OPINIONS FROM COUNSEL TO AGENT. Lenders shall have received an originally executed copy of one or more favorable written opinions of Donohoe, Jameson & Carroll, P.C., counsel to Agent, dated as of the Closing Date, addressed to Agent and substantially in the form of EXHIBIT IV annexed hereto and as to such other matters as Agent may reasonably request.

     M. OTHER CORPORATE ACTIONS. On or before the Closing Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Agent, acting on behalf of Lenders, and its counsel shall be reasonably satisfactory in form and substance to Agent and such counsel, and Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Agent may reasonably request.

     N. ACKNOWLEDGEMENT. Agent shall have received the Acknowledgement, duly executed by each of Holding and Company and each Material Domestic Subsidiary.

     O. ORIGINAL CREDIT AGREEMENT. On the Closing Date, Company shall have paid for distribution (as appropriate) to Lenders and Agent the aggregate principal amount of Loans (as defined in the Original Credit Agreement) outstanding under the Original Credit Agreement and all interest and fees accrued under the Original Credit Agreement as of the Closing Date.

     3.2  Conditions to All Revolving Credit Loans

     The obligations of Agent and Lenders to make all Revolving Credit Loans on each Funding Date (including, without limitation, the making of the Revolving Credit Loans on the Closing Date) are subject to the following further conditions precedent:

     A. NOTICE OF BORROWING. Agent shall have received, in accordance with the provisions of subsection 2.1B, before that Funding Date, an originally executed Notice of Borrowing in each case signed by the Chief Executive Officer, the President, the Chief Financial Officer, the Corporate Controller or the Treasurer of Company, or by any officer of Company designated by any of the above-described officers on behalf of Company in writing delivered to Agent.

     B.   CONDITIONS TO FUNDING.  As of that Funding Date:

          1. The representations and warranties contained herein shall be true and correct in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date;

          2. No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute (a) an Event of Default or (b) a Potential Event of Default;

          3. Holding and its Subsidiaries shall have in all material respects performed all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by them on or before that Funding Date;

          4. No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain any Lender from making that Revolving Credit Loan; and

          5. There shall not be pending or, to the knowledge of Holding or Company, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting Holding or Company or any property of Holding or Company, that has not been disclosed by Holding or Company in writing pursuant to subsection 4.6 or 5.1(v) prior to the making of such Revolving Credit Loan (or, in the case of the initial Revolving Credit Loans, prior to the Closing Date) and there shall have occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, that, in either event, would reasonably be expected to either (i) materially and adversely affect the business, operations, properties, assets or condition (financial or otherwise) of Holding and its Subsidiaries taken as a whole, or the prospects of Holding and its Subsidiaries taken as a whole or
     (ii) materially and adversely impair the ability of Holding or any of its Subsidiaries to perform or of Lenders to enforce the Obligations other than, in either case, those matters that are adequately covered by insurance or for which indemnification to Holding and its Subsidiaries reasonably satisfactory to Agent has been provided. No injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, this Agreement or the making of Revolving Credit Loans hereunder.

     3.3  Conditions to Letters of Credit

     The obligation of any Issuing Lender to issue or extend any Letter of Credit hereunder is subject to prior or concurrent satisfaction of all of the following conditions:

     A. On or before the date of issuance of such Letter of Credit, the Issuing Lender with respect thereto shall have received, in accordance with the provisions of subsection 2.8B, a notice requesting the issuance of such Letter of Credit and all other information specified in subsection 2.8B, and such other documents as such Issuing Lender may reasonably require in connection with the issuance of such Letter of Credit.

     B. On the date of issuance or extension of such Letter of Credit, all conditions precedent described in subsection 3.2B shall be satisfied to the same extent as though the issuance or extension of such Letter of Credit were the making of a Revolving Credit Loan and the date of issuance or extension of such Letter of Credit were a Funding Date.


SECTION 4.     REPRESENTATIONS AND WARRANTIES

     This Section 4 shall not be effective or in full force and effect until the Closing Date. In order to induce Agent and Lenders to enter into this Agreement, Holding and Company severally represent and warrant to Agent and each Lender that the following statements are true and correct:

     4.1  Organization, Powers, Good Standing, Business and Subsidiaries

     A. ORGANIZATION AND POWERS. Each of Holding, Company and each Material Subsidiary is a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into each Loan Document to which it is a party, and to carry out the transactions contemplated thereby.

     B. GOOD STANDING. Each of Holding, Company and each Material Subsidiary is in good standing as a qualified foreign corporation wherever necessary to carry on its present business and operations, except in jurisdictions in which the failure to be in good standing has not had and could not reasonably be expected to have a material adverse effect on Holding and its Subsidiaries taken as a whole.

     C. SUBSIDIARIES. All of the Subsidiaries of Holding, as of the Closing Date, are identified in SCHEDULE 4.1-D annexed hereto. SCHEDULE 4.1-D correctly sets forth the ownership interest as of the Closing Date of Holding in each of its Subsidiaries. All of the Material Subsidiaries of Company, as of the Closing Date, are identified as such in SCHEDULE 4.1-D annexed hereto.

     4.2  Authorization of Borrowing, etc.

     A. AUTHORIZATION OF BORROWING. The execution, delivery and performance of the Loan Documents and the transactions contemplated thereby have been duly authorized, as appropriate, by all necessary corporate action by Holding, Company and the Material Subsidiaries.

     B. NO CONFLICT. The execution, delivery and performance by Holding, Company and the Material Subsidiaries of the Loan Documents to which each such Person is a party and the consummation of the transactions contemplated thereby do not and will not (i) violate any provision of law applicable to Holding, Company or any Material Subsidiary, the Certificate of Incorporation or Bylaws (or equivalent documents) of Holding, Company or any Material Subsidiary, or any order, judgment or decree of any court or other agency of government, domestic or foreign, binding on Holding, Company or any Material Subsidiary,
(ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Holding, Company or any Material Subsidiary, (iii) pursuant to any such Contractual Obligation, result in or require the creation or imposition of any Lien upon any of the properties or assets of Holding, Company or any Material Subsidiary (other than Liens in favor of (a) the Collateral Agent for the benefit of Lenders and the Eurocurrency Lenders or (b) any Person as agent or trustee for the benefit of any Eurocurrency Lender and any Liens permitted by subsection 6.2 or pursuant to the terms of any Eurocurrency Loan Document), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Holding, Company or any Material Subsidiary, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders or which might be required in connection with any security interest in deposit accounts, and except in the cases of the foregoing clauses (i), (ii), (iii) and (iv) for any such violations, conflicts, breaches and defaults the existence of which, and any such approvals and consents the failure of which to be obtained, individually and in the aggregate, would not reasonably be expected to have a material adverse effect on the business or financial condition of Holding and its Subsidiaries, taken as a whole, or on the ability of Holding, Company and the Material Subsidiaries to perform their respective obligations under the Loan Documents.

     C. GOVERNMENTAL CONSENTS. The execution, delivery and performance by each of Holding, Company and each Material Subsidiary of the Loan Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Federal, state or other governmental authority or regulatory body, domestic or foreign, except for
(y) filings, registrations, consents, approvals, notices or other actions required in connection with the granting or perfection of security interests granted pursuant to the Loan Documents, and (z) other registrations, consents, approvals, notices and actions that have been or will be obtained or taken on or before the Closing Date.

     D. BINDING OBLIGATION. The Loan Documents are the legally valid and binding obligations of Holding, Company and the Material Subsidiaries, as their interests and obligations appear herein and therein, enforceable against Holding, Company and the Material Subsidiaries in accordance with their respective terms, except (i) as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability, (ii) for limitations on enforceability of any Loan Document to the extent it grants or purports to grant any security interest in deposit accounts or rights of set-off or other equitable rights of combination and (iii) for limitations on enforceability of rights to indemnification under federal securities or other laws or regulations or public policy.

     4.3  Financial Condition

     Company has heretofore delivered to Lenders and Eurocurrency Lenders, at their request, the audited consolidated balance sheets of Holding and its Subsidiaries as at March 31, 1996 and the related consolidated statements of operations, cash flows and changes in stockholders' equity of Holding and its Subsidiaries for the Fiscal Year then ended and the unaudited consolidated balance sheet of Holding and its Subsidiaries as at June 28, 1996 and the related statements of operations and cash flows for the fiscal quarter then ended. All such financial statements were prepared in conformity with GAAP and fairly present, in all material respects, the consolidated financial position of Holding and its Subsidiaries as at the date thereof and the consolidated results of operations and cash flows of Holding and its Subsidiaries for each of the periods covered thereby subject, in the case of such June 28, 1996 financial statements, to changes resulting from audit and normal year-end adjustments and the absence of notes and such financial statements may be only substantially in conformity with GAAP. At March 31, 1996, neither Holding nor any of its Subsidiaries had any material (i) Contingent Obligation, (ii) contingent liability or liability for taxes, (iii) long-term lease or (iv) unusual forward or long-term commitment out of the ordinary course of business, that is not reflected in such financial statements or in the notes thereto.

     4.4  No Material Adverse Change; No Stock Payments

     Since February 24, 1995, there has been no change in the business, operations, properties, assets or condition (financial or otherwise) of Holding and its Subsidiaries, which has been or could reasonably be expected to be materially adverse to Holding and its Subsidiaries, taken as a whole. Neither Holding, Company nor any Material Subsidiary has directly or indirectly declared, ordered, paid or made or set aside any sum or property (excluding any foreign law requirement to maintain a statutory reserve or the like) for any Restricted Junior Payment or agreed to do so except as permitted by subsection 6.5.

     4.5  Title to Properties; Liens

     Holding, Company and the Material Subsidiaries have good, sufficient and legal title, subject only to Liens permitted pursuant to subsection 6.2 and the Eurocurrency Loan

Documents, to all their respective material owned properties and assets reflected in the financial statements referred to in subsection 4.3 or in the most recent financial statements delivered pursuant to subsection 5.1 of this Agreement or the Eurocurrency Guaranties, except for assets (i) not material to the business of Holding and its Subsidiaries taken as a whole, or (ii) acquired or disposed of (A) in the ordinary course of business or (B) as otherwise permitted under this Agreement since the date of the consolidated balance sheet contained in such financial statements. All real property leased by Holding, Company or any of the Material Domestic Subsidiaries at which Inventory is located is identified in SCHEDULE 4.5 annexed hereto.

     4.6  Litigation; Adverse Facts

     Except as set forth on SCHEDULE 4.6 hereto or otherwise disclosed in writing to Lenders and Eurocurrency Lenders prior to the Closing Date, there is no action, suit, proceeding, governmental investigation or arbitration (whether or not purportedly on behalf of Holding or any of its Subsidiaries) at law or in equity or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending or, to the knowledge of Holding or any of its Subsidiaries, threatened against or affecting Holding or any of its Subsidiaries or any property of Holding or any of its Subsidiaries that would reasonably be expected to result in any material adverse change in the business, prospects, operations, properties, assets or condition (financial or otherwise) of Holding and its Subsidiaries taken as a whole, or would materially adversely affect Holding's, Company's or any Material Domestic Subsidiary's ability to perform or Lenders' ability to enforce the Obligations or would affect Holding's, Company's or any Material Foreign Subsidiary's ability to perform, or Eurocurrency Lenders' ability to enforce, the obligations owing or to be owed under the Eurocurrency Loan Documents, other than those matters that are adequately covered by insurance or for which indemnification to Holding and its Subsidiaries reasonably satisfactory to Agent or Eurocurrency Administrative Agent, as appropriate, has been provided. As of the Closing Date, none of Holding, Company or any Material Subsidiary has received any notice of termination of any material contract, lease or other agreement or suffered any material damage, destruction or loss (whether or not covered by insurance) or had any employee strike, work-stoppage, slow-down or lock-out any of which remain pending, that would or could reasonably be expected to be materially adverse to Holding and its Subsidiaries, taken as a whole.

     4.7  Payment of Taxes

     Except to the extent otherwise permitted by subsection 5.3, all taxes required to be paid by Holding, Company and each Material Subsidiary which are due and payable and are material to the business, operations, properties, assets or condition (financial or otherwise) of Holding and its Subsidiaries taken as a whole have been paid. Neither Holding, Company nor any Material Subsidiary knows of any tax assessment proposed in writing against any such Person that would be material to the condition (financial or otherwise) of Holding and its Subsidiaries taken as a whole, except for any such tax assessment which is being actively contested by such Person to the extent affected thereby, in good faith and by appropriate proceedings, and with respect to which reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

     4.8  Materially Adverse Agreements; Performance of Agreements

     A. Neither Holding, Company nor any Material Subsidiary is a party to or is subject to any agreement or instrument materially and adversely affecting the financial condition of Holding and its Subsidiaries, taken as a whole, except as otherwise disclosed in writing to Lenders prior to the Closing Date.

     B. Neither Holding, Company nor any Material Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation of any such Person, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults or the consequences of actions curing such default or defaults, if any, would not be reasonably expected to have a material adverse effect on the business, properties, assets, operations or condition (financial or otherwise) of Holding and its Subsidiaries, taken as a whole.

     4.9  Governmental Regulation

     Neither Holding nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940, or to any Federal or state statute or regulation, domestic or foreign, limiting its ability to incur Indebtedness for money borrowed or to create Liens on any of its properties or assets to secure such Indebtedness that materially and adversely affects its ability to perform its obligations under the Loan Documents.

     4.10 Securities Activities

     Neither Holding, Company or any Material Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

     4.11 Employee Benefit Plans

     A. Holding and each of its ERISA Affiliates is in compliance in all material respects with any applicable provisions of the Internal Revenue Code, ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans.

     B. No Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan which would have a material adverse effect on the financial condition of Holding and its Subsidiaries, taken as a whole.

     C. Based upon the actuarial assumptions, methods and most recent valuation date utilized in the most recent actuarial valuation report prepared with respect to each Pension Plan, as of such valuation date, the actuarial present value of all benefit liabilities under all Pension Plans does not exceed the fair market value of the assets allocable to such benefit liabilities by more than $1,500,000. For purposes of the preceding sentence, the terms "actuarial present value" and "benefit liabilities" shall have the meanings specified in Section 4001 of ERISA.

     D. Neither Holding nor any of its ERISA Affiliates has incurred or reasonably expects to incur any withdrawal liability under Title IV of ERISA to any Multiemployer Plan which would have a material adverse effect on the financial condition of Holding and its Subsidiaries, taken as a whole.

     E. None of Holding or any Subsidiary thereof has engaged in any "prohibited transaction," as such term is defined in Section 4975 of the Internal Revenue Code or Section 406 of Title I of ERISA in connection with any Pension Plan for which no exemption was available under ERISA or the Internal Revenue Code, that resulted in a liability under ERISA or the Internal Revenue Code which would have a material adverse effect on the business or financial condition of Holding and its Subsidiaries, taken as a whole.

     F. Other than the post-retirement medical plan sponsored by Holding covering certain employees who were employees prior to January 1987, employment or supplemented employment agreements with three executive officers of Holding and Company, the regular severance and vacation policies of Holding and its Subsidiaries, certain key-man insurance policies and information (including information disclosed pursuant to FAS 106) as to which has been disclosed in the most recent financial statements of Holding and its Subsidiaries, none of Holding or any Subsidiary thereof maintains or has maintained any welfare benefit plan within the meaning of Section 3(1) of ERISA which provides for continuing benefits or coverage for any participant or any beneficiary of a participant after such participant's termination of employment except as may be required by Part 6 of Title I of ERISA and the regulations thereunder or except as to plans with respect to which such participant or beneficiary pays his or her allocable share of the premium or other material costs of providing benefits or coverage under such plan.

     4.12 Disclosure

     No representation or warranty of Holding, Company or any Material Subsidiary contained in any Loan Document or any other document, certificate or written statement furnished to Lenders by or on behalf of Company for use in connection with the transactions contemplated by the Loan Documents contains any untrue statement of a material fact or omits to state a material fact (known to Holding, Company or any Material Subsidiary in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made as of the time the same were made. Since February 24, 1995, there is no fact known to Holding, Company or any Material Subsidiary (other than matters of a general economic, political or social nature) that materially and adversely affects the business, operations, property, assets or condition (financial or otherwise) of Holding and its Subsidiaries, taken as a whole, that has not been disclosed herein or in other documents, certificates and written statements furnished to Lenders and Eurocurrency Lenders from time to time for use in connection with the transactions contemplated by the Loan Documents.

     4.13 Licenses, Permits and Authorizations

     Holding, Company and each Material Subsidiary has all approvals, licenses or other permits of all governmental or regulatory agencies, whether Federal, state or local, the absence of which would or could reasonably be expected to be materially adverse to Holding and its Subsidiaries taken as a whole.

     4.14 Intangible Property

     Holding, Company and each Material Subsidiary owns or possesses licenses or other rights to use all trade names, unregistered trademarks and service marks, brand names, patents, registered and unregistered copyrights, registered trademarks and service marks, and all applications for any of the foregoing, and all permits, grants and licenses or other rights with respect thereto, in each case used in the operation of its and their businesses in the manner in which they are currently being conducted, the absence of which would be reasonably expected to materially adversely affect the business, operations, assets or financial condition of Holding and its Subsidiaries taken as a whole ("MATERIAL INTELLECTUAL PROPERTY"). SCHEDULE 4.14 sets forth a true and complete list of all service mark and trademark registrations and applications for registration of Holding and its Subsidiaries included in the Material Intellectual Property as of the date of this Agreement. Except as set forth on SCHEDULE 4.6 or otherwise disclosed in writing to Lenders prior to the Closing Date, to the knowledge of Holding and Company as of such date, no claim of infringement materially adverse to the business, operations, or financial condition of Holding and its Subsidiaries taken as a whole is currently being asserted by any other Person to the use by Holding or any of its Subsidiaries of any Material Intellectual Property, and neither Holding, Company nor any of its Material Subsidiaries has been notified or advised of any such claim.

     4.15 Environmental Matters

     Except as disclosed in writing to Lenders prior to the Closing Date, including disclosure in Holding's Annual Report on Form 10-K for the fiscal year ended March 31, 1996:

          (i) the operations of Holding, Company and each Material Subsidiary (including, without limitation, all operations and conditions at or in the Facilities) comply in all material respects with all applicable Environmental Laws;

          (ii) Holding, Company and each Material Subsidiary have obtained all material environmental, health and safety permits necessary to their respective operations, and all such permits are in good standing, and Holding, Company and each Material Subsidiary are in compliance with all material terms and conditions of such permits;

          (iii) neither Holding, Company nor any Material Subsidiary has received any Environmental Claim that would reasonably be expected to have a material adverse effect on the business or financial condition of Holding and its Subsidiaries, taken as a whole;

          (iv) none of the operations of Holding, Company or any Material Subsidiary is the subject of any pending judicial or administrative proceeding alleging the violation of or liability under any Environmental Laws which would reasonably be expected to have a material adverse effect on the business or financial condition of Holding and its Subsidiaries, taken as a whole;

          (v) Holding, Company and each Material Subsidiary and all of their present Facilities or operations, as well as their past Facilities or operations, are not subject to any outstanding written order or agreement with any governmental authority or private party respecting (A) any Environmental Laws or (B) any Environmental Claims that would reasonably be expected to have a material adverse effect on the business or financial condition of Holding and its Subsidiaries, taken as a whole;

          (vi) neither Holding, Company nor any Material Subsidiary has any Contingent Obligation in connection with any Release of any Hazardous Materials by Holding, Company or any Material Subsidiary that would reasonably be expected to have a material adverse effect on the business or financial condition of Holding and its Subsidiaries, taken as a whole;

          (vii) neither Holding, Company nor any Material Subsidiary nor, as of the Closing Date and to the knowledge of Holding and Company as of such date, any predecessor of Holding, Company or Material Subsidiary has filed any notice under any Environmental Law indicating past or present treatment, storage, or disposal of Hazardous Materials at any Facility except as a lawful incident of its business operation; none of Holding's or any of its Material Subsidiary's operations involves the generation, transportation, treatment or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent except as a lawful incident of its business operation; and neither Holding, Company nor any Material Subsidiary nor, as of the Closing Date and to the knowledge of Holding and Company as of such date, any predecessor in title to any of them nor, as of the Closing Date and to the knowledge of Holding and Company as of such date, has any third party at any time occupying any Facilities at any time used, generated, disposed of, stored, transported to or from or released any Hazardous Materials, from, under or effecting such Facility except as a lawful incident of its business operation, which generation, transportation, treatment, storage, use, disposal or release in any of the foregoing cases would reasonably be expected to have a material adverse effect on the business or financial condition of Holding and its Subsidiaries, taken as a whole;

          (viii) no Hazardous Materials exist on, under or about any Facility in a manner that would reasonably be expected to give rise to an Environmental Claim having a material adverse effect on the business or financial condition of Holding and its Subsidiaries taken as a whole, and neither Holding, Company nor any Material Subsidiary has filed any notice or report of a Release of any Hazardous Materials that would reasonably be expected give rise to an Environmental Claim having a material adverse effect on the business or financial condition of Holding and its Subsidiaries taken as a whole;

          (ix) as of the Closing Date and to the knowledge of Holding and Company as of such date, no underground storage tanks or surface impoundments are on or at the Facilities; and

          (x) no Lien in favor of any governmental authority for (A) any liability under Environmental Laws, or (B) damages arising from or costs incurred by such governmental authority in response to a Release has been filed or attached to the Facilities, which liability, damages or costs would reasonably be expected to have a material adverse effect on the business or financial condition of Holding and Subsidiaries, taken as a whole.


SECTION 5.     AFFIRMATIVE COVENANTS

     Holding and Company severally covenant and agree that, on and after the Closing Date, so long as the Revolving Credit Commitments hereunder shall be in effect and until payment in full of all of the Revolving Credit Loans and all other amounts owing hereunder, unless Requisite Lenders shall otherwise give prior written consent, such Person shall perform all covenants in this Section 5 to be performed by it (including, in the case of Company, covenants applicable to it in its capacity as a Subsidiary of Holding) and cause each of its Material Subsidiaries to comply with all covenants in this Section 5 applicable to such Subsidiary.

     5.1  Financial Statements and Other Reports

     Holding will maintain, or cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Company will deliver to Lenders and Eurocurrency Lenders:

          (i) as soon as practicable and in any event within 45 days after the end of each of the first three fiscal quarters in each Fiscal Year (including the fiscal quarter ended September 27, 1996), (a) management's discussion and analysis of financial condition and results of operations contained in Holding's Quarterly Report on Form 10-Q for such fiscal quarter, or a written discussion and analysis in form and detail substantially similar thereto and (b) consolidated balance sheets of Holding and its

     Subsidiaries as at the end of such period and the related consolidated statements of income, stockholders' equity and cash flow of Holding and its Subsidiaries for such fiscal quarter and setting forth in each case in comparative form the consolidated figures for the corresponding periods of the previous Fiscal Year (all of said financial statements set forth in this clause (b) shall also include consolidating financial information with respect to the Material Subsidiaries), all in reasonable detail and certified by the Chief Financial Officer, Corporate Controller or Treasurer of Holding that they fairly present, in all material respects, the financial condition of Holding and its Subsidiaries as at the dates indicated and the results of their operations and cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, and except that such financial statements need not contain notes and may be prepared substantially in conformity with GAAP;

          (ii) as soon as practicable and in any event within 90 days after the end of each Fiscal Year, to the extent not included in management's discussion and analysis of financial condition and results of operations contained in Holding's Annual Report on Form 10-K for such Fiscal Year,
     (a) a written discussion of the financial and operating performance for the fourth fiscal quarter of such Fiscal Year from a profit and loss, cash flow and balance sheet standpoint and discussions of the major factors affecting such performance, including but not limited to changes in working capital for such fiscal quarter and consolidated balance sheets of Holding and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income (all of said financial statements set forth in this clause (a) shall also include consolidating financial information with respect to the Material Subsidiaries), stockholders' equity and cash flows of Holding and its Subsidiaries for such Fiscal Year, setting forth in each case, in comparative form the consolidated figures for the previous year, all in reasonable detail, including the notes thereto which shall, among other things, indicate that Holding and its Subsidiaries are in compliance with the financial covenants contained in this Agreement, and accompanied by a report thereon of Coopers & Lybrand or such other independent certified public accountants of recognized national standing selected by Holding as shall be satisfactory to Agent which report shall be unqualified as to going concern and scope of audit and shall state that such consolidated financial statements present fairly, in all material respects, the financial position of Holding and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP and that the audit by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards and (b) with respect to the final quarter of such Fiscal Year, the schedules and financial information set forth in clause (b) of subsection 5.1(i), certified by the Chief Financial Officer, Corporate Controller or Treasurer of Holding as fairly presenting the matters set forth therein as at the dates thereof;

          (iii) together with (a) each delivery of financial statements of Holding and its Subsidiaries pursuant to subdivisions (i) and (ii) of this subsection 5.1 (other than the financial statements delivered for the fiscal quarter ended September 27, 1996), (x) an

     Officers' Certificate of Holding stating that the signers have reviewed the terms of this Agreement and the other Loan Documents and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of Holding and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as of the date of the Officers' Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Holding has taken, is taking and proposes to take with respect thereto; and (y) a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the restrictions contained in this Agreement in the manner set forth in such Compliance Certificate; and (b) the delivery of the financial statements of Holding and its Subsidiaries pursuant to subdivision (i) of this subsection 5.1 for the fiscal quarter ended September 27, 1996, a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of such fiscal quarter with the covenants set forth in Section 6 of the Original Credit Agreement as such covenants existed on September 27, 1996, in the manner set forth in such Compliance Certificate;

          (iv) promptly upon any Executive Officer of Holding, Company or any Material Subsidiary obtaining knowledge (a) that a condition or event has occurred and is continuing that constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender or Agent or any Eurocurrency Lender or Eurocurrency Administrative Agent, as appropriate, has given any notice or taken any other action with respect to a claimed Event of Default or Potential Event of Default under any Loan Document, (b) that any Person has given any notice to Holding, Company or any Material Subsidiary or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 8.2,
     (c) of any condition or event that would be required to be disclosed in a current report filed by Company with the Securities and Exchange Commission on Form 8-K pursuant to Items 1, 2 or 4 of such Form as in effect on the date hereof if Company were required to file such reports under the Exchange Act, or (d) of a material adverse change in the business, operations, properties, assets or condition (financial or otherwise) of Holding and its Subsidiaries taken as a whole, or of an event or condition that would reasonably be expected to result in such a material adverse change, an Officers' Certificate specifying the nature and period of existence of such condition or event, or specifying the notice given or action taken by such holder or Person and the nature of such claimed default, Event of Default, Potential Event of Default, event or condition, and what action Holding, or Company has taken, is taking and proposes to take with respect thereto;

          (v) upon any officer of Holding, Company or any Material Subsidiary obtaining knowledge of (a) the institution of, or non-frivolous threat in writing of, any action, suit, proceeding, governmental investigation or arbitration against or affecting

     Holding or any of its Subsidiaries or any property of Holding, Company or any Subsidiaries not previously disclosed by Holding to Lenders and Eurocurrency Lenders and involving potential liability of Holding, Company or a Material Subsidiary for which reserves shall be required in conformity with GAAP in excess of $250,000 in any such case (excluding any potential liability that is within the coverage and policy limits of insurance policies maintained by Holding, Company and their respective Subsidiaries issued by independent insurers), or (b) any material development in any such action, suit, proceeding, governmental investigation or arbitration, that, in either case, would reasonably be expected to have a material and adverse effect on the business, operations, properties, assets or condition (financial or otherwise) of Holding and its Subsidiaries taken as a whole or on the prospects of Holding and its Subsidiaries taken as a whole, Holding shall promptly give notice thereof to Lenders and Eurocurrency Lenders and provide such other information as may be reasonably available to it to enable Lenders and Eurocurrency Lenders and their counsel to evaluate such matters;

          (vi) promptly upon becoming aware that one of the following has occurred or is about to occur: (a) Termination Event (other than a standard termination of any Pension Plan pursuant to Section 4041(b) of ERISA), or (b) non-exempt "prohibited transaction," as such term is defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA in connection with any Employee Benefit Plan or any trust created thereunder, a written notice specifying the nature thereof, what action Holding or Company has taken, is taking or proposes to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor, or the PBGC with respect thereto;

          (vii) with reasonable promptness copies of (a) all notices received by Holding, Company or any of their respective ERISA Affiliates of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan; (b) each Schedule A (Actuarial Information) to the annual report (Form 5500 Series) filed by Holding, Company or any of their ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan under which the present value of accrued benefits under such plan exceeds the current value of the assets of such plan as of the reporting date for such annual report; and (c) all notices received by Holding, Company or any of their ERISA Affiliates from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA;

          (viii) promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available generally by Holding to its security holders or by Company or any Material Subsidiary to its security holders, of all regular and periodic reports and all registration statements and prospectuses, if any, filed by Holding, Company or any Material Subsidiary with any securities exchange or with the Securities and Exchange Commission or any governmental authority succeeding to any of its functions, and of all press releases and other statements made available generally by Holding, Company or any Material Domestic Subsidiary to the public concerning material developments in the business of Holding and its Subsidiaries, taken as a whole;

          (ix) immediately prior to or coincident with the release thereof, notice of all material press releases to Agent and Eurocurrency Administrative Agent; and

          (x) with reasonable promptness, such other information and data with respect to Holding, Company or any Material Subsidiary as from time to time may be reasonably requested by any Lender or Eurocurrency Lender.

     5.2  Corporate Existence, etc.

     Holding and Company will at all times preserve and keep in full force and effect its respective corporate existence and all of its related rights and franchises material to the business of Holding and its Subsidiaries, taken as a whole, except as otherwise permitted by subsection 6.7.

     5.3  Payment of Taxes and Claims; Tax Consolidation

     A. Each of Holding, Company and each Material Subsidiary will pay or cause to be paid all material taxes, assessments and other governmental charges required to be paid by it before any material penalty accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a material Lien upon any of its properties or assets, prior to the time when any material penalty or fine shall be accrued with respect thereto; PROVIDED that so long as no such property or asset (other than money for such charge or claim and the interest or penalty accruing thereof) of Holding, Company or any Material Subsidiary is in danger of being lost or forfeited as a result thereof, no such tax, assessment, charge or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

     B. Each of Holding, Company and each Material Subsidiary will not file or consent to the filing of any consolidated federal income tax return with any Person other than (i) Holding or any of its Subsidiaries or (ii) such other Person with whom Holding, Company or any Material Subsidiary has entered into a tax sharing agreement reasonably satisfactory to Agent requiring such other Person to promptly reimburse Holding, Company or such Material Subsidiary in cash for the reasonable value of any tax benefits attributable to Holding, Company or such Material Subsidiary and effectively utilized by such other Person to reduce its taxes payable.

     5.4  Maintenance of Properties; Insurance

     Each of Holding, Company and each Material Subsidiary will maintain or cause to be maintained in good repair, working order and condition (ordinary wear and tear excepted) all material properties used in the business of such Person and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof. Holding, Company and the Material Subsidiaries will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to their respective properties and business and the properties and business of their respective Subsidiaries against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations. Each such policy of insurance shall provide for at least thirty (30) days prior written notice to Agent of any modification or cancellation of such policies. As soon as practicable after the Closing Date and each anniversary thereof, Company shall submit to Agent an Officers' Certificate setting forth in reasonable detail the type and amount of insurance maintained pursuant to this subsection.

     5.5  Inspection; Lender Meeting

     Holding, Company and its Material Subsidiaries shall permit any authorized representatives designated by any Lender or Eurocurrency Lender to visit and inspect any of the properties of Holding, Company and its Material Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all upon reasonable notice and at reasonable times during normal business hours and as often as may be reasonably requested. Without in any way limiting the foregoing, Company will participate in an annual meeting of Agent, Lenders and Eurocurrency Lenders to be held at such place and time as may be agreed to by Company and Agent.

     5.6  Equal Security for Obligations; No Further Negative Pledges

     A. If Holding, Company or any Material Domestic Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of subsection 6.2, unless Agent and Requisite Lenders shall otherwise consent in writing, it shall make or cause to be made effective provision whereby the Obligations and the Eurocurrency Guaranty Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured as long as any such Indebtedness shall be secured. If any Eurocurrency Borrower shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of subsection 6.2, unless Agent and Requisite Lenders shall otherwise consent in writing, it shall make or cause to be made effective provision whereby the obligations of such Eurocurrency Borrower under the Eurocurrency Credit Agreement to which such Eurocurrency Borrower is a party will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured as long as any such Indebtedness shall be so secured.

Notwithstanding the foregoing, this subsection 5.6A shall not be construed as a consent by any Lender to any creation or assumption of any such Lien not permitted by the provisions of subsection 6.2.

     B. Except with respect to specific property encumbered to secure payment of particular Indebtedness and with respect to Indebtedness permitted under subsection 6.1, neither Holding, Company nor any Material Subsidiary shall enter into any agreement prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired.

     5.7  Compliance with Laws, etc.

     Holding, Company and the Material Subsidiaries shall comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority (including, without limitation, all Environmental Laws), noncompliance with which would or could reasonably be expected to materially adversely affect the business, properties, assets, operations or condition (financial or otherwise) of Holding and its Subsidiaries, taken as a whole.

     5.8  Environmental Disclosure and Inspection

          (A) Except as disclosed in writing to Lenders and Eurocurrency Lenders prior to the Closing Date, Holding shall comply, and shall cause each of Company and the Material Subsidiaries and their Facilities to comply, and cause (a) their respective employees, agents, contractors and subcontractors and (b) all tenants under any lease or occupancy agreement affecting any portion of the Facilities to comply with all applicable Environmental Laws in all material respects. With respect to any matters described in the environmental reports provided to Lenders under clause (ii) of subsection 3.1(P), Holding shall cause each of its Subsidiaries to use all commercially reasonable efforts to comply in all material respects with all Environmental Laws applicable to such matters in a timely manner following the Closing Date. If requested by Requisite Lenders, Holding shall provide Lenders a current supplemental report with respect to the properties and businesses described in the environmental audit report referred to in clause (i) of subsection 3.1(P).

          (B) Except as to matters disclosed in writing to Lenders and Eurocurrency Lenders prior to the Closing Date, Company shall promptly advise Lenders and Eurocurrency Lenders in writing and in reasonable detail of (a) any material Release of any Hazardous Material required to be reported to any federal, state or local governmental or regulatory agency, domestic or foreign, under all applicable Environmental Laws, (b) any remedial action taken by Holding, Company or, to the extent Holding or any of its Subsidiaries has any such knowledge, any such Person or Material Subsidiary in response to (1) any Hazardous Material on, under or about any Facility, the existence of which would reasonably be expected to result in an Environmental Claim having a material adverse effect on the business or financial condition of Holding and its Subsidiaries, taken as a whole or (2) any Environmental Claim that would reasonably be expected to have a material adverse effect on the business or financial condition of Holding and its Subsidiaries taken as a whole, and (c) any request for information from any governmental agency, domestic or foreign, that indicates such agency is investigating whether Holding, Company or any Material Subsidiary may be potentially responsible for a material Release of Hazardous Materials.

          (C) Company shall promptly notify Lenders and Eurocurrency Lenders of any proposed acquisition of stock, assets, or property by Holding, Company or any Material Subsidiary, that could reasonably be expected to result in Environmental Claims having a material adverse effect on the business or financial condition of Holding and its Subsidiaries, taken as a whole.

          (D) Company shall, at its own expense, provide copies to Agent of such documents or information to which Holding, Company or any Material Subsidiaries has access as Agent may reasonably request in relation to any matters disclosed pursuant to this subsection 5.8.

          (E) Company shall promptly notify Lenders and Eurocurrency Lenders of any material change in the validity or enforceability or any termination or notice of termination of the indemnity obligations of Unisys Corporation owed to the Company pursuant to the Unisys Acquisition Agreement.

     5.9  Hazardous Materials; Remedial Action

     A. Each of Holding and Company shall, and shall cause the Material Subsidiaries, to (i) store, use, dispose and transport any Hazardous Materials in compliance with all applicable Environmental Laws, except to the extent that any failure so to comply would not reasonably be expected to have a material adverse effect on the business or financial condition of Holding and its Subsidiaries, taken as a whole, and (ii) take promptly any and all necessary remedial action in response to the Release of any Hazardous Materials on, under or about any Facility, except (x) with respect to matters as to which Unisys Corporation is obligated to indemnify Holding or a Subsidiary thereof, or as to which Holding or a Subsidiary thereof is contesting in good faith the extent of its liability, or (y) to the extent that any failure so to take such action would not reasonably be expected to have a material adverse effect on the business or financial condition of Holding and its Subsidiaries, taken as a whole. In the event Holding, Company or any Material Subsidiary undertakes any remedial action with respect to any Hazardous Material on, under or about any Facility, Holding, Company or such Material Subsidiary shall conduct and complete such remedial action in compliance with all applicable Environmental Laws, and in a manner not inconsistent with all applicable orders and directives of all federal, state and local governmental authorities, except (a) when the extent of Holding's, Company's or such Material Subsidiary's liability with respect to such Hazardous Material is being contested in good faith by Holding, Company or such Material Subsidiary or (b) to the extent that any failure so to comply or be not inconsistent would not reasonably be expected to have a material adverse effect on the business or financial condition of Holding and its Subsidiaries, taken as a whole.

     B. Company shall not and shall not permit its Material Subsidiaries to install or permit to be installed any regulated level of asbestos in any property owned or leased by any of them, except as appropriate for the operation of their respective equipment. With respect to any asbestos currently present in such property, Company shall and shall cause its Material Subsidiaries to promptly and in accordance with all applicable Environmental Laws and prudent industry practices, maintain such asbestos in good and safe condition.

     5.10 Further Assurances; New Subsidiaries; Intellectual Property; Landlord Waivers

     A. At any time or from time to time upon the request of Agent, Holding or Company, or both, shall and shall cause the Material Domestic Subsidiaries to execute and deliver such further documents (including without limitation, such financing statements, continuation statements or amendments thereto and such other documents and certificates as may be necessary or as Agent may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted under any of the Collateral Documents, in the event Company, Holding and/or any Material Domestic Subsidiary changes its name or address) and do such other acts and things as Agent may reasonably request in order to effect fully the purposes of this Agreement and the other Domestic Loan Documents and to provide for payment of (i) the Obligations in accordance with the terms of this Agreement and the other Domestic Loan Documents and (ii) the Eurocurrency Guaranty Obligations in accordance with the terms of the Eurocurrency Guaranties; PROVIDED, HOWEVER, with respect to actions requested by Agent in connection with Collateral consisting of deposit accounts, Holding, Company and the Material Domestic Subsidiaries shall only be required to take actions limited to: (i) providing joint notification with Agent to any such Person holding such deposit accounts, stating that such deposit accounts are subject to a security interest granted to Collateral Agent in connection with this Agreement and the Eurocurrency Credit Agreements and upon the occurrence of certain events, Collateral Agent shall have certain remedies, including the restriction of withdrawals; and (ii) amending the applicable schedules to the Collateral Documents. Without limiting any of the foregoing, in the event
(i) a Person becomes a Material Domestic Subsidiary after the Closing Date or
(ii) Holding, Company or any Material Domestic Subsidiary described in the preceding clause (i) registers any trademark or material patent with any governmental authority, then, Holding and Company, upon the request of Agent shall or shall cause such Material Domestic Subsidiary to execute and deliver such guaranties, Collateral Documents, and such other agreements, pledges, assignments in a mutually reasonably satisfactory fashion, documents and certificates (including, without limitation, any amendments to the Domestic Loan Documents) as may be necessary or as Agent may reasonably request and do such other acts and things as Agent may reasonably request in order to have such Material Domestic Subsidiary guaranty and/or secure the Obligations and its Eurocurrency Guaranty Obligations with its personal property (including without limitation fixtures) or have such trademark or patent secure the Obligations and its Eurocurrency Guaranty Obligations, and effect fully the purposes of this Agreement and the other Domestic Loan Documents and to provide for payment of (i) the

Obligations in accordance with the terms of this Agreement and the other Domestic Loan Documents and (ii) the Eurocurrency Guaranty Obligations in accordance with the terms of the Eurocurrency Guaranties; PROVIDED that any actions with respect to Collateral consisting of deposit accounts shall be limited to the proviso in the immediately preceding sentence. Company shall, and shall cause each Material Subsidiary to, in good faith use all reasonable efforts to obtain landlord's waivers or subordinations in form and substance satisfactory to Agent with respect to Collateral located in Facilities leased by Company and each Material Domestic Subsidiary.

     B. At any time or from time to time upon the request of Eurocurrency Administrative Agent, Holding or Company, or both, shall and shall cause the Material Foreign Subsidiaries to execute and deliver such further documents (including without limitation, such financing statements, continuation statements or amendments thereto and such other documents and certificates as may be necessary or as Eurocurrency Administrative Agent may reasonably request, in order to render effective against third parties the security interests granted or purported to be granted under any of the Eurocurrency Security Documents, in the event Company, Holding and/or any Material Foreign Subsidiary changes its name or address) and do such other acts and things as Eurocurrency Administrative Agent may reasonably request in order to effect fully the purposes of the Eurocurrency Loan Documents and to provide for payment of the obligations under the Eurocurrency Loan Documents in accordance with the terms thereof; PROVIDED, HOWEVER, with respect to actions requested by Eurocurrency Administrative Agent in connection with Collateral consisting of deposit accounts, Holding, Company and the Material Foreign Subsidiaries shall only be required to take actions limited to: (i) providing joint notification with Eurocurrency Administrative Agent to any such Person holding such deposit accounts, stating that such deposit accounts are subject to a security interest granted to Eurocurrency Administrative Agent in connection with the Eurocurrency Loan Documents and upon the occurrence of certain events, Eurocurrency Administrative Agent shall have certain remedies, including the restriction of withdrawals; and (ii) amending the applicable schedules to the Eurocurrency Loan Documents. In the event that a Person becomes a Material Foreign Subsidiary after the Closing Date, (i) if such Material Foreign Subsidiary is held directly by (a) Holding or a Domestic Subsidiary, Holding or such Domestic Subsidiary shall pledge 65% of the capital stock of such Foreign Subsidiary to secure the Obligations pursuant to a pledge agreement reasonably satisfactory to Agent or
(b) a Foreign Subsidiary which is a Eurocurrency Borrower and party to a Eurocurrency Security Document, such Eurocurrency Borrower shall pledge 100% of the capital stock of such Material Foreign Subsidiary to secure its obligations under the relevant Eurocurrency Credit Agreement pursuant to a pledge agreement reasonably satisfactory to Eurocurrency Administrative Agent and (ii) in the event that such Material Foreign Subsidiary is itself a Eurocurrency Borrower, such Material Foreign Subsidiary shall enter into one or more security or pledge agreements as may be necessary or as Eurocurrency Administrative Agent may reasonably request and do such other acts and things as Eurocurrency Administrative Agent may reasonably request in order to have such Material Foreign Subsidiary secure its obligations as a Eurocurrency Borrower with its personal property (including without limitation fixtures) under the relevant Eurocurrency Credit Agreement; PROVIDED that no security or pledge agreements or other action contemplated by this sentence shall be required to be entered into or taken to the extent required to avoid
(A) any violation of applicable law, (B) liability of officers, directors or shareholders of Holding or any of its Subsidiaries, (C) an investment of earnings in United States property under Section 956 (or any successor provision) of the Code resulting in an inclusion in income of Holding or any of its Domestic Subsidiaries under Section 951 (or any successor provision) of the Code, (D) any material risk of any of the foregoing, or (E) costs which Holding, the Agent, and the Eurocurrency Administrative Agent shall determine to be excessive in relation to the benefits that would be conferred by such security or pledge agreements or action.

     5.11 Notice of Asset Transfers

     A. Company shall give Agent written notice of US/US Transfers (describing the type and location of all assets transferred) at such time, if any, that the net aggregate book value of the assets transferred in US/US Transfers since
(i) February 24, 1995 exceeds $5,000,000 and (ii) the most recent Recalculation Date exceeds $5,000,000. Upon receipt of such written notice, Agent shall have 30 days to make the appropriate filings against such assets in order to maintain the perfection of the Liens with respect to all such assets transferred. On the first day following any such 30-day period (the "Recalculation Date"), Company and its Subsidiaries may make additional US/US Transfers, subject to the restrictions set forth in clause (A) of subsection 6.7B(xv). The requirements of this subsection 5.11A shall not apply to any Asset Transfer pursuant to subsection 6.7B(ix) or 6.7B(xii) or involving the Proposed Closed Facilities or any Discontinued Operations.

     B. No later than 30 days after the end of each month, Company shall give Eurocurrency Administrative Agent a written report listing all assets constituting fixtures, machinery and equipment transferred in any UK/Swiss Transfer, Swiss/UK Transfer or German Asset Transfer, in one transaction or a series of related transactions, in which the aggregate net book value of such assets exceeds the Dollar Equivalent of $50,000. Such written report shall list the type and location of such assets and otherwise be in a form satisfactory to permit the Eurocurrency Administrative Agent to perfect a Lien if and to the extent the perfection of such a Lien on said assets is required under the Eurocurrency Security Documents or this Agreement under applicable law in such transferred assets. The requirements of this subsection 5.11B shall not apply to any Asset Transfer pursuant to subsection 6.7B(ix) or 6.7B(xii) or involving the Proposed Closed Facilities or any Discontinued Operations.


SECTION 6.     NEGATIVE COVENANTS

     Holding and Company severally covenant and agree that, on and after the Closing Date, so long as the Revolving Credit Commitments shall be in effect and until payment in full of all of the Revolving Credit Loans and all other amounts owing hereunder, unless Requisite Lenders shall otherwise give prior written consent, such Person will perform all covenants in this Section 6 to be performed by it (including, in the case of Company, covenants applicable to it in its capacity as a Subsidiary of Holding) and cause each of its Subsidiaries to comply with all covenants in this Section 6 applicable to such Subsidiary.

     6.1  Indebtedness

     Holding and Company will not, and will not permit any Subsidiary to, directly or indirectly, create, incur, assume, guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

          (i) Holding and its Subsidiaries may become and remain liable with respect to the Obligations;

          (ii) Company and its Subsidiaries may become and remain liable with respect to Indebtedness in respect of (y) Capital Leases if such Capital Leases would be permitted under subsection 6.6A and (z) Indebtedness incurred to purchase, or to finance or refinance the purchase price of, personal property (including, without limitation, fixtures but excluding Inventory) used in the conduct of Holding's or any of its Subsidiaries' business; PROVIDED that in the case of clause (z) above (a) at the time of incurrence, no Event of Default, or Potential Event of Default has occurred and is continuing or would result therefrom, (b) the documentation pursuant to which such Indebtedness is incurred either does not contain any financial covenants or contains financial covenants less restrictive (to an extent reasonably acceptable to Agent) than those contained in this Agreement, (c) such documentation does not contain any "cross-default" provision providing for a default on such Indebtedness solely upon the occurrence of a default under any other Contractual Obligation of Holding or any of its Subsidiaries (including this Agreement), other than a Contractual Obligation between Holding or any of its Subsidiaries and the holder of such Indebtedness or any of such holder's Affiliates, and (d) the amount of such Indebtedness incurred is not greater than the fair market value of (as determined in good faith by Company or the relevant Subsidiary thereof), plus the delivered and installed cost and related expenses for, any property so financed at the time of such acquisition;

          (iii) Holding and its Subsidiaries may become and remain liable with respect to Contingent Obligations permitted by subsection 6.4;

          (iv) Company and its Subsidiaries may make and maintain intercompany loans to or from Holding or any Subsidiary thereof permitted by subsection 6.3;

          (v)  Company and its Subsidiaries may remain liable with respect to
     (A) the existing Indebtedness listed on SCHEDULE 6.1 annexed to the Original Credit Agreement and (B) any refinancings, refundings, renewals or extensions thereof, PROVIDED that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension;

          (vi) Discontinued Operations may become and remain liable with respect to (x) Indebtedness for working capital and other general corporate purposes not exceeding $2,000,000 in aggregate principal amount outstanding at any time and (y) up to an additional $5,000,000 in aggregate outstanding principal amount of Indebtedness; provided, however, that the net proceeds of such additional Indebtedness are used solely to repay to Company intercompany loans or Investments permitted by subsection 6.3(iii);

          (vii) Latin American Subsidiaries may become and remain liable with respect to Indebtedness for working capital and other general corporate purposes not exceeding $3,000,000 in aggregate principal amount outstanding at any time;

          (viii) Foreign Subsidiaries not in existence on February 24, 1995 may become liable with respect to Indebtedness for working capital and other general corporate purposes not exceeding $3,000,000 in aggregate principal amount outstanding at any time for all such Subsidiaries;

          (ix) Holding and its Subsidiaries may become and remain liable with respect to Indebtedness under any Interest Hedge Agreements entered into with any Lender or Eurocurrency Lender;

          (x) Company and its Subsidiaries may become and remain liable with respect to Indebtedness not exceeding $3,000,000 in aggregate principal amount outstanding at any time, incurred for the purpose of financing the premiums for insurance policies;

          (xi) Holding and its Subsidiaries may become and remain liable with respect to Indebtedness pursuant to the Eurocurrency Credit Agreements;

          (xii) Holding and its Subsidiaries may become and remain liable with respect to Acquisition Debt not to exceed $25,000,000 in aggregate principal amount outstanding at any time; and

          (xiii) Company and its Subsidiaries may become and remain liable to Barclays with respect to Indebtedness in respect of cash management facilities offered to Company and its Subsidiaries by Barclays; and

          (xiv)     In addition to the Indebtedness permitted by clauses (i)-
     (xiii), Holding, and its Subsidiaries may become and remain liable with respect to unsecured Indebtedness not exceeding at any one time $5,000,000 in aggregate outstanding principal amount.

     6.2  Liens

     Holding and Company will not, and will not permit any Subsidiary to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset (including any document or instrument in respect of goods or accounts receivable) of

Holding, Company or any Subsidiary, whether now owned or hereafter acquired, or any income or profits therefrom, except:

          (i)  Permitted Encumbrances;

          (ii) Liens granted pursuant to the Collateral Documents;

          (iii) Liens created to secure the Indebtedness permitted pursuant to subsection 6.1(ii); PROVIDED such Liens relate solely to the property financed with such Indebtedness;

          (iv) Liens existing on February 24, 1995 which secure the Indebtedness permitted pursuant to subsection 6.1(v) (or are provided for on such date under the documentation relating to such Indebtedness) and which are listed on SCHEDULE 6.2 annexed to the Original Credit Agreement, and renewal of such Liens in connection with any refinancing, refunding, renewal or extension permitted by clause (B) of subsection 6.1(v), PROVIDED that no such Lien is extended to cover any additional property or assets after February 24, 1995 in connection with any refinancing, refunding, renewal or extension contemplated by such clause (B) to subsection 6.1(v);

          (v) Liens on assets of Discontinued Operations securing Indebtedness permitted pursuant to subsection 6.1(vi);

          (vi) Liens on assets of Latin American Subsidiaries securing Indebtedness, permitted pursuant to subsection 6.1(vii);

          (vii) Liens on assets of new Foreign Subsidiaries not in existence on February 24, 1995 securing Indebtedness permitted by subsection 6.1(viii);

          (viii) Liens on insurance policies or the proceeds of insurance policies to secure Indebtedness permitted by subsection 6.1(x);

          (ix) Liens deemed to arise from any sale or discounting of notes or accounts receivable permitted by subsection 6.7B(xiii) and 6.9;

          (x) Liens granted to the Eurocurrency Administrative Agent pursuant to the Eurocurrency Loan Documents; and

          (xi) Liens on assets securing Indebtedness permitted by subsection 6.1(xii), PROVIDED, in the case of Indebtedness referred to in clause (i) of the definition of Acquisition Debt, such Liens securing such Indebtedness were in existence prior to the date of any Permitted Acquisition and were not placed against such assets in anticipation of such Permitted Acquisition.

     6.3  Investments

     Holding and Company will not, and will not permit any Subsidiary to, directly or indirectly, make or own any Investment in any Person, except:

          (i) Company and its Subsidiaries may make and own Investments in Cash Equivalents;

          (ii) Company may make and maintain intercompany loans to Holding to the extent permitted by subsection 6.5;

          (iii)     Investments existing on February 24, 1995 and listed on
     SCHEDULE 6.3 annexed to the Original Credit Agreement;

          (iv) Company and its Subsidiaries may make and maintain Investments as permitted by subsection 6.5 and by clauses (i), (ii), (v), (vi), (vii),
     (viii), (ix), (x), (xi), (xii), (xiv) and (xv) of subsection 6.7B;

          (v) Company and its Subsidiaries may make and maintain Investments in (including intercompany loans to) Company and the Material Domestic Subsidiaries for any purpose; provided, however, if any such Investments are made in a Domestic Subsidiary which is a direct Subsidiary of Holding,
     (A) such investment shall be in the form of an intercompany loan,
     (B) Company or such Subsidiary making the loan, as appropriate, shall maintain a ledger and record all such loans pursuant to this subsection 6.3(v) and such ledger shall be available for inspection at any Lender's request and (C) all such intercompany loans made by Company or the Material Domestic Subsidiaries shall be evidenced by promissory notes which shall be pledged to Agent pursuant to the Collateral Documents;

          (vi) In addition to the Investments described in clause (vii) of this subsection 6.3 below, Company may make Investments in N-K Interface Limited, up to an amount of $500,000 outstanding at any time;

          (vii) Company and its Material Domestic Subsidiaries may make and maintain Investments of cash and cash equivalents in (including intercompany loans to) Eurocurrency Borrowers for any purpose; PROVIDED, HOWEVER, that (A) the aggregate principal amount of all such Investments in all such Eurocurrency Borrowers shall not exceed $15,000,000 outstanding at any time, (B) Company or any such Material Domestic Subsidiary, as appropriate, shall maintain a ledger recording all such Investments in and intercompany loans made pursuant to this subsection 6.3(vii) and such ledger shall be available for inspection at any Lender's request and
     (C) all intercompany loans made pursuant to this subsection 6.3(vii) shall be evidenced by promissory notes;

          (viii) Company and its Material Domestic Subsidiaries may make and maintain Investments in (including intercompany loans to) Latin American Subsidiaries for any purpose; PROVIDED, HOWEVER, that (A) the aggregate principal amount of all such Investments in all Latin American Subsidiaries shall not exceed $5,000,000 outstanding at any time, (B) Company or any such Material Domestic Subsidiary, as appropriate, shall maintain a ledger recording all such Investments in and intercompany loans made pursuant to this subsection 6.3(viii) and such ledger shall be available for inspection at any Lender's request and (C) all intercompany loans made pursuant to this subsection 6.3(viii) shall be evidenced by promissory notes;

          (ix) Greif and Hardcopy Deutschland may make and maintain Investments in (including intercompany loans to) its Subsidiaries and Chinese operations for any purpose; PROVIDED, HOWEVER, that (A) the aggregate principal amount of all such Investments shall not exceed $5,000,000 outstanding at any time, and (B) Greif shall maintain a ledger recording all such Investments in and intercompany loans made pursuant to this subsection 6.3(ix) and such ledger shall be available for inspection at any Eurocurrency Lender's request;

          (x) Produktions and Pelikan Hardcopy may make and maintain Investments in (including intercompany loans to) its Subsidiaries for any purpose; PROVIDED, HOWEVER, that (A) the aggregate principal amount of all such Investments shall not exceed $20,000,000 outstanding at any time,
     (B) Produktions shall maintain a ledger recording all such Investments in and intercompany loans made pursuant to this subsection 6.3(x) and such ledger shall be available for inspection at any Eurocurrency Lender's request and (C) all intercompany loans made pursuant to this subsection 6.3(x) shall be evidenced by promissory notes or other evidence of indebtedness which shall be pledged to Eurocurrency Administrative Agent pursuant to the appropriate Eurocurrency Security Documents;

          (xi) In addition to Investments permitted by subsection 6.3(iii), Pelikan Scotland may make and maintain Investments in (including intercompany loans to) its Subsidiaries and the U.K. Subsidiaries for any purpose; PROVIDED, HOWEVER, that (A) the aggregate principal amount of all such Investments shall not exceed $5,000,000 outstanding at any time,
     (B) Pelikan Scotland shall maintain a ledger recording all such Investments in and intercompany loans made pursuant to this subsection 6.3(xi) and such ledger shall be available for inspection at any Eurocurrency Lender's request and (C) all intercompany loans made pursuant to this subsection 6.3(xi) shall be evidenced by promissory notes or other evidence of indebtedness which shall be pledged to Eurocurrency Administrative Agent pursuant to the appropriate Eurocurrency Security Documents;

          (xii) Greif and Hardcopy Deutschland may make and maintain Investments in Produktions, Pelikan Hardcopy and Pelikan Scotland for any purpose; PROVIDED, HOWEVER, that (A) the aggregate principal amount of all such Investments shall not exceed

     $15,000,000 outstanding at any time, (B) Greif shall maintain a ledger recording all such Investments made pursuant to this subsection 6.3(xii) and such ledger shall be available for inspection at any Eurocurrency Lender's request and (C) all Investments made pursuant to this subsection 6.3(xii) shall be evidenced by promissory notes which shall be on terms and conditions satisfactory to Eurocurrency Administrative Agent and shall be subordinated to the debt evidenced by the Eurocurrency Credit Agreement to which the Person in whom the Investment hereunder is being made is party such that no payments shall be made on such intercompany indebtedness after the occurrence of a Potential Event of Default or Event of Default under such Eurocurrency Credit Agreement;

          (xiii) Produktions and Pelikan Hardcopy may make and maintain Investments in Greif, Hardcopy Deutschland and Pelikan Scotland for any purpose; PROVIDED, HOWEVER, that (A) the aggregate principal amount of all such Investments shall not exceed $15,000,000 outstanding at any time,
     (B) Produktions shall maintain a ledger recording all such Investments made pursuant to this subsection 6.3(xiii) and such ledger shall be available for inspection at any Eurocurrency Lender's request and (C) all Investments made pursuant to this subsection 6.3(xiii) shall be evidenced by promissory notes which shall be on terms and conditions satisfactory to Eurocurrency Administrative Agent and shall be pledged to Eurocurrency Administrative Agent pursuant to the appropriate Eurocurrency Security Documents and, to the extent such Investment is being made in Pelikan Scotland, shall be subordinated to the debt evidenced by the U.K. Credit Agreement such that no payments shall be made on such intercompany indebtedness after the occurrence of a Potential Event of Default or Event of Default under the U.K. Facility Agreement;

          (xiv) Pelikan Scotland may make and maintain Investments in Greif, Hardcopy Deutschland, Produktions or Pelikan Hardcopy for any purpose; PROVIDED, HOWEVER, that (A) the aggregate principal amount of all such Investments shall not exceed $15,000,000 outstanding at any time,
     (B) Pelikan Scotland shall maintain a ledger recording all such Investments made pursuant to this subsection 6.3(xiv) and such ledger shall be available for inspection at any Eurocurrency Lender's request and (C) all Investments made pursuant to this subsection 6.3(xiv) shall be evidenced by promissory notes which shall be on terms and conditions satisfactory to Eurocurrency Administrative Agent and shall be pledged to Eurocurrency Administrative Agent pursuant to the appropriate Eurocurrency Security Documents and, to the extent such Investment is being made in Produktions or Pelikan Hardcopy, shall be subordinated to the debt evidenced by the Swiss Facility Agreement such that no payments shall be made on such intercompany indebtedness after the occurrence of a Potential Event of Default or Event of Default under the Swiss Facility Agreement;

          (xv) Greif, Hardcopy Deutschland, Produktions, Pelikan Hardcopy and Pelikan Scotland may make and maintain Investments in Company for any purpose; PROVIDED, HOWEVER, that (A) the aggregate principal amount of all such Investments shall not exceed

     $30,000,000 outstanding at any time, (B) any Eurocurrency Borrower making any such Investments shall maintain a ledger recording all such Investments made pursuant to this subsection 6.3(xv) and such ledger shall be available for inspection at any Eurocurrency Lender's request,
     (C) all Investments made by Produktions, Pelikan Hardcopy or Pelikan Scotland pursuant to this subsection 6.3(xv) shall be evidenced by promissory notes which shall be on terms and conditions satisfactory to Eurocurrency Administrative Agent and shall be pledged to Eurocurrency Administrative Agent pursuant to the appropriate Eurocurrency Security Documents and shall be subordinated to the debt evidenced by this Agreement such that no payments shall be made on such intercompany indebtedness after the occurrence of a Potential Event of Default or Event of Default under this Agreement and (D) all Investments made by Greif or Hardcopy Deutschland pursuant to this subsection 6.3(xv) shall be evidenced by promissory notes which shall be on terms and conditions satisfactory to Eurocurrency Administrative Agent and shall be subordinated to the debt evidenced by this Agreement such that no payments shall be made on such intercompany indebtedness after the occurrence of a Potential Event of Default or Event of Default under this Agreement;

          (xvi) Other Investments in an aggregate principal amount not in excess of $5,000,000 at any time; PROVIDED, that any violation of the covenant contained in this subsection 6.3(xvi) by an amount not exceeding $1,000,000 shall not constitute an Event of Default unless such violation has not been remedied or waived within ten days after the earlier of
     (y) actual knowledge of such violation by an executive officer of Company or (z) receipt by Holding or Company of notice from Agent of any such violation.

Notwithstanding anything in this Agreement to the contrary and other than as permitted with respect to Permitted Acquisitions, in no event shall the aggregate amount of Investments made after February 24, 1995 by Holding, Company and the Domestic Subsidiaries in Foreign Subsidiaries, permitted pursuant to this subsection 6.3 or subsection 6.7(B)(viii), exceed $30,000,000 in aggregate principal amount outstanding at any time.

     6.4  Contingent Obligations

     Holding and Company will not, and will not permit any Subsidiary to, directly or indirectly, create or become or be liable with respect to any Contingent Obligation except:

          (i)  Contingent Obligations in respect of the Obligations;

          (ii) guaranties resulting from endorsement of negotiable instruments for collection in the ordinary course of business;

          (iii) guaranties by Holding, Company or any Domestic Subsidiary in the ordinary course of business of Operating Leases and Capital Leases of Holding, Company or such Domestic Subsidiary permitted by subsection 6.6A;

          (iv) guaranties by Holding or its Subsidiaries in the ordinary course of business of Operating Leases and Capital Leases of any Foreign Subsidiary permitted by subsection 6.6A;

          (v)  Contingent Obligations in respect of Permitted Acquisitions;

          (vi) guaranties by Holding and its Subsidiaries of loans or advances to employees for moving, travel and entertainment expenses, drawing accounts and similar expenditures made in the ordinary course of business;

          (vii) Contingent Obligations in respect of interest rate or foreign currency protection agreements or hedging arrangements permitted pursuant to subsection 6.1(ix);

          (viii) obligations to insurers in respect of workers' compensation and other insurance coverage incurred in the ordinary course of business;

          (ix) Contingent Obligations in respect of the Eurocurrency Credit Agreements;

          (x) guarantees, product warranties or indemnities issued by Company or its Subsidiaries in the ordinary course of business in connection with the sale of Inventory, services or assets;

          (xi) Contingent Obligations in respect of existing litigation set forth on Schedule 4.6 attached hereto;

          (xii) Contingent Obligations in respect of Indebtedness permitted pursuant to subsection 6.1(vii), (viii), (ix), (xii), (xiii) and (xiv);

          (xiii) Contingent Obligations in respect of surety, appeal, performance or return-of-money bonds not to exceed $1,000,000 in the aggregate outstanding at any time; and

          (xiv) In addition to the Contingent Obligations permitted by clauses (i)-(xiii), Holding and its Subsidiaries may become and remain liable with respect to Contingent Obligations not exceeding at any one time $2,000,000; PROVIDED, that any violation of the covenant contained in this subsection 6.4(xiv) by an amount not exceeding $1,000,000 shall not constitute an Event of Default unless such violation has not been remedied or waived within ten days after the earlier of (y) actual knowledge of such violation by an executive officer of Company or (z) receipt by Holding or Company of notice from Agent of any such violation.

     6.5  Restricted Junior Payments

     Holding and Company will not, and will not permit any Domestic Subsidiary to, directly or indirectly, declare, order, pay, make or set apart any sum (excluding any foreign law requirement to maintain a statutory reserve or the like) for any Restricted Junior Payment except:

          (i) Company may declare and pay dividends or otherwise make distributions, loans or advances to Holding, and Holding may declare and pay dividends or otherwise make distributions in respect of its stock or repurchase any of its outstanding stock, in an aggregate amount not to exceed $12,000,000 plus 25% of Consolidated Net Income earned from February 24, 1995; provided, however, nothing contained herein shall prohibit Holding from paying any dividend or making any distribution in respect of its stock required or permitted by the terms of Holding's Rights Agreement, dated as of May 19, 1994 and amended as of November 15, 1994, between Holding and Chemical Bank, as Rights Agent, and the Series A Junior Participating Preferred Stock issuable upon the exercise of any preferred share purchase right, as said Rights Agreement and Series A Junior Participating Preferred Stock may be supplemented from time to time;

          (ii) In addition to clause (i) above of this subsection 6.5, Company may declare and pay dividends or otherwise make distributions, loans or advances to Holding of up to an aggregate amount of $6,000,000 to permit Holding to purchase or cancel any stock options or settle any stock appreciation rights held by, or distribute any amounts under any deferred compensation plan or arrangement in respect of, any employee or director of Holding or any of its Subsidiaries upon termination of employment or other service, or to purchase any of its stock held by any such employee or director;

          (iii) Company may declare and pay dividends or otherwise make distributions, loans or advances to Holding in amounts sufficient to cover reasonable and necessary expenses incurred by Holding in connection with registration, public offerings and exchange listing of equity securities;

          (iv) Company may declare and pay dividends or otherwise make distributions, loans or advances to Holding in amounts sufficient to pay tax liabilities of Holding;

          (v) Company may declare and pay dividends or otherwise make distributions, loans or advances to Holding in amounts sufficient to allow Holding to pay other business and operating expenses incurred in the ordinary course of business;

          (vi) Company may make (a) payments (including prepayments) on Existing Seller Notes and (b) payments of amounts due under the Non-Competition Agreements; and

          (vii) Company may declare and pay dividends or otherwise make distributions, loans or advances to Holding in amounts sufficient to pay the cash consideration of any Permitted Acquisition by Holding;

PROVIDED, HOWEVER, that immediately prior to and immediately after giving effect to any Restricted Junior Payment permitted by clauses (i) and (ii) of this subsection 6.5 and clause (vi) of this subsection 6.5 relating to voluntary prepayments on Existing Seller Notes, no Event of Default or Potential Event of Default exists. Holding and Company will not, nor will they permit any of Material Domestic Subsidiary to, deposit any funds for the purpose of making any Restricted Junior Payment with a trustee, paying agent or registrar or other payment intermediary more than three Business Days prior to the date such payment is due.

     6.6  Financial Covenants

     A.   CONSOLIDATED TOTAL DEBT TO CONSOLIDATED EBITDA

     Holding and its Subsidiaries shall not permit the ratio of (i) Consolidated Total Debt as of any such date of determination to (ii) Consolidated EBITDA (calculated as of any such date of determination on a cumulative basis for the period of four consecutive fiscal quarters ending on or before such date of determination) to (a) exceed 3.50 to 1 at the end of the first eight consecutive fiscal quarters immediately following the Closing Date commencing with the fiscal quarter ending in December of 1996 and (b) 3.00 to 1 at the end of each fiscal quarter thereafter.

     B.   MINIMUM INTEREST COVERAGE RATIO

     Holding and its Subsidiaries will not permit the Interest Coverage Ratio as of the last day of each fiscal quarter (calculated as of any such date of determination on a cumulative basis for the period of four consecutive fiscal quarters ending on or before such date of determination) to be less than 3.0 to 1.

     C.   MINIMUM CONSOLIDATED NET WORTH

     Holding and its Subsidiaries shall not permit Consolidated Net Worth at any time after the Closing Date to be less than the sum of (i) $80,000,000 plus
(ii) 75% of the cumulative amount of positive Consolidated Net Income (which shall exclude the Consolidated Net Income for any fiscal quarter in which Consolidated Net Income was a negative number) earned on or after February 24, 1995, and ending on such determination date.

     D.   MAXIMUM CONSOLIDATED GAAP CAPITAL EXPENDITURES

     Holding and its Subsidiaries shall not permit Consolidated GAAP Capital Expenditures (excluding Permitted Acquisitions) to exceed $20,000,000 in any Fiscal Year (the "MAXIMUM AMOUNT"); PROVIDED that the Maximum Amount for each Fiscal Year shall be increased by an amount equal to one half of the excess, if any, of the Maximum Amount for the previous Fiscal Year (before making any adjustments in accordance with this proviso) over the actual amount of Consolidated GAAP Capital Expenditures for such previous Fiscal Year (Consolidated GAAP Capital Expenditures permitted as a result of the foregoing PROVISO shall first be applied to the

Consolidated GAAP Capital Expenditures permitted for each Fiscal Year before making any adjustments in accordance with such PROVISO).

     E.   AFTER TAX CASH FLOW TO FIXED CHARGES

     Holding and its Subsidiaries will not permit the ratio of (i) After Tax Cash Flow to (ii) Fixed Charges as of the last day of each fiscal quarter (calculated as of any such date of determination for the period of four consecutive fiscal quarters ending on or before such date of determination) to be less than 1.75 to 1.

     6.7  Restriction on Fundamental Changes

     A. Other than as permitted by subsection 6.7B, neither Holding, Company nor any Subsidiary may, without the consent of Requisite Lenders, acquire or create any Subsidiaries or convey, sell, lease, sublease or transfer any of its assets to any of its Subsidiaries.

     B. Neither Holding, Company nor any Subsidiary will enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, exchange, lease, sub-lease, transfer or otherwise dispose of, in one transaction or a series of related transactions, all or any substantial part of its business, property or fixed assets or all or any portion of the stock or other evidence of beneficial ownership of, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person except:

          (i) Holding may be merged or consolidated with or into Company, or all or substantially all of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company and Holding thereafter may be liquidated, wound up or dissolved; PROVIDED that, in the case of such a merger or consolidation, Company shall be the continuing or surviving corporation;

          (ii) Holding, Company or any Subsidiary thereof, may acquire stock or assets of any Person; PROVIDED that in the case of the acquisition of all or substantially all the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person, (w) Agent shall have received at least 10 days prior to the date of such acquisition a Compliance Certificate, setting forth the covenant calculations described therein after giving pro forma effect to such acquisition as of the date of Holding's most recent available quarterly consolidated financial statements, (x) the aggregate Acquisition Value permitted by this subsection 6.7B(ii) in connection with all such acquisitions since
     January 1, 1996 shall not exceed an amount of $25,000,000, (y) in the case of an acquisition of stock where the acquired Person will become a Subsidiary of Holding which is not a direct or indirect Subsidiary of Company, the cash consideration paid in respect of any such acquisition by Holding may not exceed 20% of the Acquisition Value of such acquisition, and (z) in the case of an acquisition of stock, the acquired Person will become a Subsidiary of Holding or Company;
     PROVIDED, FURTHER, that if such acquired Person becomes a Material Subsidiary, it shall comply with subsection 5.10(A) or subsection
     5.10(B), as appropriate;

          (iii) Company or a Subsidiary thereof may sell, lease, license, exchange or otherwise dispose of assets or rights in Asset Sale transactions; PROVIDED that (A) any Asset Sale is made for at least the fair market value of such assets (as determined in good faith by Company or such Subsidiary), (B) the aggregate Net Cash Proceeds of Asset Sale transactions since February 24, 1995 with respect to assets located in the United Kingdom shall not exceed 10% of the Pounds Sterling equivalent of the net book value, determined as of February 24, 1995, of all assets of Company and its Subsidiaries located in the United Kingdom on February 24, 1995, (C) the aggregate Net Cash Proceeds of Asset Sales transactions since February 24, 1995 with respect to assets located in Switzerland shall not exceed 10% of the Swiss Franc equivalent of the net book value, determined as of February 24, 1995, of all assets of Company and its Subsidiaries located in Switzerland on February 24, 1995, (D) the aggregate Net Cash Proceeds of Asset Sales transactions since February 24, 1995 with respect to assets located in Germany shall not exceed 10% of the German Mark equivalent of the net book value, determined as of February 24, 1995, of all assets of Company and its Subsidiaries located in Germany on February 24, 1995, (E) Asset Sale transactions involving assets located in the United States may be made if the Net Cash Proceeds thereof are applied as provided in subsection 2.4(A)(ii) and (F) with respect to Asset Sale transactions not otherwise referred to in clauses (B), (C), (D) or (E) above or not otherwise expressly permitted by this subsection 6.7B, Company receives the prior written consent of Requisite Lenders for any such Asset Sale or series of related Asset Sales involving the fair market value of assets (as determined in good faith by Company or such Subsidiary) or sales price in excess of $250,000; PROVIDED, FURTHER, that the restrictions on Asset Sale transactions set forth in the foregoing PROVISO shall not apply to any Asset Sale transactions involving (1) the Proposed Closed Facilities, (2) any Discontinued Operations or (3) any capital stock or treasury stock of Holding, or any rights, options or warrants to acquire same; PROVIDED, HOWEVER in no event may any stock of any Material Subsidiary be sold;

          (iv) Holding and its Subsidiaries may make Sale/leasebacks permitted by subsection 6.8;

          (v) A Domestic Subsidiary may be merged or consolidated with or into Company or another Domestic Subsidiary, or be liquidated, wound up or dissolved; PROVIDED, HOWEVER, that in the case of such a merger or consolidation of a Material Domestic Subsidiary, (i) Company or another Material Domestic Subsidiary shall be the continuing or surviving corporation and (ii) another Subsidiary which becomes a Material Domestic Subsidiary and complies with the requirements of subsection 5.10A shall be the continuing or surviving corporation;

          (vi) A Foreign Subsidiary may be merged or consolidated with or into another Foreign Subsidiary; PROVIDED, HOWEVER, that (x) if any capital stock of either such Foreign Subsidiary shall have previously been required to be pledged to Collateral Agent or Eurocurrency Administrative Agent, such Foreign Subsidiary shall be the surviving corporation in such merger or consolidation or the same proportion of the surviving corporation's capital stock shall be similarly pledged to Collateral Agent or Eurocurrency Administrative Agent, as applicable, and (y) a Foreign Subsidiary not part of Discontinued Operations may not be merged or consolidated with another Foreign Subsidiary that is part of Discontinued Operations unless the former Subsidiary or another Subsidiary which is not a part of Discontinued Operations is the surviving or continuing corporation. Any Foreign Subsidiary the capital stock of which is not required to be pledged to Collateral Agent or Eurocurrency Collateral Agent may be liquidated, wound up or dissolved;

          (vii) Holding or Company may create one or more new Domestic Subsidiaries thereof; PROVIDED such Domestic Subsidiary, if it is or becomes a Material Domestic Subsidiary, shall comply with subsection 5.10(A);

          (viii) Holding or a Subsidiary thereof may create one or more new Foreign Subsidiaries of such Person; PROVIDED, subject to subsection 5.10(B), if such Foreign Subsidiary is held directly by
     (i) Holding or a Domestic Subsidiary and such Foreign Subsidiary is or becomes a Material Subsidiary, such Person shall pledge 65% of the capital stock of such Foreign Subsidiary to secure the Obligations pursuant to a pledge agreement in form and substance reasonably satisfactory to Agent or
     (ii) a Foreign Subsidiary which is a Eurocurrency Borrower and party to a Eurocurrency Security Document that is a pledge of shares and such Foreign Subsidiary is or becomes a Material Subsidiary, such Eurocurrency Borrower shall pledge 100% of the capital stock of such Foreign Subsidiary to secure its obligations under the relevant Eurocurrency Credit Agreement pursuant to a pledge agreement in form and substance reasonably satisfactory to Eurocurrency Administrative Agent;

          (ix) Any of Holding and its Subsidiaries may sell, lease, consign, transfer or otherwise dispose of Inventory to any Person in the ordinary course of business;

          (x) Any of Holding and its Subsidiaries may acquire additional capital stock of an existing Subsidiary thereof from such Subsidiary; PROVIDED that (i) if such Subsidiary is a Domestic Subsidiary and any previously outstanding capital stock of such Subsidiary shall have been pledged to Collateral Agent to secure the Obligations and the Eurocurrency Guaranty Obligations, 100% of such additional capital stock shall be similarly pledged to Collateral Agent, (ii) if such Subsidiary is a Foreign Subsidiary and any previously outstanding capital stock of such Subsidiary shall have been pledged to the Collateral Agent to secure the Obligations and the Eurocurrency Guaranty Obligations, 65% of such additional stock shall be similarly pledged to Collateral Agent, and (iii) if such Subsidiary is a Foreign Subsidiary and any previously outstanding capital stock of such Subsidiary shall have been pledged to Eurocurrency Administrative Agent to secure the obligations under the relevant Eurocurrency Credit Agreement, 100% of such additional stock shall be similarly pledged to the Eurocurrency Administrative Agent;

          (xi) Investments permitted by subsection 6.3;

          (xii) Any of Holding and its Subsidiaries may dispose of property that is obsolete, worn out or otherwise no longer needed in its business, including abandonment of trademarks, patents, copyrights and other intellectual property no longer economically practicable to maintain;

          (xiii) Any Subsidiary other than a Material Subsidiary may sell or discount its accounts receivable to any bank or other financial institution in the ordinary course of its business;

          (xiv) Holding and its Subsidiaries may enter into, and perform, any transactions permitted by subsection 6.10 or 6.13; and

          (xv) Company or a Subsidiary thereof may engage in Asset Transfer transactions; PROVIDED that (A) the aggregate net book value of assets transferred in US/US Transfers, whether in one or more transactions or a series of related transactions, since February 24, 1995 or the most recent Recalculation Date, may not exceed $5,000,000, (B) the aggregate net book value of the assets transferred in US/Foreign Transfers, whether in one or more transactions or a series of related transactions or otherwise, since February 24, 1995 may not exceed $7,500,000, (C) the aggregate net book value of the assets transferred in UK/Swiss Transfers, whether in one or more transactions or a series of related transactions, since February 24, 1995 may not exceed 25% of the Pounds Sterling equivalent net book value of all assets of Company and its Subsidiaries located in the United Kingdom on February 24, 1995, (D) the aggregate net book value of the assets transferred in Swiss/UK Transfers, whether in one or more transactions or a series of related transactions, since February 24, 1995 may not exceed 25% of the Swiss Franc equivalent net book value of all assets of Company and its Subsidiaries located in Switzerland on February 24, 1995, (E) the aggregate net book value of the assets transferred in German Transfers, whether in one or more transactions or a series of related transactions, since February 24, 1995 may not exceed 25% of the German Mark equivalent net book value of all assets of Company and its Subsidiaries located in Germany on February 24, 1995 and (F) provided that with respect to Asset Transfer transactions involving fixtures, machinery and equipment not otherwise referred to in Clause (A), (B), (C), (D) or (E) above or not otherwise expressly permitted by this subsection 6.7B, Company receives the prior written consent of Requisite Lenders for any such Asset Transfer or series of related Asset Transfers involving the net book value of assets in excess of $1,000,000; PROVIDED, FURTHER, that the restrictions on Asset Transfer transactions set forth in the foregoing PROVISO shall not apply to any Asset

     Transfer transactions involving the Proposed Closed Facilities or any Discontinued Operations.

Upon any disposition of property or assets in compliance with this subsection 6.7, other than as the result of an Asset Transfer referred to in subsection 6.7B(xv)(A), (C) or (D), Lenders will cause Collateral Agent to, and Collateral Agent will, take such action as is necessary to evidence the release of the Liens of Lenders, on such property or assets, including delivering to Holding, Company or any Material Subsidiary, as appropriate, appropriate releases and termination statements.

     6.8  Sales and Leasebacks

     Holding and its Subsidiaries will not directly or indirectly, become or remain liable (unless indemnified against such liability by a Person other than Holding or a Subsidiary thereof) as lessee or as guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property whether now owned or hereafter acquired, (i) that Holding or its Subsidiaries has sold or transferred or is to sell or transfer to any other Person, or (ii) that Holding or its Subsidiaries intends to use for substantially the same purpose as any other property that has been or is to be sold or transferred by Holding, Company or any Subsidiary to any Person in connection with such lease (a "Sale/leaseback"); PROVIDED that Company and its Subsidiaries may enter into sale/leaseback arrangements if permitted by subsections 6.6A and 6.6B.

     6.9  Sale or Discount of Receivables

     Except as otherwise permitted by subsection 6.7B(xiii), Holding and its Subsidiaries will not, directly or indirectly, sell or discount notes or accounts receivable held by any such Person; provided that the foregoing shall not be construed to restrict or prohibit compromises, settlements, waivers, substitutions or other modifications or agreements with respect to such notes or accounts receivable.

     6.10 Transactions with Shareholders, Affiliates and Subsidiaries

     Holding and its Subsidiaries will not, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or inventory or the rendering of any service) with any holder of 5% or more of any class of equity securities of Holding or Company or with any Affiliate of Holding or Company or of any such holder or with any Subsidiary of Holding, as the case may be, on terms that are less favorable to Holding or that Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such a holder or Affiliate or Subsidiary; PROVIDED that the foregoing restriction shall not apply to (i) Indebtedness and Investments permitted by subsections 6.1 or 6.3,
(ii) Contingent Obligations permitted by subsection 6.4, (iii) payments permitted under subsection 6.5, (iv) transactions with Holding or a Subsidiary thereof permitted by subsection 6.7, (v) any consulting, management, stock option, stock appreciation right, or other employment, or deferred compensation agreement or arrangement with an employee or director of Holding or any of its Subsidiaries that is approved by a majority of the non-employee members of the board of directors of Holding or its stockholders, (vi) transactions permitted by subsection 6.11,
(vii) the payment of transaction expenses in connection with this Agreement and the transactions related hereto and thereto, (viii) the payment by any Subsidiary of royalties for the use of products, trademarks of other intellectual property rights, guaranty fees, and fees for technical assistance, corporate administrative support and other services, (ix) the payment by Holding or any Subsidiary of any amount pursuant to or in respect of any bylaw or charter provision or agreement providing for indemnification or reimbursement of any officer, director, employee or other agent of Holding or any of its Subsidiaries, and (x) payments of customary director fees and out-of-pocket expense reimbursement. For purposes of this subsection 6.10,
(A) any transaction shall be deemed to have satisfied the standard set forth in the preceding sentence if (i) such transaction is approved by a majority of the Disinterested Directors of the Board of Directors of Holding, the Company or the applicable Subsidiary or (ii) a nationally recognized expert with expertise in appraising the terms and conditions of the type of transaction for which approval is required delivers to Holding, the Company or the applicable Subsidiary (which shall promptly forward a copy to the Agent) a written opinion stating that such transaction is fair to Holding, the Company or the applicable Subsidiary from a financial point of view and
(B) "DISINTERESTED DIRECTOR" shall mean, with respect to any Person and transaction, a member of the Board of Directors of such Person who does not have any material direct or indirect financial interest in or with respect to such transaction.

     6.11 Disposal of Subsidiary Stock

     Except as permitted by subsection 6.7 or as required by the Collateral Documents and except for Permitted Encumbrances, neither Holding, Company nor any Subsidiary will,

          (i) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity securities of (or warrants, rights or options to acquire shares or other equity securities
     of) any of its Subsidiaries, except to qualify directors if necessary or appropriate under applicable law; or

          (ii) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other securities of (or warrants, rights or options to acquire shares or other securities of) such Subsidiary, except to Company, another Subsidiary or to qualify directors if required by applicable law.

     6.12 Conduct of Business

     Holding and its Subsidiaries will not engage in any business other than the business they were engaged in on February 24, 1995, or business similar or related to such business, and other lines of business consented to by Agent, and Requisite Lenders.

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

     6.13 Restructuring and Affiliate Reorganizations

     Notwithstanding anything else contained herein to the contrary, Holding and its Subsidiaries may merge, consolidate, or liquidate, wind-up and dissolve, or convey, sell, exchange, assign, lease, sub-lease, transfer or otherwise dispose of, in one transaction or series of related transactions including, without limitation, but not with respect to capital stock of Holding, by way of dividend or distribution on or with respect to its capital stock, all or any portion of its business, property or assets or all or any portion of the stock or other evidence of beneficial ownership of any Affiliate, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all of the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Affiliate, and may engage in Asset Transfers, in order to effect the restructuring or discontinuation of certain operations at the Proposed Closed Facilities and the transfer or other disposition, in whole or in part, of the property and assets relating thereto.


SECTION 7.      GUARANTY OF HOLDING

     Holding hereby consents to and confirms its guaranty of all Obligations. In furtherance of the foregoing, Holding hereby agrees as follows:

     7.1  Guaranty by Holding

     As consideration for Lenders agreeing to enter into this Agreement and extend the Revolving Credit Commitments hereunder, Holding hereby unconditionally and irrevocably guaranties the due and punctual payment when due (whether by required prepayment, declaration, demand or otherwise) (including amounts that would become due but for the operation of the automatic stay under
Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)) of all Obligations of Company (including, without limitation, interest which, but for the filing of a petition in bankruptcy with respect to Company, would accrue on such Obligations). For purposes of this Section 7, Holding is referred to as a "Guarantor" and the obligations of Holding under this subsection 7.1 are referred to as this "Guaranty".

     Notwithstanding any other provision of this Section 7, this Guaranty and all obligations of the Guarantor in respect hereof shall irrevocably terminate and be null and void and of no further force or effect upon any merger or consolidation of the Guarantor with or into Company, or any other merger, consolidation, liquidation, winding-up or dissolution of the Guarantor as permitted by subsection 6.7.

     7.2  Terms of Guaranty

     The Guarantor agrees that the Obligations of Company may be extended or renewed, and the Revolving Credit Loans repaid and reborrowed in whole or in part, without notice or further assent from it, and that it will remain bound upon this Guaranty notwithstanding any extension, renewal or other alteration of any such Obligation or repayment and reborrowing of the Revolving Credit Loans.

     The Guarantor waives presentation of, demand of, payment from and protest of any Obligation of Company and also waives notice of protest for nonpayment. The obligations of the Guarantor under this Guaranty shall not be affected by, and the Guarantor hereby waives its rights (to the extent permitted by law) in connection with:

          (a) the failure of Agent, Collateral Agent or any Lender to assert any claim or demand or to enforce any right or remedy against Holding, Company or any Material Domestic Subsidiary under the provisions of this Agreement or any other agreement or otherwise,

          (b)  any extension or renewal of any provision thereof,

          (c)  any increase in the amount of the Obligations,

          (d) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement (subject to subsection 10.7) or any instrument executed pursuant hereto,

          (e) the release of any of the security held by Collateral Agent, Agent or any Lender for the Obligations of Holding, Company or any Material Domestic Subsidiary,

          (f) the failure of Collateral Agent, Agent or any Lender to exercise any right or remedy against any other guarantor of the Obligations of Company,

          (g) Collateral Agent, Agent or any Lender taking and holding security or collateral for the payment of this Guaranty, any other guaranties of the Obligations or other liabilities of Company and the Obligations guarantied hereby, and exchanging, enforcing, waiving and releasing any such security or collateral,

          (h) Collateral Agent, Agent or any Lender applying any such security or collateral and directing the order or manner of sale thereof as Collateral Agent in its discretion may determine, or

          (i) Collateral Agent, Agent or any Lender settling, releasing, compromising, collecting or otherwise liquidating the Obligations and any security or collateral therefor in any manner determined by Collateral Agent, Agent, or such Lender.

     The Guarantor further agrees that this Guaranty constitutes a guaranty of payment when due and not of collection and waives any right to require that any resort be had by Collateral Agent, Agent or any other Person to any of the security held for payment of the Obligations of

Company or to any balance of any deposit account or credit on the books of Collateral Agent, Agent or any other Person in favor of Company or any other Person.

     The obligations of the Guarantor under this Guaranty shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations, discharge of Company from the Obligations in a bankruptcy or similar proceeding or otherwise. Without limiting the generality of the foregoing, the obligations of the Guarantor under this Guaranty shall not be discharged or impaired or otherwise affected by the failure of Collateral Agent, Agent or any Lender to assert any claim or demand or to enforce any remedy under this Agreement or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations of Company, or by any other act or thing or omission or delay to do any other act or thing that may or might in any manner or to any extent vary the risk of the Guarantor or would otherwise operate as a discharge of the Guarantor as a matter of law or equity.

     Collateral Agent may, at its election, foreclose on any security held by Collateral Agent by one or more judicial or nonjudicial sales, or exercise any other right or remedy Collateral Agent may have against Holding, Company or any Material Domestic Subsidiary or any security without affecting or impairing in any way the liability of the Guarantor hereunder except to the extent the Obligations have been paid. The Guarantor waives any defense arising out of such election by Collateral Agent, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantor against Company or any security, so long as Collateral Agent have acted in a commercially reasonable manner.

     The Guarantor further agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation of Company is rescinded or must otherwise be restored by Agent, Collateral Agent or any Lender upon the bankruptcy or reorganization of Company or otherwise.

     The Guarantor further agrees, in furtherance of the foregoing and not in limitation of any other right that Agent, Collateral Agent or any Lender may have at law or in equity against the Guarantor by virtue hereof, upon the failure of Company to pay any of its Obligations when and as the same shall become due (whether by required prepayment, declaration, demand or otherwise), the Guarantor will forthwith pay, or cause to be paid, in cash, to Agent an amount equal to the sum of the unpaid principal amount of such Obligations, accrued and unpaid interest on such Obligations and all other Obligations of Company to Agent, Collateral Agent or such Lender.

     So long as any of the Obligations of Company shall remain outstanding hereunder, Guarantor hereby irrevocably waives any right of subrogation, contribution, indemnity or otherwise against Company that may arise out of or be caused by this Guaranty, all rights and/or claims against Company which may arise against Company by reason of this Guaranty, any right to enforce any remedy that Lenders now have or may hereafter have against Company and any benefit of, and any right to participate in, any security now or hereafter held by Lenders.

     In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon any failure of Company to pay its Obligations when due (whether by required prepayment, declaration, demand or otherwise) and consequent acceleration of the Obligations pursuant to Section 8, each Lender, upon the consent of Agent and Requisite Lenders, is hereby authorized by Guarantor at any time or from time to time, without notice to Guarantor or to any other Person, any such notice being hereby expressly waived to the extent permitted by applicable law, to set off and to appropriate and to apply any and all deposits (general or special, including, not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time owing by that Lender to or for the credit or the account of Guarantor against and on account of the obligations and liabilities of Guarantor to that Lender under this Guaranty, including but not limited to, all such obligations and liabilities with respect to all claims of any nature or description arising out of or connected with this Agreement, this Guaranty or the Letters of Credit or any of the other Domestic Loan Documents, irrespective of whether or not Lenders or Agent, with respect to any Obligation owed under the Letters of Credit or this Agreement, shall have made any demand hereunder. Each Lender and Agent agrees promptly to notify Guarantor after any such set-off and application is made by such Lender or Agent.

     Notwithstanding anything contained in this Section 7 to the contrary, this Guaranty shall not be effective or in full force and effect until the Closing Date.


SECTION 8.     EVENTS OF DEFAULT

     If on or after the Closing Date, any of the following conditions or events ("Events of Default") shall occur and be continuing:

     8.1  Failure to Make Payments when Due

     Failure to pay any installment of principal of any Revolving Credit Loan made hereunder or any Eurocurrency Loan made under any Eurocurrency Credit Agreement when due, whether at stated maturity, by acceleration, by notice of prepayment or otherwise; or failure to pay any interest on any Revolving Credit Loan made hereunder or any Eurocurrency Loan made under any Eurocurrency Credit Agreement or any other amount due under this Agreement (including, without limitation, any payment with respect to reimbursement of amounts drawn under Letters of Credit) or any Eurocurrency Credit Agreement within three (3) days after the date due; or

     8.2  Default in Other Agreements

     Failure of Holding, Company or any Material Subsidiary (excluding Discontinued Operations) to pay when due (x) any principal or interest on any Indebtedness (other than Indebtedness referred to in subsection 8.1) in an individual principal amount of $1,000,000 or more or items of Indebtedness with an aggregate principal amount of $1,000,000 or more, or (y) any Contingent Obligation in an individual principal amount of $1,000,000 or more or Contingent Obligations with an aggregate principal amount of $1,000,000 or more, in each case beyond the end of any period prior to which the obligee is prohibited from accelerating payment thereunder; or

     Breach or default of Holding or Company or any Material Subsidiary (excluding Discontinued Operations) with respect to any other material term of
(x) any evidence of any Indebtedness in an individual principal amount of $1,000,000 or more or items of Indebtedness with an aggregate principal amount of $1,000,000 or more or any Contingent Obligation in an individual principal amount of $1,000,000 or more or Contingent Obligations with an aggregate principal amount of $1,000,000 or more, or (y) any loan agreement, mortgage, indenture or other agreement relating thereto, with respect to Indebtedness with an aggregate principal amount of $1,000,000 or more, if, in the case of either clause (x) or clause (y) of this paragraph, the effect of such failure, default or breach is then to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation (or a trustee on behalf of such holder or holders) then to cause, that Indebtedness or Contingent Obligation to become or be declared due prior to its stated maturity (or the stated maturity of any underlying obligation, as the case may be); or

     8.3  Breach of Certain Covenants

     Failure of Holding or Company to perform or comply with any term or condition contained in subsections 2.5, 5.2 or 5.6 or Section 6 hereunder or to the extent such subsections are incorporated into Section 4 of the Eurocurrency Guaranties; or

     8.4  Breach of Warranty

     Any representation, warranty, certification or other statement made by Holding, Company or any Material Subsidiary in any Loan Document or in any statement or certificate at any time given by Holding, Company or any Material Subsidiary in writing pursuant hereto or in connection herewith shall be false in any material respect on the date as of which made; or

     8.5  Other Defaults Under Agreement or Loan Documents

     Holding, Company or any Material Subsidiary shall default in the performance of or compliance with any term contained in this Agreement or the other Loan Documents other than those referred to above in subsections 8.1, 8.3 or 8.4 and such default shall not have been remedied or waived within 30 days after receipt by Holding or Company or any Material

Subsidiary, as the case may be, of notice from Agent or Requisite Lenders with respect to Holding or Company or any Material Subsidiary, of any such default; or

     8.6  Involuntary Bankruptcy; Appointment of Receiver, etc.

          (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Holding or Company or any of the Material Subsidiaries (excluding Discontinued Operations) in an involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable Federal or state law; or

          (ii) an involuntary case is commenced against Holding, Company or any Material Subsidiary (excluding Discontinued Operations) under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Holding or Company or any Material Subsidiary (excluding Discontinued Operations), or over all or a substantial part of its property, shall have been entered; or the involuntary appointment of an interim receiver, trustee or other custodian of Holding or Company or any Material Subsidiary (excluding Discontinued Operations) for all or a substantial part of its property; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of Holding or Company or any Material Subsidiary (excluding Discontinued Operations) and the continuance of any such event in clause (ii) for 30 days unless dismissed, bonded or discharged: or

     8.7  Voluntary Bankruptcy; Appointment of Receiver, etc.

          (i) Holding or Company or any Material Subsidiary (excluding Discontinued Operations) shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Holding or any of its Material Subsidiaries (excluding Discontinued Operations) shall make any assignment for the benefit of creditors; or

          (ii) the general inability or failure of Holding or Company or any Material Subsidiary, or the admission by Holding or Company or any Material Subsidiary in writing of its general inability, to pay its debts as such debts become due; or the Board of Directors of Holding or Company or any Material Subsidiary (or any committee thereof) adopts any resolution to approve or otherwise authorizes any of the actions referred to in clause (i) or this clause (ii); or

     8.8  Judgments and Attachments

     Any money judgment, writ or warrant of attachment, or similar process involving in any individual case an amount in excess of $1,000,000 (exclusive of any amount which is fully and adequately covered by insurance and with respect to which the insurer has not disputed in writing its coverage, it being understood that a reservation of rights is not to be deemed a dispute) shall be entered or filed against Holding or Company or any Material Subsidiary (excluding Discontinued Operations) or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days or in any event later than five days prior to the date of any proposed sale thereunder; or

     8.9  Dissolution

     Except as permitted by Subsection 6.7, any order, judgment or decree shall be entered against Holding or Company or any Material Subsidiary decreeing the dissolution or split up of Holding or Company or any Material Subsidiary (excluding Discontinued Operations) and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

     8.10 ERISA

          (i) Holding or Company or any of their respective ERISA Affiliates fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or Section 412 of the Code, Holding or Company or any of their respective ERISA Affiliates is required to pay as contributions thereto;

          (ii) Any accumulated funding deficiency occurs or exists, whether or not waived, with respect to any Pension Plan;

          (iii) The actuarial present value of all benefit liabilities under all Pension Plans exceeds the fair market value of the assets of such Pension Plans by an amount which would result in a material adverse effect on the business or financial condition of Holding and its Subsidiaries, taken as a whole, if all such Pension Plans were terminated;

          (iv) (A) Any Pension Plan maintained by Holding or Company or any of their respective ERISA Affiliates shall be terminated within the meaning of Title IV of ERISA, or (B) a trustee shall be appointed by an appropriate United States district court to administer any Pension Plan, or (C) the PBGC (or any successor thereto) shall institute proceedings to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan, or
     (D) Holding or Company or any of their respective ERISA Affiliates shall withdraw (under Section 4063 of ERISA) from a Pension Plan, or (E) any Termination Event resulting in any liability of Company or any ERISA Affiliate of Company or (F) Holding or Company or any of their respective ERISA Affiliates enters into any transaction which has as its principal purpose the evasion of liability under subtitle D of Title IV of ERISA; or
     (G) Company or any of its ERISA Affiliates engages in any transaction in connection with which Company or any of its ERISA Affiliates is subject to either a civil penalty assessed pursuant to
     Section 502(i) of ERISA or a tax imposed by Section 4975 of the Internal Revenue Code;

which events set forth in clauses (i), (ii) or (iv) above would have either individually or in the aggregate, a material adverse effect on the business or financial condition of Holding and its Subsidiaries, taken as a whole; or

     8.11 Withdrawal Liability Under Multiemployer Plan

     Holding or Company or any of their respective ERISA Affiliates as employer under a Multiemployer Plan shall have made a complete or partial withdrawal from such Multiemployer Plan and such employer shall have incurred a withdrawal liability that is not subject to contest in an amount which would have a material adverse effect on the business or financial condition of Holding and its Subsidiaries taken as a whole; or

     8.12 Invalidity of Guaranties

          (i) Any guaranty of the Obligations, including the Holding Guaranty, for any reason, other than the satisfaction in full of all Obligations, ceases to be in full force and effect or is declared to be null and void, or any guarantor, including Holding, denies that it has any further liability, including, without limitation, with respect to future advances by Lenders, under any such guaranty or gives notice to such effect, except as to any guarantor that is merged, consolidated, liquidated, wound up, dissolved, sold or otherwise disposed of as permitted by subsection 6.7; or

          (ii) Any guaranty of the obligations under the Eurocurrency Loan Documents, for any reason, other than the satisfaction in full of such obligations, ceases to be in full force and effect or is declared to be null and void, or any guarantor denies that it has any further liability, including, without limitation, with respect to future advances by Eurocurrency Lenders, under any such guaranty or gives notice to such effect, except as to any guarantor that is merged, consolidated, liquidated, wound up, dissolved, sold or otherwise disposed of as permitted by subsection 6.7; or

     8.13 Change of Control

     (A) Except as otherwise permitted by subsection 6.7B(i), Holding shall cease to own and control at least 100% of the common stock and 100% of the voting power of Company entitled to vote for an election of the board of directors of Company; or (B) individuals who on February 24, 1995 were members of the board of directors of Holding (together with any new directors whose election to such board of directors or whose nomination for election by the stockholders of Holding was approved by a vote of a majority of the directors then still in office who were either directors on February 24, 1995 or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such board of directors then in office; or (C) a "person" or "group" (within the meaning of Section 13(d) of the Exchange Act), becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 30% of the total issued and outstanding common stock of Holding; or

     8.14 Impairment of Collateral

     (A) A judgment creditor of Holding or Company or any Material Subsidiary shall obtain possession of any material portion of the Collateral by any means, including, without limitation, levy, distraint, replevin or self-help, (B) any substantial portion of the Collateral shall be taken by eminent domain or condemnation, (C) any of the Collateral Documents or the Eurocurrency Security Documents shall cease for any reason to be in full force and effect, or any party thereto shall purport in writing to disavow its obligations thereunder or shall declare in writing that it does not have any further obligations thereunder or shall contest the validity or enforceability thereof or Lenders shall cease to have a valid and perfected first priority security interest (or a comparable interest under any law governing any Eurocurrency Security Document or Company Pledge Agreement with respect to the capital stock of any Foreign Subsidiary) to the extent provided for therein in any material Collateral covered thereby except as to any Collateral Document or the Eurocurrency Security Document that is a guaranty of a guarantor that is merged, consolidated, liquidated, wound up, dissolved, sold or otherwise disposed of as permitted by subsection 6.7, and except as to any Collateral that is conveyed, sold, exchanged, leased, subleased, transferred or otherwise disposed of as permitted by this Agreement or the Collateral Document or the Eurocurrency Security Document relating thereto, or (D) Lenders' or Eurocurrency Lenders' security interests or liens on any material portion of the Collateral under the Collateral Documents or the Eurocurrency Security Documents, as appropriate, shall become otherwise impaired or unenforceable, except as to any Collateral that is conveyed, sold, exchanged, leased, subleased, transferred or otherwise disposed of as permitted by this Agreement or the Collateral Document or the Eurocurrency Security Document relating thereto, and except in each case under the foregoing clauses (A) through (D) as to any Collateral consisting of deposit accounts; or

     8.15 Eurocurrency Credit Agreement

     An Event of Default shall occur and be continuing under any Eurocurrency Credit Agreement; or

     8.16 ERISA Lien

     Holding or Company or any of their respective ERISA Affiliates shall fail to make required contributions when due under Section 412 of the Internal Revenue Code which results in the imposition of a Lien under Section 412 of the Internal Revenue Code to secure such unpaid contributions in an aggregate amount in excess of $1,000,000; or

     8.17 Breach of Certain Original Credit Agreement Covenants

     Failure of Holding and its Subsidiaries to comply with the covenants set forth in Section 6 of the Original Credit Agreement for the fiscal quarter of Holding and its Subsidiaries ended September 27, 1996, as such covenants existed as of September 27, 1996;


THEN (i) upon the occurrence of any Event of Default described in the foregoing subsections 8.6 or 8.7(i) with respect to Holding, Company or any Material Domestic Subsidiary, each of (a) the unpaid principal amount of and accrued interest on the Revolving Credit Loans, (b) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any Letter of Credit shall have presented or be entitled to present, the drafts and other documents required to draw under the Letter of Credit), and (c) all other Obligations, shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Holding and its Subsidiaries, and the obligation of each Lender to make any Revolving Credit Loan or to issue any Letter of Credit shall thereupon terminate and (ii) upon the occurrence and during the continuance of any other Event of Default (including any Event of Default described in the foregoing subsections 8.6 or 8.7(i) with respect to any Material Foreign Subsidiary), Requisite Lenders may, by written notice to Company, declare all or any portion of the amounts described in clause (a) through (c) above to be, and the same shall forthwith become, immediately due and payable, together with accrued interest thereon, and the obligation of each Lender to make any Revolving Credit Loan or to issue any Letter of Credit shall thereupon terminate. So long as any Letter of Credit shall remain outstanding, any amounts described in clause (b) above with respect to Letters of Credit, when received by the Issuing Lender, shall be held by the Issuing Lender, pursuant to such documentation as the Issuing Lender shall request, as cash collateral for the obligation of Company to reimburse the Issuing Lender in the event of any drawing under such Letters of Credit, and so much of such funds shall at all times remain on deposit as cash collateral as aforesaid as shall equal the maximum amount available at any time for drawing under all Letters of Credit (the "Maximum Available Amount"); PROVIDED that in the event of cancellation or expiration of any Letter of Credit or any reduction in the Maximum Available Amount, the Issuing Lender shall apply the difference between the cash collateral held by the Issuing Lender immediately prior to such cancellation, expiration or reduction and the Maximum Available Amount immediately after such cancellation, expiration or reduction first to the payment of any outstanding Obligations, and SECOND to the payment to whomsoever shall be lawfully entitled to receive such funds.

     Notwithstanding anything contained in the foregoing paragraph, if at any time within 60 days after acceleration of the maturity of any Revolving Credit Loan, Holding or Company shall pay all arrears of interest and all payments on account of the principal which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than non-payment of principal of and accrued interest on the

Revolving Credit Loans and payments of amounts referred to clauses (a), (b), and (c) above, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to subsection 10.7, then Requisite Lenders, by written notice to Company, may at their option rescind and annul the acceleration and its consequences and return to Company any amounts held pursuant to the cash collateral arrangement referred to above as cash collateral in respect of the amounts described in clause (b) above; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon.

SECTION 9.     AGENT

     9.1  Appointment

     NationsBank is hereby appointed sole administrative Agent hereunder by each Lender and notwithstanding anything contained herein to the contrary, any Lender designated as "Co-Agent" or "Syndication Agent" shall not have any authority to act as Agent hereunder or in any other agency capacity. Each Lender hereby authorizes Agent to act hereunder and under the other instruments and agreements referred to herein (including, without limitation, the Collateral Documents to which Agent is party as Collateral Agent) as its agent hereunder and thereunder. Agent agrees to act as such upon the express conditions contained in this
Section 9 and in such Collateral Documents. The provisions of this Section 9 are solely for the benefit of Agent and Lenders, and neither Holding nor any of its Subsidiaries shall have any rights as a third party beneficiary of any of the provisions of this Section 9, except with respect to subsections 9.2D, 9.5,
9.6 and 9.7, and provided that Holding and its Subsidiaries shall be entitled to rely on the appointment of any Agent or Collateral Agent pursuant hereto and on the exercise of powers and other actions by such Agent or Collateral Agent hereunder and under the other instruments and agreements referred to herein (including, without limitation, such Collateral Documents). In performing its functions and duties under this Agreement, Agent shall act solely as agent of Lenders and does not assume and shall not be deemed to have assumed any fiduciary or similar obligation towards or relationship of agency or trust with or for Holding or any of its Subsidiaries.

     9.2  Powers; General Immunity

     A. DUTIES SPECIFIED. Each Lender irrevocably authorizes Agent to take such action on such Lender's behalf and to exercise such powers hereunder and under the other instruments and agreements referred to herein (including, without limitation, the Collateral Documents) as are specifically delegated to Agent, by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the Collateral Documents, and it may perform such duties by or through its agents or employees. The duties of Agent shall be mechanical and administrative in nature; Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement or the other instruments and agreements referred to herein except as expressly set forth herein or therein.

     B. NO RESPONSIBILITY FOR CERTAIN MATTERS. Agent shall not be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement, any other Domestic Loan Document or Letters of Credit, or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by Agent to Lenders or by or on behalf of Holding or any of its Subsidiaries to Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Revolving Credit Loans or the Letters of Credit or of the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary notwithstanding, Agent shall not have any liability arising from confirmations of the amount of outstanding Revolving Credit Loans.

     C. EXCULPATORY PROVISIONS. Neither Agent nor any of its officers, directors, employees or agents shall be liable to Lenders for any action taken or omitted hereunder or in connection herewith (including, without limitation, any act or omission under the Collateral Documents) unless caused by its or their gross negligence or willful misconduct. If Agent shall request instructions from Lenders with respect to any act or action (including the failure to take an action) in connection with this Agreement, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Requisite Lenders, or unless Agent shall be required by the terms of this Agreement or any Collateral Document so to act or take such action. Without prejudice to the generality of the foregoing,
(i) Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Holding or any of its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or (where so instructed) refraining from acting under this Agreement or the other instruments and agreements referred to herein in accordance with the instructions of Requisite Lenders. Agent shall be entitled to refrain from exercising any power, discretion or authority vested in it under this Agreement or the other instruments and agreements referred to herein unless and until it has obtained the instructions of Requisite Lenders.

     D. AGENT ENTITLED TO ACT AS LENDER. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Revolving Credit Loans, Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder and the term "Lender" or any similar term used in any Loan Document shall, unless the context clearly otherwise indicates, include Agent in its individual capacity. Each of Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with Holding or any Affiliate of Holding as if it were not performing the duties specified herein, and may accept fees and other consideration from Holding or any of its Subsidiaries for services in connection with this Agreement and otherwise without having to account for the same to Lenders, except as required by subsection 2.3.

     9.3 Representations and Warranties; No Responsibility For Appraisal of Creditworthiness

     Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Holding and its Subsidiaries in connection with the making of the Revolving Credit Loans hereunder and has made and shall continue to make its own appraisal of the creditworthiness of Holding and its Subsidiaries. Agent shall not have any duty or responsibility either initially or on a continuing basis to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto whether coming into their possession before the making of the Revolving Credit Loans or any time or times thereafter, and Agent shall not have any responsibility with respect to the accuracy of or the completeness of the information provided to Lenders.

     9.4  Right to Indemnity

     Each Lender, proportionately to its Pro Rata Share of the Revolving Credit Commitments, severally agrees to indemnify Agent to the extent Agent shall not have been reimbursed by Holding or its Subsidiaries, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, disbursements and reasonable counsel fees) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in performing its duties hereunder in its capacity as Agent, in any way relating to or arising out of this Agreement; PROVIDED that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct. If any indemnity furnished to Agent for any purpose shall, in the opinion of Agent, be insufficient or become impaired, Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

     9.5  Registered Persons Treated as Owner

     Agent and Holding and its Subsidiaries may deem and treat the Persons listed as Lenders in the Register as the owner of the corresponding Revolving Credit Loan listed therein for all purposes hereof unless and until an assignment is made pursuant to subsection 10.2 and a written notice of the assignment or transfer thereof shall have been filed with Agent, and recorded in the Register, and a copy thereof shall have been delivered to Holding. Any request, authority or consent of any person or entity who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, transferee or assignee of the corresponding Revolving Credit Loan.

     9.6 Collateral Documents; Appointment of Collateral Agent; Successor Collateral Agent

     Each Lender and Agent hereby appoints NationsBank as Collateral Agent, and authorizes Collateral Agent, as such agent, to act as such under the Collateral Documents to which Collateral Agent is party or which are entered into in favor of Collateral Agent. Each Lender and Agent hereby further authorizes Collateral Agent to enter into such Collateral Documents on behalf of and for the benefit of Lenders and Agent and agrees to be bound by the terms of such Collateral Documents; PROVIDED that, subject to the third sentence of this subsection 9.6, Collateral Agent shall not enter into or consent to any amendment, modification, termination or waiver (x) of any Collateral Document that releases any guarantor or Collateral not otherwise permitted under this Agreement or such Collateral Document, without the prior written consent of Lenders required by the fifth sentence of subsection 10.7, and (y) of any other provision contained in any Collateral Document without the prior written consent of Agent and Requisite Lenders. Each Lender and Agent agrees that no Lender or Agent shall have any right individually to realize upon the security granted by such Collateral Documents, it being understood and agreed that such rights and remedies may be exercised by Collateral Agent for the benefit of Lenders and Agent in accordance with the terms of such agreements. Each Lender and Agent hereby authorize Collateral Agent, and Collateral Agent hereby agrees, to release Collateral as permitted or required under this Agreement or such Collateral Documents and to execute and deliver any certificate, agreement, instrument or other document necessary or appropriate to effect or evidence such release of Collateral, and each Lender, Agent and Collateral Agent agree that a certificate executed, by Collateral Agent evidencing such release of Collateral shall be conclusive evidence of such release as to any third party. Collateral Agent shall at all times be the same Person that is Agent. Written notice of resignation by Agent pursuant to subsection 9.7 shall also constitute notice of resignation as Collateral Agent; removal of Agent pursuant to subsection 9.7 shall also constitute removal as Collateral Agent; and appointment of a successor Agent pursuant to subsection 9.7 shall also constitute appointment of a successor Collateral Agent.

     9.7  Successor Agents

     Agent may resign at any time by giving written notice thereof to Lenders and Company, and Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Company and Agent and signed by Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five days notice to Company, to appoint a successor Agent. If no successor Agent shall have been so appointed by Requisite Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or Requisite Lenders' removal of the retiring Agent, then upon five days' notice to Company the retiring Agent may, on behalf of Lenders, appoint a successor Agent which shall be a Lender, or a commercial bank organized under the laws of the United States of America or of any State thereof, or any Affiliate of such bank, having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent, and the retiring or removed Agent shall be discharged from its duties and obligations as Agent under this Agreement. After any retiring or removed Agent's resignation or removal hereunder as Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. The resignation by Collateral Agent, removal of Collateral Agent and appointment of successor Collateral Agent shall be as provided in the final two sentences of subsection 9.6.


SECTION 10.    MISCELLANEOUS

     10.1 Representation of Lenders

     Each Lender hereby represents that (a) it is a commercial lender or financial institution, (b) it will make any Revolving Credit Loan for its own account, (c) subject to subsection 10.2, the disposition of evidence of Indebtedness held by that Lender shall at all times be within its exclusive control, and (d) its participation as a Lender hereunder and extension of credit in respect hereof will not require registration or qualification under any securities laws.

     10.2 Assignments and Participations in Revolving Credit Loans; Letters of Credit

     Notwithstanding the provisions of subsection 10.1, each Lender may assign its rights and obligations under this Agreement and further may assign, or sell participations in, all or any part of any Revolving Credit Loan or Revolving Credit Loans made by it or its Commitments or any other interest herein or in its participation in the Letters of Credit to another bank or other entity; PROVIDED that (i) no participation or assignment shall, without the consent of Company, require Company to file a registration statement or similar document with the Securities and Exchange Commission or any other regulatory authority or apply to qualify the Revolving Credit Loans under the blue sky laws of any state; (ii) in the case of an assignment, such assignment shall (a) be assigned to (x) an Affiliate of such Lender or another Lender with the giving of notice to Company and Agent (EXCEPT that if any such assignment, is made without the consent of Company, Company shall not be required to pay any amounts to such assignee pursuant to subsections 2.6, 2.7, 2.8 or 2.9 hereof in excess of the amounts that it would have been required to pay thereunder to the assigning Lender), or (y) a bank or other financial institution approved by Agent and Company, which such approvals shall not be unreasonably withheld), and (b) be assigned pursuant to an assignment agreement substantially in the form of
EXHIBIT VII annexed hereto, (c) if made to a Person other than a Lender, be in an amount (x) such that the Dollar Equivalent of the assigning Lender's Revolving Credit Commitment and the commitments under the Eurocurrency Credit Agreements being assigned is in an aggregate minimum amount of $5,000,000 or (y) equal to 100% of the assigning Lender's Revolving Credit Commitment and commitments under the Eurocurrency Credit Agreements if the Dollar Equivalent of such Lender's Revolving Credit Commitment and commitments under the Eurocurrency Credit Agreements is less than $5,000,000 in the aggregate, and (d) be on a pro rata basis with the Eurocurrency Credit Agreements so that the Pro Rata Share of such assignee under this Agreement shall be equal to the Proportion (as defined in the Eurocurrency Credit Agreements) of such assignee under the Eurocurrency Credit Agreements other than the Eurocurrency Credit Agreement referred to in clause (iii) of the definition of Eurocurrency Credit Agreements, PROVIDED that notwithstanding anything herein to the contrary, an assignment may be on a non-pro rata basis with the Eurocurrency Credit Agreements with the consent of Agent and Company, which consent by Company shall not be unreasonably withheld; and
(iii) in the case of a participation, (A) the Lender so participating out its Revolving Credit Loan shall remain a Lender hereunder and the Person acquiring such participation shall not become a Lender hereunder, (B) such Lender's obligations hereunder shall remain unchanged and it shall remain solely responsible for the performance thereof, (C) all loan parties and Agent shall continue to deal solely with such Lender in connection with the relevant Revolving Credit Loan and other related transactions contemplated hereby, (D) such Lender shall be solely responsible for any withholding taxes or any filing or reporting requirements relating to such participation and shall hold harmless Holding, Company, each Subsidiary and Agent and their respective successors, permitted assigns, employees, officers, directors and representatives against the same, and (E) the holder of any such participation, other than an Affiliate of such Lender, shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting the extension of the final maturity of the principal amount of a Revolving Credit Loan or Revolving Credit Commitment or a reduction of the principal amount of or the decrease in the rate of interest payable on the Revolving Credit Loans or any fees related thereto.
Each Lender making an assignment described in clause (i)(a)(y) of the first proviso in the immediately preceding sentence shall pay to Agent a fee in the amount of $2,500. In the case of an assignment authorized under this subsection 10.2, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were a Lender hereunder, including, without limitation, the right to be considered a Lender for purposes of the definition of the "Requisite Lenders" and the obligation to fund Revolving Credit Loans directly to Agent pursuant to subsection 2.1C, and the assigning Lender shall be relieved of its obligations hereunder with respect to its Revolving Credit Commitment to the extent assigned. Company hereby acknowledges and agrees that such assignee of any Lender shall for all purposes hereunder be considered to be such a "Lender". In the event of an assignment hereunder the Revolving Credit Commitments hereunder shall be modified to reflect the Revolving Credit Commitment of such assignee. Assignments pursuant to this subsection 10.2 shall not be deemed effective hereunder until (i) Agent shall have been paid any fee required pursuant to this subsection in relation to such assignment and (ii) if any such assignment occurs while any Revolving Credit Loan is outstanding, such assignment shall have been recorded by Agent in the Register as provided in subsection 2.1D. Agent shall no later than five Business Days following receipt of notice thereof, record assignments pursuant to this subsection
10.2 in the Register. Each Lender may furnish any information concerning Holding or any of its

Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to subsection 10.17.

     Notwithstanding the preceding provisions of this subsection 10.2, any Lender may pledge or assign all or any portion of its rights under this Agreement to a Federal Reserve Bank as security for borrowings therefrom; PROVIDED no such pledge or assignment shall release any such Lender from its obligations hereunder.

     Upon its receipt of an assignment agreement substantially in the form of
EXHIBIT VII annexed hereto executed by Lender making the assignment and the assignee and the Revolving Credit Notes subject to such assignment, Company shall, within three Business Days after its receipt of such assignment agreement, execute and deliver to Agent in exchange for the surrendered Revolving Credit Note a new Revolving Credit Note payable to the order of such assignee in amount equal to the Revolving Credit Commitment assigned to such assignee pursuant to such assignment agreement and a new Revolving Credit Note to the assigning Lender in an amount equal to the portion of the Revolving Credit Commitment retained by such assigning Lender hereunder, if any. Such new Revolving Credit Notes shall be (i) in an aggregate principal amount equal to the aggregate principal amount of such surrendered Revolving Credit Note,
(ii) dated the effective date of such assignment agreement and (iii) otherwise be in substantially the form of EXHIBIT XV annexed hereto.

     10.3 Expenses

     Whether or not the transactions contemplated hereby shall be consummated, Holding and Company jointly and severally agree to pay promptly (i) all reasonable costs of furnishing all opinions by counsel for Holding and its Subsidiaries (including, without limitation, any opinions reasonably requested by Agent as to any legal matters arising hereunder), and of Holding's and its Subsidiaries' performance of and compliance with all agreements and conditions contained herein on its part to be performed or complied with, (ii) the reasonable fees, expenses and disbursements of counsel to Agent in connection with the negotiation, preparation, execution and administration of this Agreement, the other Domestic Loan Documents, the Revolving Credit Loans hereunder, and any amendments and waivers hereto, (iii) all the actual costs and expenses of creating and perfecting Liens in favor of Lenders contemplated by this Agreement and the other Domestic Loan Documents, including filing and recording fees and expenses, recording or similar taxes, reasonable fees and expenses of counsel for providing such opinions as Agent may reasonably request and reasonable fees and expenses of legal counsel to Agent, (iv) all reasonable accountable out-of-pocket expenses (including travel and due diligence expenses) incurred by Agent in connection with the negotiation and closing of this Agreement, (v) all other actual and reasonable accountable out-of-pocket expenses incurred by Agent in connection with the making of the Revolving Credit Loans hereunder and the issuance of the Letters of Credit and other extensions of credit hereunder, and (vi) all costs and expenses (including reasonable attorneys' fees and costs of settlement) incurred by Agent and Lenders in connection with any work-out or collection of any portion of the Obligations or the enforcement of any Loan Documents.

     10.4 INDEMNITY

     IN ADDITION TO THE PAYMENT OF EXPENSES PURSUANT TO SUBSECTION 10.3, WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE CONSUMMATED, HOLDING AND COMPANY JOINTLY AND SEVERALLY AGREE TO INDEMNIFY, PAY AND HOLD AGENT AND LENDERS, AND THE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, AND AFFILIATES OF LENDERS (COLLECTIVELY CALLED THE "INDEMNITEES") HARMLESS FROM AND AGAINST, ANY AND ALL OTHER LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, CLAIMS, AND OUT-OF-POCKET COSTS, EXPENSES AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER (INCLUDING, WITHOUT LIMITATION, THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL FOR SUCH INDEMNITEES) IN CONNECTION WITH ANY INVESTIGATIVE, ADMINISTRATIVE OR JUDICIAL PROCEEDING COMMENCED OR THREATENED, WHETHER OR NOT SUCH INDEMNITEE SHALL BE DESIGNATED A PARTY THERETO, THAT MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THAT INDEMNITEE, IN ANY MANNER RELATING TO OR ARISING OUT OF, THIS AGREEMENT OR THE OTHER DOMESTIC LOAN DOCUMENTS, LENDERS' AGREEMENT TO MAKE THE REVOLVING CREDIT LOANS AND OTHER EXTENSIONS OF CREDIT AND LENDERS' AGREEMENTS TO PURCHASE PARTICIPATIONS THEREIN AS PROVIDED HEREIN, OR THE USE OR INTENDED USE OF THE PROCEEDS OF ANY OF THE REVOLVING CREDIT LOANS OR OTHER EXTENSIONS OF CREDIT HEREUNDER OR IN ANY WAY RELATING TO OR RESULTING FROM THE ACTIONS OR ASSETS OF HOLDING, COMPANY OR ANY OF THEIR RESPECTIVE SUBSIDIARIES (THE "INDEMNIFIED LIABILITIES"); PROVIDED THAT NEITHER HOLDING NOR COMPANY SHALL HAVE ANY OBLIGATION HEREUNDER TO ANY LENDER OR ANY OF ITS RELATED INDEMNITEES WITH RESPECT TO INDEMNIFIED LIABILITIES ARISING FROM THE FRAUD, GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR WILLFUL BREACH OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OF SUCH LENDER OR ANY OF ITS RELATED INDEMNITEES, ALL AS DETERMINED BY A FINAL JUDGMENT OF A COURT OF COMPETENT JURISDICTION (OR A SETTLEMENT TANTAMOUNT TO SUCH A FINAL JUDGMENT). TO THE EXTENT THAT THE UNDERTAKING TO INDEMNIFY, PAY AND HOLD HARMLESS SET FORTH IN THE IMMEDIATELY PRECEDING SENTENCE MAY BE UNENFORCEABLE BECAUSE IT IS VIOLATIVE OF ANY LAW OR PUBLIC POLICY, HOLDING AND COMPANY SHALL EACH CONTRIBUTE THE MAXIMUM PORTION THAT IT IS PERMITTED TO PAY AND SATISFY UNDER APPLICABLE LAW, TO THE PAYMENT AND SATISFACTION OF ALL INDEMNIFIED LIABILITIES INCURRED BY THE INDEMNITEES OR ANY OF THEM.

     10.5 Set Off

     In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default and consequent acceleration of the Obligations pursuant to Section 8, each Lender, upon the consent of Agent and Requisite Lenders, is hereby authorized by Company at any time or from time to time, without notice to Company, or to any other Person, any such notice being hereby expressly waived to the extent permitted by applicable law, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured but not including trust accounts) and any other Indebtedness at any time held or owing by that Lender to or for the credit or the account of Company, against and on account of the obligations and liabilities of Company to that Lender under this Agreement or with respect to the Letters of Credit, including, but not limited to, all such obligations and liabilities with respect to all claims of any nature or description arising out of or connected with this Agreement or with respect to the Letters of Credit or any other Loan Document, irrespective of whether or not that Lender shall have made any demand hereunder and although said obligations and liabilities, or any of them, may be contingent or unmatured. Each Lender and Agent agrees promptly to notify Holding and Company after any such set-off and application is made by such Lender or Agent.

     10.6 Ratable Sharing

     Lenders each agree among themselves that if any of them shall, through the exercise of any right of counterclaim, set-off, banker's lien or otherwise or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal and interest then due with respect to the Revolving Credit Loans and the amounts payable in respect of the Letters of Credit held by that Lender, or amounts due to that Lender in respect of facility fees or commitment fees hereunder (collectively, the "Aggregate Amounts Due" to such Lender), which is greater than the proportion received by any other Lender in respect to the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (y) notify each other Lender and Agent of such receipt and (z) purchase participations (which it shall be deemed to have done simultaneously upon the receipt of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by Lenders in proportion to the Aggregate Amounts Due them; PROVIDED that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to that Lender to the extent of such recovery, but without interest. Each of Holding and Company expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by Holding or Company to that holder.

     10.7 Amendments and Waivers

     To the extent not otherwise expressly provided, no amendment, modification, termination or waiver of any provision of this Agreement, or consent to any departure by Holding or any of its Subsidiaries therefrom, shall in any event be effective without the written concurrence of Requisite Lenders, Holding and Company; except that any amendment, modification, termination, or waiver that
(i) changes the amount of the Revolving Credit Commitments or the principal amount of the Revolving Credit Loans or extends the scheduled maturity thereof;
(ii) changes any Lender's Pro Rata Share, the definition of "Requisite Lenders", or any provision of this Agreement expressly requiring the approval or concurrence of all Lenders; (iii) extends the dates on which interest is or fees are payable hereunder, or the maximum duration of Interest Periods; (iv) changes the provisions contained in subsections 8.1 or 10.7; or (v) reduces any interest rates payable on the Revolving Credit Loans or any fees (other than administrative fees) payable hereunder, each shall be effective only if evidenced by a writing signed by or on behalf of all Lenders, Agent, Holding and Company; PROVIDED, HOWEVER, that

(A) SCHEDULE 1.1 annexed hereto and the Revolving Credit Commitments and Pro Rata Shares set forth therein shall be amended from time to time to give effect to the Revolving Credit Commitment and Pro Rata Share of each new Lender that becomes a party to this Agreement at the time such Lender becomes a Lender and (B) any amendment, modification or waiver that changes any administrative fees, or the times at which such fees are payable, hereunder shall be effective only if evidenced by a writing signed by or on behalf of Holding, Company and each Lender affected thereby. For the purposes of subsection 2.2E, no waiver of any Event of Default and no amendment to this Agreement shall operate as a cure of any Event of Default unless stated in writing in such waiver or amendment. To the extent not otherwise expressly provided, any amendment, modification, termination or waiver of any of the provisions contained in Section 3 shall be effective only if evidenced by a writing signed by or on behalf of Agent, Requisite Lenders, Holding and Company. No amendment, modification, termination or waiver of any provision of Section 9 hereof shall be effective without the written concurrence of Agent, Requisite Lenders, Holding and Company. No amendment, modification, termination, or waiver of any Loan Document that releases any guarantor or releases any Collateral under a Loan Document not otherwise permitted under this Agreement or such Loan Document (including but not limited to, as permitted pursuant to subsection 6.7 or 9.6 of this Agreement) shall be effective unless evidenced by a writing signed by or on behalf of Lenders having 80% or more of the combined aggregate amount of the Revolving Credit Commitments or, in the case of the Revolving Credit Commitments have been terminated, the outstanding principal amount of the Revolving Credit Loans, if any, made thereunder. Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Holding or any of its Subsidiaries shall entitle Holding and Company to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 10.7 shall be binding upon Holding and Company, and each of their respective Subsidiaries.

     10.8 Notices

     Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, telexed or sent by United States mail or courier service and shall be deemed to have been given when delivered in person, on receipt of telecopy or telex or four Business Days after depositing it in the United States mail, registered or certified, with postage prepaid and properly addressed; PROVIDED that notices to Agent shall not be effective until received. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this subsection 10.8) shall be as set forth under each party's name on the signature pages hereof.

     10.9 Survival of Warranties and Certain Agreements

     A. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, and the making of the Revolving Credit Loans and the issuance of the Letters of Credit hereunder.

     B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements set forth in subsections 2.6E, 2.6H, 2.7, 2.8E, 2.8G, 2.8H, 2.9, 10.3, 10.4 and 10.5, the agreements of Holding set forth in Section 7 (to the extent set forth therein) and the agreements of Lenders set forth in subsections 9.2C, 9.4, 10.5, 10.6 and 10.17 shall survive the payment of the Revolving Credit Loans and the reimbursement obligations under the Letters of Credit and the termination of this Agreement.

     10.10     Failure or Indulgence Not Waiver; Remedies Cumulative

     No failure or delay on the part of any party hereto in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.
All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     10.11     Severability

     In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     10.12     Obligations Several; Independent Nature of Lenders' Rights

     The obligation of each Lender hereunder is several, and no Lender shall be responsible for the obligation or commitment of any other Lender hereunder. Nothing contained in this Agreement and no action taken by Lenders pursuant hereto shall be deemed to constitute Lenders to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

     10.13     Headings

     Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

     10.14     Applicable Law

     THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

     10.15     Successors and Assigns

     This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and permitted assigns of Lenders. The terms and provisions of this Agreement shall inure to the benefit of any permitted assignee of the Revolving Credit Loans, and in the event of such assignment, the rights and privileges herein conferred upon Lenders shall automatically extend to and be vested in such assignee, all subject to the terms and conditions hereof. Neither Holding's or any of its Subsidiaries' rights nor any interest therein hereunder may be assigned without the written consent of all Lenders. Lenders rights of assignment are subject to subsection 10.2.

     10.16     Consent to Jurisdiction and Service of Process; Waiver of Jury
               Trial

     ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY OF THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OBLIGATION MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION SITTING IN DALLAS, TEXAS AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT EACH OF THE PARTIES HERETO ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT OR SUCH OBLIGATION; PROVIDED THAT SUCH PARTIES RETAIN ANY RIGHTS TO APPEAL SUCH JUDGMENT. ALL PARTIES TO THIS AGREEMENT IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY JUDICIAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OBLIGATION. Each of Holding and Company designates and appoints Nu-kote International, Inc. with offices at 17950 Preston Road, Suite 690, Dallas, Texas 75252, and such other Persons as may hereafter be selected by Holding and Company irrevocably agreeing in writing to so serve, as its agent to receive on its behalf service of all process in any such proceedings in any such court, such service being hereby acknowledged by Holding and Company to be effective and binding service in every respect. A copy of any such process so served shall be mailed by registered mail to Holding and Company at its address provided in the applicable signature page hereto, except that unless otherwise provided by applicable law, any failure to mail such copy shall not affect the validity of service of process. If any agent appointed by Holding and Company refuses to accept service, Holding and Company hereby agree that service upon it by registered mail shall constitute sufficient notice. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Agent, Collateral Agent or any Lender to bring proceedings against Holding and each of its Subsidiaries in the courts of any other jurisdiction.

     10.17     Confidentiality

     Lenders shall take normal and reasonable precautions to maintain the confidentiality of all non-public information obtained pursuant to the requirements of this Agreement which has been identified as such by Holding or any of its Subsidiaries but may, in any event, make disclosures reasonably required by any bona fide assignee or participant (or prospective assignee or participant) in connection with the contemplated assignment of any of the Revolving Credit Commitments or Revolving Credit Loans or participations therein or as required or requested by any governmental agency or representative thereof or as required pursuant to legal process; PROVIDED that (a) such assignee or participant agrees to comply with the provisions of this subsection 10.17,
(b) such prospective assignee or participant shall have executed a confidentiality agreement substantially in the form of EXHIBIT V annexed hereto,
(c) unless specifically prohibited by applicable law or court order, each Lender shall notify Company of any requirement or request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) and any requirement pursuant to legal process of or for disclosure of such information, and (d) in no event shall any Lender be obligated or required to return any materials furnished by Holding and its Subsidiaries.

     10.18     Interest and Charges

     It is not the intention of any parties to this Agreement to make an agreement in violation of the laws of any applicable jurisdiction relating to usury. Regardless of any provision in any Loan Documents, no Lender shall ever be entitled to receive, collect or apply, as interest on the Obligations, any amount in excess of the Maximum Amount. If any Lender or participant ever receives, collects or applies, as interest, any such excess, such amount which would be excessive interest shall be deemed a partial repayment of principal and treated hereunder as such; and if principal is paid in full, any remaining excess shall be paid to Company. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Maximum Amount, Company and Lenders shall, to the maximum extent permitted under Applicable Law,
(a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effect thereof, and
(c) amortize, prorate, allocate and spread in equal parts, the total amount of interest throughout the entire contemplated term of the Obligations so that the interest rate is uniform throughout the entire term of the Obligations; provided, however, that if the Obligations are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Amount, Lenders shall refund to Company the amount of such excess or credit the amount of such excess against the total principal amount of the Obligations owing, and, in such event, Lenders shall not be subject to any penalties provided by any laws for contracting for, charging or receiving interest in excess of the Maximum Amount. This Section shall control every other provision of all agreements pertaining to the transactions contemplated by or contained in the Loan Documents.

     10.19     Amendment, Restatement, Extension, Renewal and Increase

     This Agreement is a renewal, extension, amendment, increase and restatement and, as such, except for the "Obligations" as defined in the Original Credit Agreement (which shall survive and shall be renewed, extended, increased and restated by the terms of this Agreement), all other terms and provisions of this Agreement supersede in their entirety the Original Credit Agreement. All Liens created under the Collateral Documents shall remain valid, binding and enforceable Liens against the Persons which granted such Liens.

     10.20     Counterparts; Effectiveness

     This Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt of written or telephonic notification of such execution and authorization of delivery thereof by Holding, Company and Agent.

     Holding and Company hereby acknowledge and agree that on and after the Closing Date, each reference in the Loan Documents to the "Credit Agreement", "thereunder", "thereof' and words of like import referring to the Credit Agreement shall mean and be a reference to this Agreement.


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                 REMAINDER OF PAGE LEFT INTENTIONALLY BLANK
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

     WITNESS the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

                              NU-KOTE INTERNATIONAL, INC.,
                              as Borrower



                              By:  /s/ STEVEN J. DIPASQUALE
                                   ---------------------------------
                                   Name:  Steven J. DiPasquale
                                   ---------------------------------
                                   Title: Treasurer
                                   ---------------------------------

                              Notice Address:

                              Nu-kote International, Inc.
                              Suite 690, LB 21
                              17950 Preston Road
                              Dallas, Texas 75252
                              Attention:  Treasurer


                              NU-KOTE HOLDING, INC.,
                              as Guarantor



                              By:  /s/ STEVEN J. DIPASQUALE
                                   ---------------------------------
                                   Name:  Steven J. DiPasquale
                                   ---------------------------------
                                   Title: Treasurer
                                   ---------------------------------

                              Notice Address:

                              Nu-kote Holding, Inc.
                              Suite 690, LB 21
                              17950 Preston Road
                              Dallas, Texas 75252
                              Attention:  Treasurer

                              NATIONSBANK OF TEXAS, N.A.
                              as a Lender and as Administrative Agent and Collateral Agent



                              By:  /s/ JOSEPH G. TAYLOR
                                   ---------------------------------
                                   Name:  Joseph G. Taylor
                                   ---------------------------------
                                   Title: Senior Vice President
                                   ---------------------------------

                              Notice Address:

                              NationsBank of Texas, N.A.
                              901 Main Street, 67th Floor
                              Dallas, Texas 75202
                              Attention:     Joseph G. Taylor
                                             Senior Vice President

                              BARCLAYS BANK PLC,
                              as a Lender and as Documentation Agent



                              By:  /s/ L. PETER YETMAN
                                   ---------------------------------
                                   Name:  L. Peter Yetman
                                   ---------------------------------
                                   Title: Associate Director
                                   ---------------------------------

                              Notice Address:

                              Barclays Bank PLC
                              222 Broadway, 11th Floor
                              New York, New York 10038
                              Attention:     Peter Yetman

                              COMMERZBANK AKTIENGESELLSCHAFT ATLANTA AGENCY



                              By:  /s/ H. YERGEY -- E. KAGERER
                                   ---------------------------------
                                   Name:  H. Yergey--E.Kagerer
                                   ---------------------------------
                                   Title: V.President--V.President
                                   ---------------------------------

                              Notice Address:

                              Commerzbank Aktiengesellschaft
                              Atlanta Agency
                              Promenade Two, Suite 3500
                              1230 Peachtree Street, N.E.
                              Atlanta, Georgia 30309
                              Attention:     Harry P. Yergey
                                            Vice President

                              CREDIT LYONNAIS NEW YORK BRANCH



                              By:  /s/ ROBERT IVOSEVICH
                                   ---------------------------------
                                   Name:  Robert Ivosevich
                                   ---------------------------------
                                   Title: Senior Vice President
                                   ---------------------------------

                              Notice Address:

                              Credit Lyonnais
                              2200 Ross Avenue, Suite 4400W
                              Dallas, Texas 75201
                              Attention:     Timothy M. O'Connor
                                             Assistant Vice President

                              THE FIRST NATIONAL BANK OF CHICAGO



                              By:  /s/ JENNY A. GILPIN
                                   ---------------------------------
                                   Name:  Jenny A. Gilpin
                                   ---------------------------------
                                   Title: Vice President
                                   ---------------------------------

                              Notice Address:

                              The First National Bank of Chicago
                              One First National Plaza, Mail Suite 0088
                              Chicago, Illinois 60670-0088
                              Attention:     Jenny Gilpin

                              SOCIETE GENERALE


                              By:  /s/ RICHARD M. LEWIS
                                   ---------------------------------
                                   Name:  Richard M. Lewis
                                   ---------------------------------
                                   Title: Vice President
                                   ---------------------------------

                              Notice Address:

                              Societe Generale
                              Trammell Crow Center, Suite 4800
                              2001 Ross Avenue
                              Dallas, Texas 75201
                              Attention:     Richard M. Lewis
                                             Vice President

                              DEUTSCHE BANK AG NEW YORK BRANCH AND/OR CAYMAN ISLANDS BRANCH



                              By:  /s/ RALF HOFFMANN
                                   ---------------------------------
                                   Name:  Ralf Hoffmann
                                   ---------------------------------
                                   Title: Vice President
                                   ---------------------------------



                              By:  /s/ ROBERT M. WOOD, JR.
                                   ---------------------------------
                                   Name:  Robert M. Wood, Jr.
                                   ---------------------------------
                                   Title: Vice President
                                   ---------------------------------

                              Notice Address:

                              Deutsche Bank AG New York Branch
                              31 West 52nd Street, 24th Floor
                              New York, New York 10019
                              Attention:     Robert M. Wood, Jr.
                                             Vice President

                              ABN AMRO BANK, N.V.



                              By:  /s/ LAURIE C. TUZO
                                   ---------------------------------
                                   Name:  Laurie C.Tuzo
                                   ---------------------------------
                                   Title: Vice President and Director
                                   ---------------------------------



                              By:  /s/ RONALD A. MAHLE
                                   ---------------------------------
                                   Name:  Ronald A. Mahle
                                   ---------------------------------
                                   Title: Group Vice President and
                                          Director
                                   ---------------------------------

                              Notice Address:

                              ABN AMRO Bank, N.V.
                              Three Riverway, Suite 1700
                              Houston, Texas 77056
                              Attention:     Laurie C. Tuzo

                                   EXHIBIT IA

                          [FORM OF NOTICE OF BORROWING]


     Reference is made to that certain Amended and Restated Credit Agreement dated as of October 11, 1996 (such agreement, as it may be amended, amended and restated, supplemented or otherwise modified from time to time, being the "Credit Agreement"; capitalized terms used herein without definition shall have the meanings assigned those terms in the Credit Agreement) by and among Nu-kote Holding, Inc., a Delaware corporation ("Holding"), Nu-kote International, Inc., a Delaware corporation ("Borrower"), the Lenders party thereto ("Lenders"), Barclays Bank PLC, as Documentation Agent, and NationsBank of Texas, N.A., as administrative agent ("Agent") and collateral agent.

     Pursuant to the Credit Agreement, this represents Borrower's request to borrow on ___________________ from Lenders on a pro rata basis $____________ as [Base Rate/Eurodollar Rate] Loans. [The Interest Period for such Eurodollar Rate Loans is requested to be a [one/two/three/six] month period]. The proceeds of such Loans are to be deposited in Borrower's account at the office of Agent located at NationsBank Plaza, 901 Main Street, 67th Floor, Dallas, Texas 75202.

     The Borrower hereby certifies that (i) the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the Funding Date to the same extent as though made on and as of the Funding Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date; (ii) no Event of Default or Potential Event of Default has occurred and is continuing under the Credit Agreement or will result from the proposed borrowing requested hereby; (iii) as of the Funding Date Borrower and Holding will have in all material respects performed all agreements and satisfied all conditions that under the Credit Agreement are to be performed by either or both of them on or before the Funding Date;
(iv) after giving effect to the proposed borrowing requested hereby, the Total Utilization of Revolving Credit Commitments will not exceed the aggregate Revolving Credit Commitment in effect on the proposed Funding Date; and (v) each of the other conditions to funding set forth in subsection 3.2B of the Credit Agreement will be satisfied on the proposed Funding Date.

DATED:                                 NU-KOTE INTERNATIONAL, INC.
      -----------------------------


                                       By:
                                          ----------------------------------
                                            Name:
                                                 ---------------------------
                                            Title:
                                                  --------------------------

                                   EXHIBIT IB

                         [FORM OF NOTICE OF ISSUANCE OF
                                LETTER OF CREDIT]


     Reference is made to that certain Amended and Restated Credit Agreement dated as of October 11, 1996 (such agreement, as it may be amended, amended and restated, supplemented or otherwise modified from time to time, being the "Credit Agreement"; capitalized terms used herein without definition shall have the meanings assigned those terms in the Credit Agreement), by and among Nu-kote Holding, Inc., a Delaware corporation ("Holding"), Nu-kote International, Inc., a Delaware corporation ("Borrower"), the Lenders party thereto ("Lenders"), Barclays Bank PLC, as Documentation Agent, and NationsBank of Texas, N.A., as administrative agent and collateral agent.

     Pursuant to the Credit Agreement, this represents Borrower's request to have [1](1) issue a Letter of Credit for the account of Borrower on [2](2) in the face amount of $[3](3) with an expiration date of [4](4) for the benefit of [5].

     The Borrower hereby certifies that (i) the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date; (ii) no Event of Default or Potential Event of Default has occurred and is continuing under the Credit Agreement or will result from the proposed issuance of the Letter of Credit requested hereby; (iii) Borrower and Holding have in all material respects performed all agreements and satisfied all conditions that under the Credit Agreement are to be performed by either or both of them on or before the date hereof; (iv) after giving effect to the proposed issuance, the Total Utilization of Revolving Credit Commitments will not exceed the







-----------
(1)  Insert name of Issuing Lender.

(2)  Insert proposed date of issuance of Letter of Credit.

(3)  Insert face amounts of Letter of Credit in numbers.

(4)  Insert expiration date for the Letter of Credit.

(5)  Insert name and address of the beneficiary of the Letter of Credit.

aggregate Revolving Credit Commitments; and (v) each of the other conditions to the issuance of a Letter of Credit set forth in subsection 3.3 of the Credit Agreement will be satisfied on the proposed date of issuance of the Letter of Credit requested hereby.

DATED:                                 NU-KOTE INTERNATIONAL, INC.
      --------------------------


                                       By:
                                          -----------------------------------
                                           Name:
                                                -----------------------------
                                           Title:
                                                 ----------------------------

                                   EXHIBIT II

                   [FORM OF NOTICE OF CONVERSION/CONTINUATION]


     Reference is made to that certain Amended and Restated Credit Agreement dated as of October 11, 1996 (such agreement as it may be amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein without definition shall have the meanings assigned to those terms in the Credit Agreement) by and among Nu-kote Holding, Inc., a Delaware corporation, Nu-kote International, Inc., a Delaware corporation ("Borrower"), the lenders party thereto, Barclays Bank PLC, as Documentation Agent, and NationsBank of Texas, N.A., as administrative agent and collateral agent for the lenders party thereto.

     Pursuant to the Credit Agreement, this represents Borrower's request to [convert $___________ in principal amount of [Base Rate/Eurodollar Rate] Loans [with an Interest Period expiration date of _______________, 19___] to Base Rate/Eurodollar Rate Loans on _________________, 19___.] [The Interest Period for such Eurodollar Rate Loans is requested to be a _________ period.] [continue as Eurodollar Rate Loans $_______________ in principal amount of presently outstanding Revolving Credit Loans with an Interest Period expiration date of ____________, 19___.] [The Interest Period for such Eurodollar Rate Loans commencing on such Interest Period expiration date is requested to be a ______________ period.] Borrower certifies that no Event of Default or Potential Event of Default has occurred and is continuing under the Credit Agreement or will result from the proposed [conversion/continuation].

DATED:                                 NU-KOTE INTERNATIONAL, INC.
      ----------------------------


                                       By:
                                          ----------------------------------
                                           Name:
                                                ----------------------------
                                           Title:
                                                 ---------------------------

                                   EXHIBIT III



                               _____________, 1996



To the Parties named on Schedule I hereto


Dear Sirs:

     Reference is made to the legal opinion rendered by this firm, addressed to you dated February 24, 1995, a copy of which is attached hereto as Exhibit A (the "Original Opinion"). Unless otherwise defined herein, all terms used herein shall have the meaning given such terms in the Original Opinion.

     You have advised us that the U.S. Credit Agreement is being amended and restated in its entirety pursuant to an Amended and Restated Credit Agreement dated _____________, 1996, by and among Holding, Company, Administrative Agent, Collateral Agent, Documentation Agent, and the lenders party thereto (the "Amended and Restated Credit Agreement"). You have further advised us that in connection with the Amended and Restated Credit Agreement (a) each of the Collateral Documents is being acknowledged, ratified, reaffirmed and modified pursuant to an Acknowledgement dated as of ______________, 1996, executed by the Loan Parties (the "Acknowledgement"), and (b) each of the Term Notes and Revolving Credit Notes executed in connection with the U.S. Credit Agreement (and as defined therein) (collectively, the "Prior Notes") are being amended and restated in their entirety in the form of (i) a Revolving Credit Note dated ___________, 1996, executed by Borrower payable to NationsBank of Texas, N.A. in the amount of $_____________, (ii) a Revolving Credit Note executed by Borrower payable to Barclays Bank PLC in the amount of $_________________, (iii) a Revolving Credit Note dated ___________, 1996, executed by Borrower payable to COMMERZBANK Aktiengesellschaft Atlanta Agency in the amount of $_____________, (iv) a Revolving Credit Note executed by Borrower payable to Credit Lyonnais, New York Branch in the amount of $_________________, (v) a Revolving Credit Note dated ___________, 1996, executed by Borrower payable to The First National Bank of Chicago in the amount of $_____________, (vi) a Revolving Credit Note executed by Borrower payable to Societe Generale in the amount of $_________________, (vii) a Revolving Credit Note dated ___________, 1996, executed by Borrower payable to Bank of Scotland in the amount of $_____________, (viii) a Revolving Credit Note executed by Borrower payable to Deutsche Bank AG, New York and/or Cayman Islands Branch in the amount of $_________________, and (ix) a Revolving Credit Note executed by Borrower payable to ABN AMRO Bank N.V. in the amount of $_________________ (such notes are collectively referred to herein as the "New Notes") (the

To the Parties named on Schedule I hereto
Page 2


Amended and Restated Credit Agreement, the Acknowledgement and the New Notes are collectively referred to herein as the "Restatement Documents").

     You have provided to us and we have reviewed copies of the Amended and Restated Credit Agreement, the Acknowledgement and the New Notes. You have requested that we reaffirm our original opinion and render the additional opinions expressed herein. In that regard, please be advised that based upon our review of the Amended and Restated Credit Agreement, the Acknowledgement and the New Notes and on such examinations of law as we have deemed relevant for purposes of this letter, but subject to and based on all assumptions and limitations set forth in the Original Opinion (which are incorporated herein by reference for all purposes to the same extent as if set forth herein verbatim), we are of the opinion that:

     1. Each Loan Party is duly incorporated, validly existing and in good standing under the laws of the state or commonwealth in which it was incorporated, and has the corporate power and authority to own and operate its property, to lease the property it operates and to conduct the business in which it is currently engaged.

     2. Each Loan Party has the corporate power and authority to execute, deliver and perform on its behalf the Restatement Documents to which it is a party, and has taken all necessary corporate action to authorize the execution and delivery of the Restatement Documents to which it is a party, and to authorize the performance by it of its obligations under such documents.

     3. No consent or authorization of, filing with, or, other act by or in respect of, any federal, Delaware or Texas governmental authority is required in connection with the borrowings under the Amended and Restated Credit Agreement or with the execution, delivery, validity or enforcement of the Restatement Documents, other than consents, authorizations, filings and other acts made, obtained or done prior to the date hereof.

     4. Each of the Restatement Documents to which a Loan Party is a party has been duly executed and delivered on behalf of such Loan Party, and constitutes a valid, binding and legal obligation of such Loan Party.

     5. The execution, delivery and performance of the Restatement Documents, the borrowings contemplated by the Amended and Restated Credit Agreement and the granting of the security interests granted by the Collateral Documents do not and will not violate the certificate of incorporation or by-laws of any Loan Party or any material federal or Texas law known to us to be applicable to or binding upon the Loan Parties.

To the Parties named on Schedule I hereto
Page 3


     Our Original Opinion is hereby reaffirmed effective the date hereof after giving effect to the Amended and Restated Credit Agreement and the Acknowledgement to the same extent as if rendered on the date hereof and is not limited by or rendered inaccurate as a result of (a) the amendment and restatement of the U.S. Credit Agreement in the form of the Amended and Restated Credit Agreement, (b) the modification of the Collateral Documents pursuant to the Acknowledgement, or (c) the amendment and restatement of the Prior Notes pursuant to the New Notes.

                                   Very truly yours,



                                   [Name of Firm]

                                   Schedule I


NationsBank of Texas, N.A., as Administrative Lender, Collateral Agent and a Lender

Barclays Bank PLC, as Documentation Agent and a Lender

COMMERZBANK Aktiengesellschaft Atlanta Agency, as a Lender

Credit Lyonnais, New York Branch, as a Lender

The First National Bank of Chicago, as a Lender

Societe Generale, as a Lender

Bank of Scotland, as a Lender

Deutsche Bank AG, New York and/or Cayman Islands Branch, as a Lender

ABN AMRO Bank N.V., as a Lender

                                   EXHIBIT IV




                                __________, 1996



NationsBank of Texas, N.A.,
  as Administrative Agent
NationsBank Plaza
901 Main Street
Dallas, Texas 75201

     Re:  Loans to Nu-kote International, Inc.
          ------------------------------------

Ladies and Gentlemen:

     We have acted as counsel to NationsBank of Texas, N.A., as agent ("Agent"), in connection with the preparation and delivery of an Amended and Restated Credit Agreement dated as of October 11, 1996 (the "Credit Agreement"; capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement) by and among Nu-kote Holding, Inc., a Delaware corporation ("Holding"), Nu-kote International, Inc., a Delaware corporation ("Borrower"), the lenders party thereto ("Lenders"), Barclays Bank PLC, as Documentation Agent, NationsBank of Texas, N.A., as Administrative Agent and Collateral Agent, and in connection with the preparation and delivery of certain related documents.

     We have participated in various conferences with representatives of Holding, Borrower, and Agent and conferences and telephone calls with McGlinchey Stafford Lang and Debevoise & Plimpton, counsel to Holding and Borrower, and with your representatives, during which the Credit Agreement and related matters have been discussed, and we have also participated in the meeting held on the date hereof (the "Closing") incident to the making of the initial extensions of credit under the Credit Agreement. We have reviewed the forms of the Credit Agreement and the exhibits thereto, and the opinion of McGlinchey Stafford Lang (the "Opinion") and officers' certificates and other documents delivered at the Closing. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals or copies, the due authority of all persons executing the same, and we have relied as to factual matters on the documents which we have reviewed.

     Although we have not independently considered all of the matters covered by the Opinion to the extent necessary to enable us to express the conclusions therein stated, we believe that the Credit Agreement and the exhibits thereto are in substantially acceptable legal form, and that the Opinion and the certificates and other documents delivered in connection with the execution and delivery of, and as conditions to the making of the initial extensions of credit under, the Credit Agreement are substantially responsive to the requirements of the Credit Agreement.

                                   Respectfully submitted,

                                    EXHIBIT V

                       [FORM OF CONFIDENTIALITY AGREEMENT]


     The undersigned, _____________________________, a prospective
[assignee/participant] to that certain Amended and Restated Credit Agreement dated as of October 11, 1996 (such agreement, as it may be amended, amended and restated, supplemented or otherwise modified from time to time, being the "Credit Agreement"; capitalized terms used herein without definition shall have the meanings assigned those terms in the Credit Agreement) by and among Nu-kote Holding, Inc., a Delaware corporation ("Holding"), Nu-kote International, Inc., a Delaware corporation ("Company"), the Lenders party thereto, Barclays Bank PLC, as Documentation Agent, and NationsBank of Texas, N.A., as administrative agent and collateral agent, ("Prospective [Assignee/Participant]"), hereby agrees as follows for the benefit of Holding and Company:

          Prospective [Assignee/Participant] agrees that all financial statements, financial projections, operating or other data, tax returns, reports and other information, that have been or may be provided to (i) Prospective [Assignee/Participant], (ii) the employees and agents of Prospective [Assignee/Participant], and/or
     (iii) accountants, attorneys or other professionals retained by such parties whether delivered by Holding or Company or its Subsidiaries or otherwise shall be kept strictly confidential by such recipients, and shall be used solely in connection with its consideration of [an assignment/a participation] in respect of the Credit Agreement; PROVIDED, that Prospective [Assignee/Participant] may, in any event, make disclosures as required or requested by any governmental agency or representative thereof or as required pursuant to legal process. Unless specifically prohibited by applicable law or court order, Prospective [Assignee/Participant] shall notify Company of any requirement or request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Prospective [Assignee/Participant] by such governmental agency) and any requirement pursuant to legal process of or for disclosure of such information. In no event shall Prospective [Assignee/Participant] be obligated or required to return any materials furnished by Holding and its Subsidiaries.

     THIS CONFIDENTIALITY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES).

--------------------------------------------------------------------------------
          REMAINDER OF PAGE LEFT INTENTIONALLY BLANK
--------------------------------------------------------------------------------

     IN WITNESS WHEREOF, the Prospective [Assignee/Participant] has caused this Agreement to be executed by its officer thereunto duly authorized, as of _________________, 19____.

                                   [NAME OF PROSPECTIVE ASSIGNEE/PARTICIPANT]



                                   By:
                                       -----------------------------------------
                                        Name:
                                              ---------------------------------
                                        Title:
                                               --------------------------------

                                   EXHIBIT VI

                         FORM OF COMPLIANCE CERTIFICATE

THE UNDERSIGNED HEREBY CERTIFIES THAT:

       (1) I am the duly elected Treasurer of Nu-kote Holding, Inc., a Delaware corporation ("Holding").

       (2) I have reviewed the terms of the Amended and Restated Credit Agreement dated as of October 11, 1996, by and among Holding, Nu-kote International, Inc., a Delaware corporation ("Borrower"), the lenders party thereto, Barclays Bank PLC as documentation agent for such lenders and NationsBank of Texas, N.A., as administrative agent and collateral agent, (as such agreement may have been amended, amended and restated, supplemented or otherwise modified from time to time to and including the date hereof (the "Credit Agreement"); capitalized terms used herein without definition shall have the meanings assigned to those terms in the Credit Agreement). I have also reviewed the terms of the other Loan Documents. I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and conditions of Holding and its Subsidiaries during the accounting period covered by the attached financial statements.

       (3) The examinations described in paragraph (2) made by me or under my supervision did not disclose, and I have no knowledge of, the existence of any condition or event that constitutes an Event of Default or Potential Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

       (4) As of the date of this Certificate, I have no knowledge of any respect in which Holding and its Subsidiaries are in default under any negative covenant set forth in Section 6 of the Credit Agreement, except as set forth below.

       [Describe below (or in a separate attachment to this Certificate) the exceptions, if any, to paragraphs (3) and (4) by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Holding or Borrower has taken, is taking, or proposes to take with respect to each such condition or event:]

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

       The foregoing certifications, together with the computations set forth in Attachment No. 1 hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this _____ day of ______________, 19___ pursuant to subsection 5.1(iii) of the Credit Agreement.

                                          NU-KOTE HOLDING, INC.



                                   By:
                                       -----------------------------------------
                                        Name:
                                              ---------------------------------
                                        Title:
                                               --------------------------------

                               ATTACHMENT NO. 1
                         TO COMPLIANCE CERTIFICATE
                               (EXHIBIT VI)


(The Certificate attached hereto is as of ___________ and pertains to the period from _____________________________ to ________________________________.)

       Capitalized terms used herein shall have the meanings set forth in the Amended and Restated Credit Agreement dated as of October 11, 1996, by and among Nu-Kote Holding, Inc., a Delaware corporation, Nu-Kote International, Inc., a Delaware corporation ("Borrower"), the lenders party thereto, Barclays Bank PLC as Documentation Agent for such lenders ("Documentation Agent"), and NationsBank of Texas, N.A., as Administrative Agent and Collateral Agent. Subsection references herein relate to the subsections of the Credit Agreement.

A.  Subsection 6.1(vi) Indebtedness of Discontinued
    Operations

    1. For working capital and other general corporate purposes

        a.  Maximum                                      $2,000,000

        b.  Actual                                        $________

    2.  Additional Indebtedness

        a.  Maximum                                      $5,000,000

        b.  Actual                                        $________

B.  Subsection 6.1(vii) Indebtedness of Latin American
    Subsidiaries

    1.  Maximum                                          $3,000,000

    2.  Actual                                            $________

C. Subsection 6.1(x) Indebtedness for financing insurance policies premiums

    1.  Maximum                                          $3,000,000

    2.  Actual                                            $________

D.  Subsection 6.1(xii) Indebtedness in respect of
    Acquisition Debt

    1.  Maximum                                         $25,000,000

    2.  Actual                                            $________

E.  Subsection 6.1(xiv) Other Indebtedness

    1.  Maximum                                          $5,000,000

    2.  Actual                                            $________


                          VI - Attachment 1 - 1

F.  Subsection 6.3(vi) Investments in N-K Interface
    Limited

    1.  Maximum                                            $500,000

    2.  Actual                                            $________

G.  Subsection 6.3(vii) Investments in Eurocurrency
    Borrowers

    1.  Maximum                                         $15,000,000

    2.  Actual                                            $________

H.  Subsection 6.3(viii) Investments in Latin American
    Subsidiaries

    1.  Maximum                                          $5,000,000

    2.  Actual                                            $________

I.  Subsection 6.3(ix) Investments by Grief and
    Hardcopy Deutschland in its Subsidiaries and Chinese questions

    1.  Maximum                                          $5,000,000

    2.  Actual                                            $________

J.  Subsection 6.3(x) Investments by Produktions and
    Pelikan Hardcopy in its Subsidiaries

    1.  Maximum                                         $20,000,000

    2.  Actual                                            $________

K.  Subsection 6.3(xi) Investments by Pelikan in its
    Subsidiaries and U.K. Subsidiaries

    1.  Maximum                                          $5,000,000

    2.  Actual                                            $________

L.  Subsection 6.3(xii) Investments by Greif and
    Hardcopy Deutschland in Produktions, Pelikan
    Hardcopy and Pelikan Scotland

    1.  Maximum                                         $15,000,000

    2.  Actual                                            $________

M. Subsection 6.3(xiii) Investments by Produktions and Pelikan Hardcopy in Greif, Hardcopy
    Deutschland and Pelikan Scotland

    1.  Maximum                                         $15,000,000

    2.  Actual                                            $________

N.  Subsection 6.3(xiv) Investments by Pelikan
    Scotland in Greif, Hardcopy Deutschland,
    Produktions or Pelikan Scotland

    1.  Maximum                                         $15,000,000

    2.  Actual                                            $________


                          VI - Attachment 1 - 2

O.  Subsection 6.3(xv) Investments by Greif,
    Hardcopy Deutschland, Produktions, Pelikan
    Hardcopy and Pelikan Scotland in the Company

    1.  Maximum                                         $30,000,000

    2.  Actual                                            $________

P.  Subsection 6.3(xvi) Other Investments

    1.  Maximum                                          $5,000,000

    2.  Actual                                            $________

Q.  Aggregate Investments since Closing Date
    (exclusive of Permitted Acquisitions) in Foreign
    Subsidiaries pursuant to subsection 6.3 and subsection 6.7(B)(viii)

    1.  Maximum                                         $30,000,000

    2.  Actual                                            $________

R. Subsection 6.4(xiii) Contingent Obligations in respect of bonds

    1.  Maximum                                          $1,000,000

    2.  Actual                                            $________

S.  Subsection 6.4(xiv) Other Contingent Obligations

    1.  Maximum                                          $2,000,000

    2.  Actual                                            $________

T.  Subsection 6.5(i) Restricted Junior Payments
    Generally

    1.  Maximum

        a.  $12,000,000

        b.  25% of Consolidated Net Income from           $________
            Closing Date

        c.  (a) + (b)                                                  $________

    2.  Actual                                                         $________

U.  Subsection 6.5(ii) Restated Junior Payments for
    Stock options

    1.  Maximum                                          $6,000,000

    2.  Actual                                            $________

V.  Subsection 6.6A Consolidated Total Debt to
    Consolidated EBITDA Ratio (commencing with the fiscal quarter ending in December 1996)

    1.  Consolidated Total Debt                           $________

        a.  Total long-term debt

        b.  Long-term Capital Leases


                          VI - Attachment 1 - 3

        c.  Current portion of long-term debt and
            Capital Leases

        d.  Notes payable

        e. Effect on (a) through (d) above resulting from Discontinued Operations

        f.  Consolidated Total Debt                       $________
            (a) + (b) + (c) + (d) - (e)

    2.  Consolidated EBITDA for the prior four fiscal     $________
        quarters ending on or before such date of determination

        a.  Consolidated Net Income

            (i)    Net income (after provisions for       $________
                   taxes and extraordinary items)

            (ii)   Income or loss of any Person merged    $________
                   with, acquired or consolidated
                   with, which income or losses
                   accrued prior to the date of such
                   merger, acquisition or consolidation

            (iii)  Consolidated Net Income                $________
                   (i) - (ii)

        b.  Provisions for taxes based on income          $________

        c.  Consolidated Interest Expense                 $________

        d.  To the extent Consolidated Net Income has     $________
            been reduced thereby, amortization expense, depreciation expense and other non-cash expenses

        e.  Losses on Asset Sales                         $________

        f.  Extraordinary losses (excluding those         $________
            relating to environmental matters and ERISA matters)

        g.  Other non-cash items reducing Consolidated    $________
            Net Income (excluding write-offs of
            Inventory and accounts receivable)

        h.  Gains on Asset Sales                          $________

        i.  Consolidated Interest Income                  $________

        j.  Extraordinary gains (including those          $________
            relating to environmental matters and
            ERISA matters)


                          VI - Attachment 1 - 4

        k.  Other non-cash items increasing               $________
            Consolidated Net Income

            (a) + (b) + (c) + (d) + (e) + (f) + (g) -                  $________
            (h) - (i) - (j) - (k)

        Effect on any of the above components resulting from Discontinued Operations shall be excluded from such calculations

    3.  Consolidated Total Debt to Consolidated EBITDA
        Ratio

            (Line 1 divided by Line 2)

    4.  Maximum Leverage Ratio permitted by subsection
        6.6A

        a.  For the first eight fiscal quarters                      3.50 : 1.00
            commencing with the fiscal quarter ending in December 1996

        b.  Thereafter                                               3.00 : 1.00

W.  Subsection 6.6B Minimum Interest Coverage Ratio
    (commencing with the fiscal quarter ending in December 1996)

    1.  Consolidated EBITDA (see A.2. above) as of the    $________
        last day of each fiscal quarter (calculated on a consolidated basis for the period comprised of four fiscal quarters ending on the last day of each such fiscal quarter)

    2.  Consolidated Interest Expense as of the last      $________
        day of each fiscal quarter (calculated on a cumulative basis for the period comprised of four fiscal quarters ending on the last day of each such fiscal quarter)

        a.  Total interest expenses (paid or accrued)     $________

        b.  Interest component of Capital Leases          $________

        c.  All commissions, discounts and other fees     $________
            and charges owed with respect to any
            financing or letters of credit

        d.  Net costs under interest rate and foreign     $________
            currency protection agreements
            (a) + (b) + (c) + (d)

    3.  Interest Coverage Ratio                                      ____ : 1.00
            (Line 1 divided by Line 2)

    4.  Minimum Interest Coverage Ratio required by                  3.00 : 1.00
        subsection 6.6B

X.  Subsection 6.6C Minimum Consolidated Net Worth

    1.  Consolidated Total Assets                         $________

    2.  Consolidated Total Liabilities                    $________


                          VI - Attachment 1 - 5

    3.  Currency translation adjustments                  $________

    4.  Consolidated Net Worth                            $________
            (Line 1 minus Line 2 plus/minus Line 3)

    5.  Base Amount                                      $80,000.00

    6.  Cumulative Consolidated Net Income (excluding     $________
        any Fiscal Quarter in which Consolidated Net
        Income was a negative number) earned on
        or after February 24, 1995 and ending on such determination date)

    7.  Consolidated Net Income Adjustment                $________
            (Line 6 multiplied by 0.75)

    8.  Minimum Consolidated Net Worth required by        $________
        subsection 6.6C
            (Line 5 plus Line 7)

Y.  Subsection 6.6D Maximum Consolidated GAAP Capital
    Expenditures

    1.  Consolidated GAAP Capital Expenditures for        $________
        current Fiscal Year

    2.  Maximum amount of Consolidated GAAP Capital       $________
        Expenditures permitted pursuant to Section 6.6D

Z.  Subsection 6.6E Minimum After Tax Cash Flow to
    Fixed Charges Ratio (commencing with the fiscal quarter ending in December 1996)

    1.  After Tax Cash Flow as of the last day of each    $________
        fiscal quarter (calculated on a cumulative basis for the period comprised of four fiscal quarters ending on the last day of such fiscal quarter)

        a.  Consolidated Net Income (See 2.a. above)      $________

        b.  To the extent Consolidated Net Income has     $________
            been reduced thereby, amortization expense, depreciation expense, deferred taxes, and other non-cash expenses

        c.  Losses on Asset Sales                         $________

        d.  Extraordinary losses (excluding               $________
            extraordinary items relating to
            environmental and ERISA matters)

        e.  Other non-cash items reducing Consolidated    $________
            Net Income (excluding write-offs of
            Inventory and accounts receivable)

        f.  Gains on Asset Sales                          $________

        g.  Extraordinary gains (excluding                $________
            extraordinary items relating to
            environmental and ERISA matters)


                          VI - Attachment 1 - 6

        h.  Other non-cash items increasing               $________
            Consolidated Net Income

            (a) + (b) + (c) + (d) + (e) - (f) - (g) - (h) $________

        Effect on any of the above components resulting                $________
        from Discontinued Operations shall be excluded from such calculation.

    2.  Fixed Charges as of the last day of each fiscal   $________
        quarter (calculated on a cumulative basis for the period comprised of four fiscal quarters ending on the last day of such fiscal quarter)

        a.  Total scheduled principal payments            $________
            (including principal component of Capital
            Leases) with respect to all outstanding
            Indebtedness

        b.  Consolidated GAAP Capital Expenditures        $________

        c.  All Restricted Junior Payments paid           $________

            (i)    any dividend or other distribution,    $________
                   direct or indirect, on account of
                   any shares of any class of stock
                   of Holding now or hereafter
                   outstanding, except a dividend
                   payable solely in shares of that
                   class of stock to the holders of
                   that class

            (ii)   any redemption, retirement, sinking    $________
                   fund or similar payment, purchase
                   or other acquisition for value,
                   direct or indirect, of any shares
                   of any class of stock of Holding
                   now or hereafter outstanding

            (iii)  any payment or prepayment of           $________
                   principal of, premium, if any, or
                   interest one, redemption, purchase,
                   repurchase, retirement, defeasance,
                   sinking fund or similar payment or
                   deposit for payment with respect to,
                   any Subordinated Debt

            (iv)   any payment made to retire, or to      $________
                   obtain the surrender of, any
                   outstanding warrants, options or
                   other rights to acquire shares of
                   any class of stock of Holding,
                   Company or any of their Subsidiaries
                   now or hereafter outstanding (other
                   than any such rights held by Holding
                   or a Subsidiary thereof)

            (v)    (i) + (ii) + (iii) + (iv)              $________


                          VI - Attachment 1 - 7

        d.  Restricted Junior Payments                                 $________
            (a) + (b) + (c)

    3.  After Tax Cash to Fixed Changes Ratio                         ___ : 1.00
            (Line 1 divided by Line 2)

    4.  Minimum After Tax Cash Flow to Fixed Charges                 1.75 : 1.00
        Ratio required by subsection 6.6E

AA. Subsection 6.7B(ii) Maximum Aggregate Acquisitions

    1.  Aggregate Acquisition Value of all Permitted      $________
        Acquisitions since January 1, 1996

    2.  Maximum Acquisition Value of Permitted       $25,000,000.00
        Acquisitions under subsection 6.7B(ii)

AB. Subsection 6.7B(iii) Maximum Assets Sales

    1.  With respect to assets located in the
        United  Kingdom

        a.  Pound Sterling equivalent of the net          $________
            book value of all Company and Subsidiary assets located in the United Kingdom on the Closing Date

        b.  Actual Aggregate Pound Sterling equivalent    $________
            of Net Cash Proceeds of Company and
            Subsidiary assets located in the United
            Kingdom sold since the Closing Date

        c.  Maximum aggregate United Kingdom Asset        $________
            Sales allowed under subsection 6.7B(iii)(B)
                 (Line (a) multiplied by 0.10)

    2.  With respect to assets located in Switzerland

        a.  Swiss Franc equivalent of the net book        $________
            value of all Company and Subsidiary
            assets located in Switzerland on the
            Closing Date

        b.  Actual Aggregate Swiss Franc equivalent       $________
            of Net Cash Proceeds of Company and
            Subsidiary assets located in Switzerland sold since the Closing Date

        c.  Maximum aggregate Switzerland Asset Sales     $________
            allowed under subsection 6.7B(iii)(C)
                 (Line (a) multiplied by 0.10)

    3.  With respect to assets located in Germany

        a.  German Mark equivalent of the net book        $________
            value of all Company and Subsidiary
            assets located in Germany on the Closing
            Date

        b.  Actual Aggregate German Mark equivalent       $________
            of Net Cash Proceeds of Company and
            Subsidiary Assets located in Germany
            sold since the Closing Date


                          VI - Attachment 1 - 8

        c.  Maximum aggregate German Asset Sales          $________
            allowed under subsection 6.7B(iii)(D)
                 (Line (a) multiplied by 0.10)

AC. Subsection 6.7B(xv) Maximum Asset Transfers

    1.  Maximum U.S./U.S. Asset Transfers

        a.  Net aggregate book value of all Company       $________
            and Subsidiary U.S./U.S. Transfers since the Closing Date or most recent
            Recalculation Date

        b.  Maximum post-Closing Date or most         $5,000,000.00
            recent Recalculation Date U.S./
            U.S. Asset Transfers allowed under
            subsection 6.7B(xv)(A)

    2.  Maximum U.S./Foreign Asset Transfers

        a.  Net aggregate book value of all               $________
            U.S./Foreign Transfers since
            Closing Date

        b.  Maximum post-Closing Date U.S./           $7,500,000.00
            Foreign Asset Transfers allowed
            under subsection 6.7B(xv)(B)

    3.  Maximum U.K./Swiss Transfers

        a.  Pound Sterling equivalent of the net          $________
            book value of all Company and
            Subsidiary assets located in the
            United Kingdom on the Closing Date

        b.  Aggregate Pound Sterling equivalent           $________
            of the net book value of U.K./Swiss
            Transfers since the Closing Date

        c.  Maximum aggregate U.K./Swiss Transfers        $________
            allowed under subsection 6.7B(xv)(C)
                 (Line (a) multiplied by 0.25)

    4.  Maximum Swiss/U.K. Transfers

        a.  Swiss Franc equivalent of the net book        $________
            value of all Company and Subsidiary
            assets located in Switzerland on the
            Closing Date

        b.  Aggregate Swiss Franc equivalent of the       $________
            net book value of Swiss/U.K. Transfers
            since the Closing Date

        c.  Maximum aggregate Swiss/U.K. Transfers        $________
            allowed under subsection 6.7B(xv)(D)
                 (Line (a) multiplied by 0.25)

    5.  Maximum German Asset Transfers

        a.  German Mark equivalent of net book value      $________
            of all Company and Subsidiary assets
            located in Germany on the Closing Date


                          VI - Attachment 1 - 9

        b.  Aggregate German Mark equivalent of the       $________
            net book value of German Asset Transfers since the Closing Date

        c.  Maximum aggregate German Asset Transfers      $________
            allowed under subsection 6.7B(xv)(E)
                 (Line (a) multiplied by 0.25)      $

























                          VI - Attachment 1 - 10

                                   EXHIBIT VII

                         [FORM OF ASSIGNMENT AGREEMENT]


     Reference is made to the Amended and Restated Credit Agreement, dated as of October 11, 1996, by and among Nu-kote International, Inc., as borrower, Nu-Kote Holding, Inc., as guarantor, the lenders party thereto, Barclays Bank PLC, as documentation agent, and NationsBank of Texas, N.A., as administrative agent and collateral agent (the "Credit Agreement"). Terms defined in the Credit Agreement are used herein as therein defined ____________________________ (the "Assignor") and _________________________ (the "Assignee") agree as follows:

     1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, a _____% interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the date hereof, including, without limitation, such percentage interest in the Assignor's Revolving Credit Commitment and the Revolving Credit Loans owing to the Assignor. After giving effect to such sale and assignment, the Assignee's Revolving Credit Commitment and the amount of the Loans owing to the Assignee will be as set forth in Item 2 of Annex I.

     2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the performance or observance by the Company of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto;
(iv) represents and warrants that as of the date hereof, its Revolving Credit Commitment (without giving effect to assignments thereof which have not yet become effective) is $______________ and, as of the date hereof, the outstanding principal amount of Revolving Credit Loans owing to it (without giving effect to assignments thereof that have not become effective) is $___________; and
(v) attaches its Revolving Credit Note to exchange such Revolving Credit Note for new Revolving Credit Notes as follows: a Revolving Credit Note dated _______________________, _____, in the principal amount of
$______________________, payable to the order of Assignee, and a Revolving Credit Note dated __________________, _____, in the principal amount of $_____________ payable to the order of Assignor.

     3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (ii) agrees that it will, independently and without reliance, as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an eligible as an assignee under the terms of the Credit Agreement; (iv) appoints and authorizes each of Agent and Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent and Collateral Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; (vi) acknowledges that the Collateral Agent is authorized to receive notices under the Credit Agreement on behalf of the Assignee in accordance with the terms thereof; and (vii) [attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty] [certifies that it is a financial institution organized under the laws of the United States or a state thereof].

     4. Following the execution of this Assignment Agreement by the Assignor and Assignee, it will be delivered to the Agent. The effective date of this Assignment Agreement shall be the date of execution hereof by the Assignor and the Assignee and the receipt of any consent of the Company and the Agent, unless otherwise specified on Item 6 of Annex I hereto (the "Settlement Date").

     5. Upon such acceptance, as of the Settlement Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment Agreement, have the rights and obligations of a Lender thereunder and
(ii) the Assignor shall, to the extent provided in this Assignment Agreement, relinquish its rights and be released from its obligations under the Credit Agreement.

     6. Upon such acceptance, from and after the Settlement Date, the Agent shall make all payments under the Credit Agreement to be made by the Agent in respect of the interests assigned hereby (including, without limitation, all payments of principal, interest and commitment fees (if applicable) with respect thereto) to the Assignee. Upon the Settlement Date, the Assignee shall pay to the Assignor its Pro Rata Share of the principal amount of any outstanding Revolving Credit Loans under the Credit Agreement. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Settlement Date directly between themselves on the Settlement Date.

     7. THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES).

HOLDING AND COMPANY ARE INTENDED THIRD PARTY BENEFICIARIES OF THIS ASSIGNMENT AGREEMENT.

     8. In the case of any irreconcilable conflict between the provisions of this Assignment Agreement and the Credit Agreement, the provisions of the Credit Agreement shall control.

     9. This Assignment Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall constitute but one and the same instrument.


-------------------------------------------------------------------------------
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-------------------------------------------------------------------------------

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution being made on Annex I hereto.

                                   [NAME OF ASSIGNOR]
                                   as Assignor


                                   By:
                                      ------------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------


                                   [NAME OF ASSIGNEE]
                                   as Assignee



                                   By:
                                      ------------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------


Accepted this ____ day of
_______________, 19____

NATIONSBANK OF TEXAS, N.A.
as Agent



By:
   ------------------------------------------
   Name:
          -----------------------------------
   Title:
           ----------------------------------

                                   ANNEX I


1.   Date of Assignment Agreement:  _________________, 19____.

2.   Amounts (As of Date of Item #1 above):

     a.   Revolving Credit Commitment                               $
                                                                    ------------
     b.   Revolving Credit Loan                                     $
                                                                    ------------

     c.   Assigned Share                                                       %
                                                                    -----------

3.   Settlement Date:(1)

4.   Notice and Payment Instructions:

===============================================================================
                                             Payment               Notice
-------------------------------------------------------------------------------
ASSIGNOR:
                                        ------------------   ------------------

                                        ------------------   ------------------

                                        ------------------   ------------------
                                        Attention:           Attention:
                                        Reference:           Telephone:
                                                             Telecopier:
                                                             Reference:
-------------------------------------------------------------------------------
ASSIGNEE:

                                        ------------------   ------------------

                                        ------------------   ------------------

                                        ------------------   ------------------
                                        Attention:           Attention:
                                        Reference:           Telephone:
                                                             Telecopier:
                                                             Reference:
===============================================================================










-----------
(1)  This date should be no earlier than the date of acceptance by the Agent.

Accepted and Agreed:

(NAME OF ASSIGNEE)                 (NAME OF ASSIGNOR)



By:                                By:
   -----------------------------      -------------------------------
   Name:                              Name:
        ------------------------           --------------------------
   Title:                             Title:
         -----------------------            -------------------------

Consented:

NATIONSBANK OF TEXAS, N.A.,
as Agent



By:
   -----------------------------
   Name:
        ------------------------
   Title:
         -----------------------















                                   Annex I - 2

                                    ANNEX II

                            [FORM OF COMPANY CONSENT]


     Reference is made to that certain Assignment Agreement dated as of _____________, 19____ between [LENDER] and [ASSIGNEE]. Pursuant to subsection 10.2 of the Credit Agreement referred to therein, this represents the consent of Nu-kote International, Inc. to the assignment described in such Assignment Agreement.


                                   NU-KOTE INTERNATIONAL, INC.



                                   By:
                                      ----------------------------------------
                                        Name:
                                             ---------------------------------
                                        Title:
                                              --------------------------------

                                  EXHIBIT VIII

                              REVOLVING CREDIT NOTE

Dallas, Texas                    $______________              ____________, 1996


     FOR VALUE RECEIVED, Nu-kote International, Inc., a Delaware corporation (the "BORROWER"), promises to pay to the order of ________________________ (the "LENDER"), at the principal office of NationsBank of Texas, N.A., in lawful money of the United States of America, the principal sum of __________________________________ DOLLARS ($___________________), or such lesser sum as shall be due and payable from time to time hereunder, as hereinafter provided. All terms used but not defined herein shall have the meanings set forth in the Credit Agreement described below.

     Principal of and interest on the unpaid principal balance of Revolving Credit Loans under this Note from time to time outstanding shall be due and payable as set forth in the Credit Agreement.

     This Note is issued pursuant to and evidences Revolving Credit Loans under that certain Amended and Restated Credit Agreement, dated as of October 11, 1996, among the Borrower, Nu-kote Holding, Inc., NationsBank of Texas, N.A., as Administrative Agent and Collateral Agent, Barclays Bank PLC, as Documentation Agent, and the lenders parties thereto (as amended, restated, supplemented, renewed, extended or otherwise modified from time to time, the "Credit Agreement"), to which reference is made for a statement of the rights and obligations of the Lender and the duties and obligations of the Borrower in relation thereto.

     Except as otherwise expressly provided in the Credit Agreement, the Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment for payment, protest, notice of protest, notice of intention to accelerate the maturity of this Note, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

     THIS NOTE, TOGETHER WITH THE OTHER DOMESTIC LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES REGARDING THE SUBJECT MATTER HEREIN AND THEREIN AND MAY NOT BE

CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                                       NU-KOTE INTERNATIONAL, INC.



                                       By:
                                          -----------------------------------
                                           Name:
                                                -----------------------------
                                           Title:
                                                 ----------------------------

                                   EXHIBIT IX

                                 ACKNOWLEDGEMENT


     This Acknowledgement (this "Acknowledgement") is being executed this _____ day of ______________, 1996, by the undersigned, in favor of the Administrative Agent, Collateral Agent, Documentation Agent, and the Lenders party to the Credit Agreements (as hereinafter defined).


                                    RECITALS:

     1. Nu-Kote International, Inc. ("Borrower") and Nu-kote Holding, Inc. ("Holding") entered into that certain Credit Agreement dated February 24, 1995, with NationsBank of Texas, N.A., as Administrative Agent and Collateral Agent, Barclays Bank PLC, as Documentation Agent, and the Lenders party thereto (as heretofore amended or modified from time to time, the "Prior US Credit Agreement").

     2. The Prior US Credit Agreement is being amended and restated in its entirety pursuant to an Amended and Restated Credit Agreement, dated October 11, 1996, among Borrower, Holding, NationsBank of Texas, N.A., as Administrative Agent and Collateral Agent (in such latter capacity herein referred to as "Collateral Agent"), Barclays Bank PLC, as Documentation Agent, and the Lenders party thereto (as hereafter amended, modified or restated from time to time, the "US Credit Agreement"). Defined terms used herein and not otherwise defined herein shall have the meaning given such terms in the US Credit Agreement.

     3. Pelikan Produktions AG and Pelikan Hardcopy (International) AG, both Swiss corporations (collectively "Swiss Borrowers"), have entered into that certain Revolving Credit Facility Agreement dated as of February 24, 1995, with Barclays de Zoete Wedd Limited and NationsBanc Capital Markets, Inc., as arrangers, Barclays Bank PLC, as agent, NationsBank of Texas, N.A., as documentation agent and collateral agent, and the other lenders party thereto (said Revolving Credit Facility Agreement, as restated and amended on June 2, 1995, and as otherwise heretofore or hereafter amended, modified or restated from time to time, being the "Swiss Credit Agreement").

     4. Pelikan Scotland Limited, a limited liability company organized under the laws of England and Wales ("Scotland Limited"), has entered into that certain Revolving Credit Facility Agreement dated as of February 24, 1995, with Barclays de Zoete Wedd Limited and NationsBanc Capital Markets, Inc., as arrangers, Barclays Bank PLC, as agent, NationsBank of Texas, N.A., as documentation agent and collateral agent, and the other lenders party thereto (said Revolving Credit Facility Agreement, as restated and amended on June 2, 1995, and as otherwise heretofore or hereafter amended, modified or restated from time to time, being the "UK Credit Agreement"). The Swiss Credit Agreement and the UK Credit Agreement are collectively referred to herein as the "Foreign Credit Agreements" and the Foreign Credit Agreements, together with the US Credit Agreement, are collectively referred to herein as the "Credit Agreements".

     5. Each of the Foreign Credit Agreements is being amended and restated and, in connection therewith, the Termination Date of each will be extended and the amount of the Commitment under the Swiss Credit Agreement will be increased (collectively, the "Foreign Credit Agreement Amendments").

     6. The term "Guarantors" as used herein shall mean the parties designated as such on the signature pages hereof. The term "Grantors" as used herein shall mean the parties designated as such on the signature pages hereof.

     7. Each of the Guarantors (other than Borrower) has executed a guaranty agreement more particularly described on SCHEDULE I hereto, pursuant to which each Guarantor has guaranteed the obligations of Borrower under the Prior US Credit Agreement (as heretofore or hereafter amended, modified or restated from time to time, collectively, the "US Guaranties").

     8. Each of the Guarantors has executed a guaranty agreement more particularly described on SCHEDULE II hereto, pursuant to which each Guarantor has guaranteed the obligations of the Swiss Borrower and Scotland Limited under the respective Foreign Credit Agreements to which they are parties (as heretofore or hereafter amended, modified or restated from time to time, collectively, the "Foreign Guaranties").

     9. Each of the Grantors has executed a security agreement more particularly described on SCHEDULE III hereto, pursuant to which each Grantor has granted a security interest in certain assets owned by it to Collateral Agent to secure its obligations under its Guaranty and the other Loan Documents (as heretofore or hereafter amended, modified or restated from time to time, collectively, the "Security Agreements").

     10. Holding has executed a pledge agreement dated February 24, 1995, pursuant to which Holding has granted a security interest in the capital stock of Borrower and of Nu-kote Imperial, Ltd. owned by it to Collateral Agent to secure its obligations under its Guaranty and the other Loan Documents (as heretofore or hereafter amended, modified or restated from time to time, the "Holding Pledge Agreement").

     11. Borrower has executed the pledge agreements more particularly described on Schedule IV hereto, pursuant to which Borrower has granted a security interest in certain of the capital stock of certain of its Subsidiaries owned by it to Collateral Agent to secure its obligations under the Prior US Credit Agreement and the other Loan Documents (as heretofore or hereafter amended, modified or restated from time to time, the "Borrower Pledge Agreements"; the Holding Pledge Agreement and the Borrower Pledge Agreements are collectively referred to herein as the "Pledge Agreements"; Holding and Borrower are collectively referred to herein as the "Pledgors").

     12. It is a condition precedent to the effectiveness of the US Credit Agreement that each of the undersigned execute and deliver this Acknowledgement to Collateral Agent.


                                   AGREEMENT:

     NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in order to induce Lenders to enter into the Credit Agreements and to make loans thereunder, the undersigned hereby agree as follows:

     1.   Each Guarantor (a) acknowledges that the US Credit Agreement
(i) amends, restructures, increases, extends and renews the indebtedness under the Prior US Credit Agreement and (ii) extends the Commitment Termination Date,
(b) acknowledges and consents to the execution, delivery and performance by Borrower of the US Credit Agreement, (c) agrees that its obligations in respect of its US Guaranty are not released, modified, impaired or affected in any manner by the US Credit Agreement, (d) acknowledges that it has no claims or offsets against, or defenses or counterclaims to, its US Guaranty,
(e) acknowledges and agrees that the defined term "Guaranteed Indebtedness" (as defined in each US Guaranty) includes the entire Obligations (under and as increased by the US Credit Agreement), (f) acknowledges and agrees that the defined term "Credit Agreement" in each US Guaranty shall mean the US Credit Agreement (as defined herein), and (g) ratifies and reaffirms its obligations under its US Guaranty.

     2. Each Guarantor (a) acknowledges that each Foreign Credit Agreement Amendment extends the Termination Date (under and as defined in the Foreign Credit Agreements), (b) acknowledges and consents to the execution, delivery and performance by the Swiss Borrowers and Scotland Limited of the Foreign Credit Agreement Amendments to which each is party, (c) agrees that its obligations in respect of its Foreign Guaranties are not released, modified, impaired or affected in any manner by the Foreign Credit Agreement Amendments,
(d) acknowledges that it has no claims or offsets against, or defenses or counterclaims to, its Foreign Guaranties, (e) acknowledges and agrees that the defined term "US Credit Agreement" in each Foreign Guaranty shall mean the US Credit Agreement (as defined herein), and (f) ratifies and reaffirms its obligations under its Foreign Guaranties.

     3. Each Grantor (a) acknowledges that the US Credit Agreement (i) amends, restructures, increases, extends and renews the indebtedness under the Prior US Credit Agreement and (ii) extends the Commitment Termination Date,
(b) acknowledges and consents to the execution, delivery and performance by Borrower of the US Credit Agreement, (c) agrees that its obligations in respect of its Security Agreements are not released, modified, impaired or affected in any manner by the US Credit Agreement, (d) acknowledges that it has no claims or offsets against, or defenses or counterclaims to, its Security Agreements,
(e) acknowledges and agrees that the defined term "Secured Obligations" (as defined in each Security Agreement) includes the entire Obligations (under and as increased by the US Credit Agreement),

(f) acknowledges and agrees that the defined term "US Credit Agreement" in each Security Agreement shall mean the US Credit Agreement (as defined herein), and (g) ratifies and reaffirms its obligations under its Security Agreements.

     4. Each Pledgor (a) acknowledges that the US Credit Agreement (i) amends, restructures, increases, extends and renews the indebtedness under the Prior US Credit Agreement and (ii) extends the Commitment Termination Date,
(b) acknowledges and consents to the execution, delivery and performance by Borrower of the US Credit Agreement, (c) agrees that its obligations in respect of its Pledge Agreement[s] are not released, modified, impaired or affected in any manner by the US Credit Agreement, (d) acknowledges that it has no claims or offsets against, or defenses or counterclaims to, its Pledge Agreement[s],
(e) acknowledges and agrees that the defined term "Secured Obligations" (as defined in each Pledge Agreement) includes (X) the entire Obligations (under and as increased by the US Credit Agreement) and (Y) the entire obligations under the Swiss Credit Agreement, as increased by the Foreign Credit Agreement Amendment to the Swiss Credit Agreement, (f) acknowledges and agrees that the defined term "US Facility Agreement" in each Pledge Agreement shall mean the US Credit Agreement (as defined herein), (g) acknowledges that each Foreign Credit Agreement Amendment extends the Termination Date (under and as defined in the Foreign Credit Agreements), (h) acknowledges and consents to the execution, delivery and performance by the Swiss Borrowers and Scotland Limited of the Foreign Credit Agreement Amendments to which each is party, (i) agrees that its obligations in respect of its Pledge Agreements are not released, modified, impaired or affected in any manner by the Foreign Credit Agreement Amendments,
(j) acknowledges that it has no claims or offsets against, or defenses or counterclaims to, its Foreign Guaranty, and (k) ratifies and reaffirms its obligations under its Pledge Agreements.

     5. This Acknowledgement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

     6. This Acknowledgement shall be governed by and construed in accordance with the laws of the State of Texas and shall be binding upon each Guarantor and Grantor and their respective successors and assigns.


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-------------------------------------------------------------------------------

     IN WITNESS WHEREOF, the parties hereto have executed this Acknowledgement as of the date first above written.

                              GUARANTORS:

                              NU-KOTE HOLDING, INC., a Delaware corporation


                              By:
                                 -------------------------------------------
                                 Name:
                                      --------------------------------------
                                 Title:
                                       -------------------------------------


                              NU-KOTE INTERNATIONAL, INC., a Delaware
                              corporation


                              By:
                                 -------------------------------------------
                                 Name:
                                      --------------------------------------
                                 Title:
                                       -------------------------------------


                              FUTURE GRAPHICS, INC., a California corporation


                              By:
                                 -------------------------------------------
                                 Name:
                                      --------------------------------------
                                 Title:
                                       -------------------------------------


                              INTERNATIONAL COMMUNICATION MATERIALS, INC., a Pennsylvania corporation


                              By:
                                 -------------------------------------------
                                 Name:
                                      --------------------------------------
                                 Title:
                                       -------------------------------------

                              NU-KOTE IMPERIAL, LTD., a Delaware corporation


                              By:
                                 -------------------------------------------
                                 Name:
                                      --------------------------------------
                                 Title:
                                       -------------------------------------


                              NU-KOTE IMAGING INTERNATIONAL, INC., a Delaware corporation


                              By:
                                 -------------------------------------------
                                 Name:
                                      --------------------------------------
                                 Title:
                                       -------------------------------------

                              GRANTORS:

                              NU-KOTE HOLDING, INC., a Delaware corporation


                              By:
                                 -------------------------------------------
                                 Name:
                                      --------------------------------------
                                 Title:
                                       -------------------------------------


                              NU-KOTE INTERNATIONAL, INC., a Delaware
                              corporation


                              By:
                                 -------------------------------------------
                                 Name:
                                      --------------------------------------
                                 Title:
                                       -------------------------------------


                              FUTURE GRAPHICS, INC., a California corporation


                              By:
                                 -------------------------------------------
                                 Name:
                                      --------------------------------------
                                 Title:
                                       -------------------------------------


                              INTERNATIONAL COMMUNICATION MATERIALS, INC., a Pennsylvania corporation


                              By:
                                 -------------------------------------------
                                 Name:
                                      --------------------------------------
                                 Title:
                                       -------------------------------------

                              NU-KOTE IMPERIAL, LTD., a Delaware corporation


                              By:
                                 -------------------------------------------
                                 Name:
                                      --------------------------------------
                                 Title:
                                       -------------------------------------


                              NU-KOTE IMAGING INTERNATIONAL, INC., a Delaware corporation


                              By:
                                 -------------------------------------------
                                 Name:
                                      --------------------------------------
                                 Title:
                                       -------------------------------------

                              PLEDGORS:

                              NU-KOTE HOLDING, INC., a Delaware corporation


                              By:
                                 -------------------------------------------
                                 Name:
                                      --------------------------------------
                                 Title:
                                       -------------------------------------


                              NU-KOTE INTERNATIONAL, INC., a Delaware
                              corporation


                              By:
                                 -------------------------------------------
                                 Name:
                                      --------------------------------------
                                 Title:
                                       -------------------------------------